UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

JACUZZI BRANDS, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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Merger Proposal — Your Vote Is Very Important

To the Stockholders of Jacuzzi Brands, Inc.:

You are cordially invited to attend the 2007 Annual Meeting of stockholders of Jacuzzi Brands, Inc. (the “Company”), which will be held on January 25, 2007 at 2:00 p.m. local time at the Hilton Palm Beach Airport, 150 Australian Avenue, West Palm Beach, Florida 33406.

On October 10, 2006, the board of directors of the Company approved, and on October 11, 2006, the Company entered into, a merger agreement (the “merger agreement”) with Jupiter Acquisition, LLC (“Parent”) and its wholly owned subsidiary, Jupiter Merger Sub, Inc. (“Merger Subsidiary”). Parent and Merger Subsidiary are entities affiliated with Apollo Fund VI, L.P., an affiliate of Apollo Management, L.P. If the merger is completed, the Company will become a wholly owned subsidiary of Parent, and you will be entitled to receive $12.50 in cash, without interest, for each share of the Company’s common stock that you own. A copy of the merger agreement is attached as Annex A to the accompanying Proxy Statement, and you are encouraged to read it in its entirety.

At the Annual Meeting, you will be asked to adopt the merger agreement and to elect directors, among other matters. After careful consideration, our board of directors has approved the merger agreement and determined that the merger and the merger agreement are advisable and in the best interests of the Company and its stockholders. Our Board of Directors recommends that you vote “FOR” the adoption of the merger agreement. In reaching its determination, our board of directors considered a number of factors, including the opinion of our financial advisor, which is attached as Annex B to the accompanying Proxy Statement, and which you are urged to read in its entirety.

The Proxy Statement attached to this letter provides you with information about the proposed merger and the Annual Meeting. I encourage you to read the entire Proxy Statement carefully. You may also obtain additional information about the Company from documents filed with the Securities and Exchange Commission.

Your vote is important.  The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote. If you fail to vote on the merger agreement, the effect will be the same as a vote against the adoption of the merger agreement. The completion of the merger is also subject to the satisfaction or waiver of other conditions, including obtaining clearance from regulatory agencies.

Whether or not you are able to attend the Annual Meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible. This action will not limit your right to vote in person if you wish to attend the Annual Meeting and vote in person. If you sign, date and send us your proxy but do not indicate how you want to vote, your proxy will be voted “FOR” the approval and adoption of the merger agreement and the merger. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote, in accordance with the voting instruction form furnished by your broker, bank or nominee.

Thank you for your cooperation and your continued support of the Company.

Sincerely,

Thomas B. Waldin
Chairman of the Board of Directors

This Proxy Statement is dated January 5, 2007 and is first being mailed to stockholders on or about January 5, 2007.

Notice of Annual Meeting of Stockholders
To Be Held on January 25, 2007

To the Stockholders of Jacuzzi Brands, Inc.:

The 2007 Annual Meeting of stockholders of Jacuzzi Brands, Inc., a Delaware corporation (the “Company”), will be held on January 25, 2007 at 2:00 p.m. local time at the Hilton Palm Beach Airport, 150 Australian Avenue, West Palm Beach, Florida 33406, for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 11, 2006, by and among the Company, Jupiter Acquisition, LLC, a Delaware limited liability company (“Parent”), and Jupiter Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, and the merger contemplated thereby, pursuant to which, upon the merger becoming effective, each share of the Company’s common stock, par value $0.01 per share, will be converted into the right to receive $12.50 in cash, without interest.

2. To elect three Class III directors to our Board of Directors, each for a term of three years.

3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2007.

4. To approve adjournments or postponements of the Annual Meeting, if necessary or appropriate, to permit the further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to adopt the merger agreement.

5. To transact any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only holders of record of the Company’s common stock, par value $0.01 per share, as of the close of business on December 11, 2006, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

You are cordially invited to attend the Annual Meeting in person.

Your vote is important regardless of the number of shares of the Company’s common stock that you own. The adoption of the merger agreement requires the approval of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon. The director nominees will be elected by a plurality of the votes cast. The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast. The proposal to adjourn or postpone the Annual Meeting, if necessary or appropriate, to permit the further solicitation of proxies requires the affirmative vote of a majority of the shares present and entitled to vote. Even if you plan to attend the Annual Meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the Annual Meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote in favor of the adoption of the merger agreement, in favor of each of our nominees for director, in favor of the proposal to adjourn or postpone the Annual Meeting, if necessary or appropriate, to permit the further solicitation of proxies, and in accordance with the recommendation of the board of directors on any other matters properly brought before the Annual Meeting for a vote.

If you fail to vote by proxy or in person, it will have the same effect as a vote against the adoption of the merger agreement, but will not affect the outcome of the vote regarding the election of directors, the ratification of the selection of the independent registered public accounting firm or the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to permit further solicitation of proxies. If you are a stockholder of record and do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Holders of the Company’s common stock are entitled to appraisal rights under the General Corporation Law of the State of Delaware in connection with the merger. See “Appraisal Rights,” beginning on page 56 of the Proxy Statement.

By Order of the Board of Directors,

Steven C. Barre
Secretary

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. GIVING YOUR PROXY NOW WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

SUMMARY

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. Accordingly, we urge you to carefully read this entire Proxy Statement and the Annexes to this Proxy Statement.

The Annual Meeting (page 9)

•	Date, Time, Place and Purpose. The Annual Meeting will be held on January 25, 2007 starting at 2:00 p.m., local time at the Hilton Palm Beach Airport, 150 Australian Avenue, West Palm Beach, Florida 33406. You will be asked to consider and vote upon proposals to adopt the merger agreement, to elect three Class III directors to serve on our Board of Directors, to ratify the selection of the Company’s independent registered public accounting firm, to adjourn or postpone the Annual Meeting, if necessary or appropriate, to permit the further solicitation of proxies, and to act on other matters and transact other business, as may properly come before the Annual Meeting.

•	Record Date. If you owned shares of the Company’s common stock at the close of business on December 11, 2006, the Record Date for the Annual Meeting, you are entitled to notice of, and to vote at, the Annual Meeting. You have one vote for each share of the Company’s common stock that you own on the Record Date.

•	Vote Required. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting. The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. The ratification of the selection of our independent registered public accounting firm and the proposal to adjourn or postpone the Annual Meeting, if necessary or appropriate, to permit further solicitation of proxies each requires the affirmative vote of a majority of the shares cast.

The Merger, Merger Consideration and Material Terms of the Merger Agreement

•	Structure (page 13). Merger Subsidiary, a wholly owned subsidiary of Parent, will be merged with and into the Company. The Company will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent.

•	Merger Consideration (page 41). Upon completion of the merger, each holder of shares of the Company’s common stock will be entitled to receive $12.50 in cash, without interest, for each share of the Company’s common stock. The aggregate merger consideration to be paid for the Company’s outstanding common stock and stock options is estimated to be approximately $990 million.

•	Cash-Out of Stock Options (page 43). Upon completion of the merger, each holder of an outstanding stock option will receive a payment equal to the number of shares of common stock subject to such option multiplied by the amount, if any, by which $12.50 exceeds the exercise price of the option.

•	Financing (page 51). Parent has provided the Company with an equity commitment letter from Apollo and debt commitment letters from Credit Suisse, Credit Suisse Securities (USA) LLC, Bank of America, N.A., Banc of America Securities LLC, UBS Loan Finance LLC and UBS Securities LLC that together will provide for approximately $1.4 billion of cash to finance its acquisition of the Company.

•	Recommendation of the Company’s Board of Directors (page 24). After careful consideration, the Company’s Board of Directors has determined that the merger agreement and the merger are advisable and in the best interests of the Company and its stockholders. Accordingly, the Company’s Board of Directors has approved the merger agreement and the merger and recommends that you vote for “FOR” the adoption of the merger agreement.

•	Opinion of the Company’s Financial Advisor (page 26). Lazard Frères & Co. LLC (“Lazard”) has delivered its opinion, dated October 11, 2006, to the Company’s Board of Directors that, as of that date and based upon and subject to various factors, assumptions and limitations set forth therein, the consideration to be paid to the holders of the Company’s common stock in the merger was fair to such holders from a financial point of view.

(i)

•	Conditions to the Merger (page 52). Completion of the merger is subject to satisfaction or waiver of a number of conditions, including, among others, approval of the merger agreement by the Company’s stockholders, receipt of all required regulatory approvals, accuracy of each party’s representations and warranties in the merger agreement and the performance of each party’s obligations under the merger agreement, the absence of any material adverse effect on the Company since October 11, 2006, and receipt by Parent of the proceeds of the financings pursuant to the debt commitment letters.

•	Effective Time of the Merger (page 41). The Company and Parent anticipate completing the merger by February 15, 2007, subject to satisfaction of the conditions described above.

•	Termination (page 53). The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the Annual Meeting, by mutual consent of the parties or:

•	by either party if: (i) the merger is not consummated on or before February 15, 2007; (ii) the consummation of the merger would violate any non-appealable final order, decree or judgment of any governmental entity having competent jurisdiction; (iii) the Company’s stockholders do not approve the merger at the Annual Meeting; or (iv) the other party breaches or fails to perform any representation, warranty or covenant contained in the merger agreement that (a) would result in the failure of the related condition to close and (b) is incurable by February 15, 2007.

•	by Parent if: (i) the Board approves, endorses or recommends, or determines to approve, endorse or recommend, an alternative acquisition proposal or fails to make, withdraws or modifies in a manner adverse to Parent or Merger Subsidiary its recommendation that the Company’s stockholders vote for approval and adoption of the merger agreement and the merger; (ii) the Company enters into, or announces its intention to enter into, a definitive agreement or an agreement in principle with respect to an alternative acquisition proposal that is a superior proposal; or (iii) the Company materially breaches its covenants contained in the merger agreement that relate to the non-solicitation of alternative proposals.

•	by the Company, if the Board approves and authorizes the Company, in compliance with the terms of the merger agreement, to enter into a written agreement to effect an alternative acquisition proposal that is a superior proposal; provided that: (i) at least four business days prior to such termination, the Company notifies Parent in writing of its intention to terminate the merger agreement and to enter into such agreement, and attaches the most current version of such agreement and a description of its material terms and conditions to such notification; and (ii) Parent does not, within such four-business-day period, make an irrevocable unconditional offer to adjust the terms and conditions of the merger agreement such that the modified merger agreement is at least as favorable to the Company’s stockholders as the alternative superior proposal.

•	Termination Fee and Expenses (page 54). The Company will be required to pay a termination fee of $25 million in cash if the merger agreement is terminated under certain circumstances, including, among others, if the Board authorizes the Company to enter into a written agreement to effect a superior proposal or the Board approves an alternative acquisition proposal or fails to make, withdraws or modifies in a manner adverse to Parent its recommendation that the Company’s stockholders approve the merger. If the merger agreement is terminated under certain circumstances, the Company will be required to reimburse Parent for its expenses up to $6 million. Any expenses for which Parent is reimbursed by the Company will be deducted from any termination fee payable to Parent.

•	Appraisal Rights (page 56). Under Delaware law, if you do not vote for adoption of the merger agreement and prior to the adoption of the merger agreement at the Annual Meeting you make a written demand and you strictly comply with the other statutory requirements of the General Corporation Law of the State of Delaware, you may elect to receive, in cash, the fair value of your shares of stock, as determined by the Delaware Court of Chancery, in lieu of the $12.50 per share merger consideration.

•	Interests of Certain Persons in the Merger (page 33). The Company’s directors and executive officers have interests in the merger that may be in addition to, or different from, the interests of the Company’s stockholders. For example, if the merger is completed, certain indemnification arrangements for the Company’s directors and officers will be continued. The Company’s executive officers are also generally entitled to severance payments, the continuation of certain benefits and the acceleration of certain benefits in the event that their employment is terminated under certain circumstances in connection with the merger.

(ii)

JACUZZI BRANDS, INC.

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

ANNEXES

Annex A	Agreement and Plan of Merger
Annex B	Opinion of Lazard Frères & Co. LLC
Annex C	Section 262 of the General Corporation Law of the State of Delaware

JACUZZI BRANDS, INC.

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER

The Annual Meeting

Why did I receive this Proxy Statement?

The Board of Directors of Jacuzzi Brands, Inc., a Delaware corporation (the “Company,” “we” or “us”), is soliciting proxies for the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on January 25, 2007 at 2:00 p.m. local time at the Hilton Palm Beach, 150 Australian Avenue, West Palm Beach, Florida 33406, and at any postponement or adjournment thereof. When we ask for your proxy, we must provide you with a Proxy Statement that contains certain information specified by law. This Proxy Statement summarizes the information you need to vote at the Annual Meeting.

We are mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card and voting instructions card to stockholders on or about January 5, 2007. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2006, including financial statements, is enclosed herewith. We will furnish any exhibit to our Annual Report on Form 10-K upon request by a stockholder directed to Jacuzzi Brands, Inc., 777 S. Flagler Drive, Suite 1100 West, West Palm Beach, Florida 33401, Attention: Secretary, for a fee limited to our reasonable expenses in furnishing such exhibits.

What will I vote on?

You will be asked to vote on the following proposals:

•	to adopt the Agreement and Plan of Merger, dated as of October 11, 2006 (the “merger agreement”), among the Company, Jupiter Acquisition, LLC, a Delaware limited liability company (“Parent”), and its wholly owned subsidiary, Jupiter Merger Sub, Inc., a Delaware corporation (“Merger Subsidiary”);

•	to elect three Class III directors to serve on our Board of Directors;

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2007;

•	to approve the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to permit the further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to adopt the merger agreement; and

•	to act on other matters and transact such other business, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Will there be any other items of business on the agenda?

We do not expect any other items of business at the Annual Meeting. Nonetheless, if there is an unforeseen need, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be brought before the Annual Meeting.

How does the Company’s Board of Directors recommend that I vote on the proposals?

Our Board of Directors recommends that you vote:

•	“FOR” the proposal to adopt the merger agreement;

•	“FOR” the election of each of the nominees for director;

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2007; and

•	“FOR” adjournment or postponement of the Annual Meeting, if necessary or appropriate, to permit the further solicitation of proxies.

Who is entitled to vote?

Stockholders as of the close of business on December 11, 2006 (the “Record Date”) may vote at the Annual Meeting.

How many votes do I have?

You have one vote for each share of common stock you hold on the Record Date.

How do I vote?

You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so we will know as soon as possible that enough votes will be present for us to hold the Annual Meeting on the scheduled date. If you attend the Annual Meeting in person, you may vote and your earlier proxy will not be counted.

How do I vote my shares in the Jacuzzi Brands, Inc. Retirement Savings & Investment Plan?

You may instruct the Trustee of the Jacuzzi Brands, Inc. Retirement Savings & Investment Plan (the “401(k) Plan”) on how to vote your shares in the 401(k) Plan by completing the accompanying voting instruction card. Your card must be duly signed and received by January 22, 2007. The Trustee will vote the number of shares for which no instructions are received in the same proportion as those shares in the 401(k) Plan for which instructions have been received.

The total number of shares in the 401(k) Plan as of the Record Date represents approximately 1.1% of the shares of common stock outstanding on the Record Date. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

If you also own shares outside of the 401(k) Plan, you must return both the proxy card and the voting instruction card as indicated on those cards.

Can I change my vote?

Yes. If you are a stockholder of record, you have the right to revoke your proxy at any time before the Annual Meeting by: (1) sending an appropriate written notice to Jacuzzi Brands, Inc., 777 South Flagler Drive, Suite 1100 West, West Palm Beach, Florida 33401, Attention: Secretary, or (2) delivering a later-dated proxy in writing. You may also revoke your proxy by voting in person at the Annual Meeting.

If you are a beneficial owner (that is, if your shares are held for you in “street name” by your bank, broker or other holder of record) please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your proxy.

What are the costs of soliciting these proxies and who will pay them?

We will pay all costs of soliciting these proxies. Officers and regular employees of ours may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, e-mail or facsimile. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of the Company’s common stock.

In addition, the Company has retained Georgeson Inc. to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $125,000 plus expenses relating to the solicitation.

How many votes are required for the approval of each item?

Adoption of the Merger Agreement — The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is required in order to adopt the merger agreement. Abstentions and broker non-votes will have the same effect as a vote “against” the adoption of the merger agreement.

Election of Directors — The three nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected. Abstentions and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes against a nominee.

Ratification of Independent Registered Public Accounting Firm — The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of our independent registered public accounting firm for fiscal 2007. Abstentions will have the same effect as a vote “against” the ratification. Broker non-votes will not be counted as either “for” or “against” the ratification, but will reduce the number of shares needed for a majority decision.

Adjournment or Postponement of Meeting — The affirmative vote of the holders of a majority of the votes cast is required to adjourn or postpone the 2007 Annual Meeting, if necessary or appropriate, to permit the further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to adopt the merger agreement. Abstentions will have the same effect as a vote “against” the proposal to adjourn or postpone the Annual Meeting. Broker non-votes will not be counted as either “for” or “against” the proposal to adjourn or postpone the Annual Meeting, but will reduce the number of shares needed for a majority decision.

What constitutes a quorum for the Annual Meeting?

A quorum is necessary to conduct business at the Annual Meeting. A quorum requires the presence at the Annual Meeting of a majority of the outstanding shares on the Record Date entitled to vote, in person or represented by proxy. You are part of the quorum if you have voted by proxy. As of the Record Date, 77,620,562 shares of the Company’s common stock were issued and outstanding.

Are abstentions and broker non-votes part of the quorum? What are broker non-votes?

Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the Annual Meeting for purposes of determining a quorum.

Broker non-votes.  If your shares are held by a broker, the broker may require your instructions in order to vote your shares. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen depending on the type of proposal. For the election of directors and the ratification of the appointment of our independent registered public accounting firm, the broker may vote your shares in its discretion. For the approval of certain proposals, including the adoption of the merger agreement, the broker is not permitted to vote your shares at all. When that happens, it is called a “broker non-vote.” Broker non-votes will have the same effect as a vote “against” the adoption of the merger agreement.

Who will count the vote?

Votes at the Annual Meeting will be counted by an independent inspector of election appointed by the Board.

What if I don’t vote for some or all of the matters listed on my proxy card?

If you are a registered stockholder and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:

•	“FOR” the proposal to adopt the merger agreement;

•	“FOR” the election of each of the nominees for director;

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2007; and

•	with respect to any other matter that may properly come before the Annual Meeting, including adjourning or postponing the Annual Meeting, if necessary or appropriate, to permit the further solicitation of proxies in favor or the approval and adoption of the merger agreement and the merger (in the event that there are not sufficient votes for such approval and adoption), in the discretion of the persons voting the respective proxies.

How do I submit a stockholder proposal for the 2008 Annual Meeting?

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the merger is not completed, we expect to hold our 2008 Annual Meeting of Stockholders. If you intend to present a proposal for action at our 2008 Annual Meeting of Stockholders and wish to have such proposal considered for inclusion in our proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), you must submit the proposal in writing and we must receive it by September 6, 2007. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission (the “SEC”) relating to stockholder proposals. Our by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board.

What is “householding”?

We have adopted “householding,” a procedure under which beneficial owners who have the same address and last name will receive only one copy of our Annual Report and Proxy Statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces duplicate mailings and thus reduces our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

What if I want to receive a separate copy of the Proxy Statement?

We will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholders residing at an address to which only one copy was mailed. Additionally, stockholders residing at the same address and currently receiving only one copy of the Proxy Statement may request multiple copies of the Proxy Statement in the future. Either of these requests should be directed to Investor Relations by phone at (561) 514-3850, by mail to Jacuzzi Brands, Inc., 777 S. Flagler Drive, Suite 1100 West, West Palm Beach, Florida 33401 or by e-mail to ir@jacuzzibrands.com.

Where can I find the voting results?

We will publish the voting results in our Form 10-Q following the Annual Meeting. To view it online, go to our website at www.jacuzzibrands.com, and click on the SEC Filings link.

What should I do if I want to attend the Annual Meeting?

All of our stockholders may attend the Annual Meeting. The Annual Meeting will be held at the Hilton Palm Beach Airport, 150 Australian Avenue, West Palm Beach, Florida 33406 and will begin promptly at 2:00 p.m. (EST). You may be asked to present photo identification before being admitted to the Annual Meeting. If you have questions about attending the Annual Meeting, you may call Investor Relations at (561) 514-3850.

Can a stockholder communicate directly with the Board? If so, how?

The Board provides a process for you to send communications to the Board or any of the directors. You may send written communications to the Board or any of the directors c/o Office of the General Counsel, Jacuzzi Brands, Inc., 777 S. Flagler Drive, Suite 1100 West, West Palm Beach, Florida 33401. All communications will be compiled by the Office of the General Counsel and submitted to the Board or the individual directors on a periodic basis.

The Merger

What is the proposed transaction?

The proposed transaction is the acquisition of the Company by Parent pursuant to the merger agreement. In the merger, Merger Subsidiary will merge with and into the Company, and the Company will be the surviving corporation. When the merger is completed, the Company will cease to be a publicly traded company and will instead become a wholly owned subsidiary of Parent. Parent and Merger Subsidiary are entities affiliated with Apollo Fund VI, L.P., an affiliate of Apollo Management, L.P. (collectively, “Apollo”).

If the merger is completed, what will I be entitled to receive for my shares of the Company’s common stock and when will I receive it?

Upon completion of the merger, you will be entitled to receive $12.50 in cash, without interest, for each share of the Company’s common stock that you own. For example, if you own 100 shares of the Company’s common stock, you will be entitled to receive $1,250.00 in cash in exchange for your shares of the Company’s common stock. In addition, if you hold options to acquire shares of the Company’s common stock immediately prior to the effective time of the merger, all such options that are not exercised prior to the merger will be cancelled and, upon consummation of the merger, you will be entitled to receive a cash payment equal to the amount, if any, by which $12.50 exceeds the exercise price for each share of the Company’s common stock underlying the options. Similarly, upon consummation of the merger, all restricted stock awards granted by us pursuant to any of our equity or incentive compensation plans, agreements or arrangements with respect to which shares of the Company’s common stock remain unvested or awarded but unissued as of the effective time of the merger, will be cancelled and the holder of each such award will be entitled to receive a cash payment equal to $12.50, without interest, for each share of the Company’s common stock subject to such award. In the case of compensatory stock options and restricted stock awards, any such cash payment will be reduced by any required federal, state, local and foreign withholding taxes.

At the election of any holder of the Company’s common stock who maintains a registered address in the United Kingdom (a “U.K. Stockholder”), the paying agent will make payment of the merger consideration to such holder in Great Britain pounds sterling (“GBP”), rather than in United States dollars (“USD”). The merger consideration will be converted from USD into GBP at the spot rate in effect as of the effective time of the merger. If you are a U.K. Stockholder that would like to participate in this program, you must make the election to receive your merger consideration in GBP on or prior to the date of the Annual Meeting by checking the appropriate box on your proxy card and returning the proxy card in accordance with the voting instructions.

After the merger closes, Parent will arrange for a letter of transmittal to be sent to each of our stockholders. The merger consideration will be paid to each stockholder once that stockholder submits the letter of transmittal, properly endorsed Jacuzzi Brands, Inc. stock certificates and any other required documentation.

Am I entitled to appraisal rights?

Yes. Under the General Corporation Law of the State of Delaware, holders of the Company’s common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the adoption of the merger agreement and they comply with the Delaware law procedures explained in this proxy statement. This appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the merger agreement. For additional information about appraisal rights, see “Appraisal Rights,” beginning on page 56 of this Proxy Statement.

Why is the Company’s Board recommending the merger?

Our Board believes that the merger and the merger agreement are advisable and in the best interests of the Company and its stockholders and recommends that you vote “FOR” the adoption of the merger agreement. To review our Board’s reasons for recommending the merger, see the sections entitled “The Merger — Reasons for the Merger,” beginning on page 23 of this Proxy Statement and “The Merger — Recommendation of the Company’s Board of Directors,” beginning on page 24 of this Proxy Statement.

Will the merger be a taxable transaction to me?

The merger will be a taxable transaction to stockholders for U.S. federal income tax purposes. If you are a U.S. holder of the Company’s common stock, you will recognize gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares. Such gain or loss will be capital gain or loss if you held your shares as capital assets, and will be long-term capital gain or loss if you have held your shares for more than one year as of the date of the merger. If you are a U.S. holder of compensatory stock options or unvested or unissued restricted stock awards (for which you did not make a timely election under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to the Company’s common stock, in each case granted in connection with the performance of services to the Company, you will recognize ordinary income equal to the amount of the cash payment, if any, that you receive upon cancellation of such compensatory stock options or restricted stock awards. If you are a non-U.S. holder of the Company’s common stock, the merger will generally not be subject to U.S. federal income tax unless you have certain connections to the United States. See the section entitled “Material U.S. Federal Income Tax Consequences,” beginning on page 38 of this Proxy Statement for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor regarding the specific tax consequences of the merger, including the federal, state, local and/or non-U.S. tax consequences to you.

When is the merger expected to be completed?

We are working towards completing the merger as soon as possible. We currently expect to complete the merger as soon as possible after the Annual Meeting and after all the conditions to the merger are satisfied or waived, including stockholder adoption of the merger agreement at the Annual Meeting and a number of other closing conditions required under the merger agreement. See the sections entitled “Proposal 1 — The Merger Agreement — General,” beginning on page 41 of this Proxy Statement and “Proposal 1 — The Merger Agreement — Conditions to the Merger,” beginning on page 52 of this Proxy Statement.

Should I send in my stock certificates now?

No. Shortly after the merger is completed, you will receive a letter of transmittal from the exchange agent with written instructions for exchanging your stock certificates. You must return your stock certificates as described in the instructions. You will receive your cash payment as soon as practicable after the exchange agent receives your stock certificates and any completed documents required in the instructions. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

What will happen to the directors who are up for election if the merger agreement is adopted?

If the merger agreement is adopted by our stockholders and the merger is consummated, our directors will no longer be directors of the surviving corporation after the consummation of the merger. Our current directors, including those elected at the Annual Meeting, will serve only until the merger is consummated.

What should I do if I have questions?

If you have more questions about the Annual Meeting, the merger or this Proxy Statement, or would like additional copies of this Proxy Statement or the proxy card or voting instructions card, you should contact Georgeson Inc., our proxy solicitor, toll-free at (866) 785-7397 (stockholders outside the U.S. please call collect at (212) 805-7144) or the Company at Jacuzzi Brands, Inc., 777 S. Flagler Drive, Suite 1100 West, West Palm Beach, Florida 33401, Attention: Investor Relations, (561) 514-3850 or by e-mail at ir@jacuzzibrands.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of each of the Company and Parent, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this Proxy Statement, including, among others, under the headings “Summary,” “The Merger” and “Opinion of the Company’s Financial Advisor,” and in statements containing the words “believes,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. For each of these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the actual results or developments the Company anticipates will be realized, or even if realized, that they will have the expected effects on the business or operations of each of the Company and Parent. These forward-looking statements speak only as of the date on which the statements were made. In addition to other factors and matters contained or incorporated in this document, the Company believes the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	general economic conditions;

•	volatility in the stock markets;

•	intensified competitive pressures in the markets in which the Company competes;

•	the satisfaction of the conditions to consummate the merger, including the adoption of the merger agreement by our stockholders;

•	receipt of necessary approvals under applicable antitrust laws;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the outcome of any legal proceeding that may be instituted against us and others following the announcement of the merger agreement;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	the effect of the announcement of the merger on our customer relationships, operating results and business generally, including the ability to retain key employees; and

•	other risks related to our business that are described in our public filings (see “Where You Can Find More Information,” beginning on page 84 of this Proxy Statement).

These and other important factors are detailed in various SEC filings made periodically by the Company, particularly its latest report on Form 10-K, copies of which are available from the Company without charge. Please review such filings and do not place undue reliance on these forward-looking statements.

You should consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by the Company or persons acting on the Company’s behalf. The Company does not undertake any obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances that occur after the date of this Proxy Statement or to reflect the occurrence of unanticipated events.

THE ANNUAL MEETING

The Company is furnishing this Proxy Statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the Annual Meeting.

Date, Time and Place

We will hold the Annual Meeting on January 25, 2007, at 2:00 p.m., local time, at the Hilton Palm Beach Airport, 150 Australian Avenue, West Palm Beach, Florida 33406.

Purpose of the Annual Meeting

At the Annual Meeting, we are asking holders of record of the Company’s common stock to consider and vote on the following proposals:

•	the adoption of the merger agreement (see “The Merger,” beginning on page 13 of this Proxy Statement and “Proposal 1 — The Merger Agreement” beginning on page 41 of this Proxy Statement);

•	the election of three Class III directors to serve on our Board of Directors, each for a term of three years (see “Proposal 2 — Election of Directors,” beginning on page 60 of this Proxy Statement);

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2007 (see “Proposal 3 — Ratification of the Appointment of the Independent Registered Accounting Firm,” beginning on page 82 of this Proxy Statement);

•	the approval of the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to permit the further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to adopt the merger agreement (see “Proposal 4 — Adjournment or Postponement of the Annual Meeting,” beginning on page 83 of this Proxy Statement); and

•	such other matters and transaction of such other business, as may properly come before the Annual Meeting.

Record Date; Stockholders Entitled to Vote; Quorum

The holders of record of shares of the Company’s common stock as of the close of business on December 11, 2006, which is the Record Date for the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting.

On the Record Date, there were 77,620,562 shares of the Company’s common stock outstanding held by approximately 16,330 stockholders of record. Holders of more than 50% of the shares of the Company’s common stock issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting to constitute a quorum to transact business at the Annual Meeting. Both abstentions and broker “non-votes” will be counted as present for purposes of determining the existence of a quorum. In the event that a quorum is not present at the Annual Meeting, we currently expect that we will adjourn or postpone the Annual Meeting to solicit additional proxies.

Vote Required

Set forth below are the votes required in order to adopt, effect or ratify the following proposals:

•	Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock outstanding on the Record Date and entitled to vote at the Annual Meeting;

•	The election of the three nominees for director requires a plurality of the votes cast at the Annual Meeting in person or by proxy;

•	The ratification of the appointment of the Company’s independent registered public accounting firm for fiscal 2007 requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting; and

•	The adjournment or postponement of the Annual Meeting, if necessary or appropriate, to permit the further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to adopt the merger agreement, requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

Each holder of a share of the Company’s common stock is entitled to one vote per share. Failure to vote your proxy (by returning a properly executed proxy card) or to vote in person will have the same effect as a vote “AGAINST” adoption of the merger agreement, but will not affect the outcome of the vote regarding the election of directors, the ratification of the selection of our independent registered public accounting firm or the adjournment or postponement, if necessary or appropriate, to permit further solicitation of proxies.

Brokers or other nominees who hold shares of the Company’s common stock in “street name” for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares for non-routine matters in the absence of specific instructions from those customers. These non-voted shares of the Company’s common stock will not be counted as votes cast or shares voting and will have the same effect as votes “AGAINST” adoption of the merger agreement, but will not affect the outcome of the vote regarding the election of directors, the ratification of the selection of our independent registered public accounting firm or the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to permit further solicitation of proxies.

Voting

Stockholders may vote their shares by attending the Annual Meeting and voting their shares of the Company’s common stock in person, or by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope. All shares of the Company’s common stock represented by properly executed proxies received in time for the Annual Meeting will be voted at the Annual Meeting in the manner specified by the holder. If a written proxy card is signed by a stockholder and returned without instructions, the shares of the Company’s common stock represented by the proxy will be voted “FOR” the adoption of the merger agreement, the election of directors, the ratification of the selection of our independent registered public accounting firm and the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to permit further solicitation of proxies.

Stockholders who hold their shares of the Company’s common stock in “street name,” meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their shares of the Company’s common stock how to vote their shares or obtain a legal proxy from the record holder to vote their shares at the Annual Meeting.

Revocability of Proxies

You can revoke your proxy at any time before it is voted at the Annual Meeting by:

•	giving written notice of revocation to any of the persons named as proxies or to the Secretary of the Company;

•	submitting another properly completed proxy bearing a later date; or

•	voting in person at the Annual Meeting.

If your shares of the Company’s common stock are held in the name of a bank, broker, trustee or other holder of record, you must follow the instructions of your broker or other holder of record to revoke a previously given proxy. If your broker or nominee allows you to submit a proxy by telephone or through the Internet, you may be able to change your vote by submitting a proxy again by telephone or through the Internet.

Solicitation of Proxies

In addition to solicitation by mail, the Company’s directors, officers and employees may solicit proxies by telephone, other electronic means or in person. These people will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this Proxy Statement to the beneficial owners of shares of the Company’s common stock and in obtaining voting instructions from those owners. The Company will pay the costs of this proxy solicitation, including all expenses of filing, printing and mailing this Proxy Statement.

The Company has retained Georgeson Inc. to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $125,000 plus expenses relating to the solicitation.

Other Business; Adjournment

We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this Proxy Statement. If other matters do properly come before the Annual Meeting, we intend that shares of the Company’s common stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card.

In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the Annual Meeting. Any adjournment or postponement may be made without notice by an announcement made at the Annual Meeting by the chairman of the meeting. If the persons named as proxies on the proxy card are asked to vote for one or more adjournments or postponements of the Annual Meeting for matters incidental to the conduct of the Annual Meeting, such persons will have the authority to vote in their discretion on such matters. However, if the persons named as proxies on the proxy card are asked to vote for one or more adjournments or postponements of the Annual Meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to adopt the merger agreement, they will only have the authority to vote on such matter as instructed by you or your proxy or, if no instructions are provided, in favor of such adjournment or postponement. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already granted their proxies to revoke them at any time prior to their use.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Annual Meeting, please contact:

Jacuzzi Brands, Inc.
777 S. Flagler Drive, Suite 1100 West
West Palm Beach, Florida 33401
(561) 514-3838
Attention: Diana Burton, Vice President — Investor Relations
E-mail: ir@jacuzzibrands.com

or

Georgeson Inc.
17 State Street
New York, New York 10004
Toll-free in the U.S. at (866) 785-7397
Stockholders outside the U.S. please call collect at (212) 805-7144.

THE PARTIES TO THE MERGER

Jacuzzi Brands, Inc.
777 South Flagler Drive, Suite 1100 West
West Palm Beach, Florida 33401
(561) 514-3838

Jacuzzi Brands, Inc., a corporation organized under the laws of the State of Delaware, is, through its subsidiaries, a global manufacturer and distributor of branded bath and plumbing products for the residential, commercial and institutional markets. These include whirlpool baths, spas, showers, sanitary ware and bathtubs, as well as professional grade drainage, water control, commercial faucets and other plumbing products. The Company’s products are marketed under a portfolio of brand names, including JACUZZI®, SUNDANCE®, ZURN® and ASTRACAST®. The Company’s headquarters is located in West Palm Beach, Florida. The Company’s common stock is listed on the NYSE under the symbol “JJZ.”

Jupiter Acquisition, LLC
c/o Apollo Management VI, L.P.
10250 Constellation Blvd.
Suite 2900
Los Angeles, CA 90067
(212) 515-3237

Jupiter Acquisition, LLC, a limited liability company organized under the laws of the State of Delaware, was formed on September 27, 2006 for the sole purpose of completing the merger with Jacuzzi Brands, Inc. and arranging the related financing transactions. Jupiter Acquisition, LLC is affiliated with Apollo Fund VI, L.P., an affiliate of Apollo Management, L.P. Jupiter Acquisition, LLC has not engaged in any business except in anticipation of the merger.

Apollo Management, L.P., founded in 1990, is a leader in private equity, debt and capital markets investing. Since its inception, Apollo has invested over $16 billion in companies representing a wide variety of industries, both in the U.S. and internationally. Apollo is currently investing in its sixth private equity fund, Apollo Investment Fund VI, L.P., which, along with related co-investment entities, represents approximately $12 billion of new capital.

Jupiter Merger Sub, Inc.
c/o Apollo Management VI, L.P.
10250 Constellation Blvd.
Suite 2900
Los Angeles, CA 90067
(212) 515-3237

Jupiter Merger Sub, Inc., a corporation organized under the laws of the State of Delaware, is a wholly owned subsidiary of Jupiter Acquisition, LLC. Jupiter Merger Sub, Inc. was formed exclusively for the purpose of effecting the merger.

THE MERGER

The following is a description of the material aspects of the merger. While we believe that this description covers the material terms of the merger, it may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement in order to fully understand the merger. The merger agreement is attached as Annex A to this Proxy Statement. We urge you to read carefully the full text of the merger agreement. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement.

General; Certain Effects of the Merger

If the merger agreement is adopted by the Company’s stockholders and the other conditions to the closing of the merger are either satisfied or waived, Merger Subsidiary will be merged with and into the Company, and the Company will be the surviving corporation. When the merger is completed, the Company will cease to be a publicly traded company and will instead become a wholly owned subsidiary of Parent.

Upon completion of the merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held in the Company’s treasury or owned by any subsidiary of the Company or by Parent or held by a stockholder who has not voted in favor of the merger or consented to the merger in writing and who has demanded appraisal for such shares in accordance with the General Corporation Law of the State of Delaware, until such time as such holder fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under the General Corporation Law of the State of Delaware) will be converted into the right to receive $12.50 in cash, without interest.

The merger agreement provides that at the effective time of the merger, each option to purchase shares of the Company’s common stock, including those options held by our directors and executive officers, that is outstanding at the effective time of the merger will terminate at the effective time of the merger in exchange for a payment equal to the number of shares of the Company’s common stock subject to such option multiplied by the amount, if any, by which $12.50 exceeds the exercise price of the option. The merger agreement further provides that as of the effective time of the merger, all restricted stock awards granted by the Company pursuant to any of the Company’s equity or incentive compensation plans, agreements or arrangements with respect to which shares of the Company’s common stock remain unvested or awarded but unissued as of the effective time of the merger will be cancelled and the holder of each such award will receive from Parent or the surviving company, at or promptly after the effective time of the merger, an amount in cash, without interest, equal to $12.50 for each share of the Company’s common stock subject to such award. In each case, any such payment will be reduced by any required federal state, local and foreign withholding taxes.

At the effective time of the merger, the Company’s current stockholders will cease to have ownership interests in the Company or rights as the Company’s stockholders. Therefore, the Company’s current stockholders will not participate in any of the Company’s future earnings or growth and will not benefit from any appreciation in the Company’s value.

The Company’s common stock is currently registered under the Exchange Act and is listed on the NYSE under the symbol “JJZ.” As a result of the merger, the Company will no longer be a publicly traded company and there will be no public market for the Company’s common stock. After the merger, the Company’s common stock will cease to be listed on the NYSE, and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of the Company’s common stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with stockholders’ meetings, no longer applicable to the Company. After the effective time of the merger, the Company will also no longer be required to file periodic reports with the SEC on account of the Company’s common stock.

At the effective time of the merger, the Company’s certificate of incorporation will be amended in its entirety to be as set forth in Exhibit A to the merger agreement. In addition, the by-laws of Merger Subsidiary, as in effect immediately prior to the effective time of the merger, will become the by-laws of the surviving corporation. At the effective time of the merger, the directors of Merger Subsidiary will become the directors of the surviving corporation; however, the officers of the Company at the effective time will remain the officers of the surviving corporation.

Background of the Merger

Historical Background

In October 2004, the Board of Directors commenced a strategic review of the Company’s business and operations and reviewed a report prepared by the Boston Consulting Group regarding the Company’s operations and business strategies. At this time, the Board of Directors also determined to seek a buyer for the Company’s non-core Rexair (vacuum-cleaner) business and to review how best to redeploy proceeds from any sale of Rexair, including through potential acquisitions by the Company . As a result of the proposed sale of Rexair, the Board determined to analyze and discuss several alternative strategies for the Company. These alternative strategies included acquisitions to increase the size of the Company’s bath products business (“Jacuzzi Bath”) and/or its Zurn Industries, Inc. subsidiary (the plumbing products business or “Zurn”), the sale of Jacuzzi Bath to focus the Company on Zurn, the sale of Zurn, the sale of the Company as a whole and a recapitalization of the Company (which included refinancing the Company’s debt and repurchasing shares of the outstanding common stock). In December 2004, as part of this analysis and discussion, the Company asked Lazard to prepare a review of the Company’s strategic business plan, potential acquisition strategies and these other strategic alternatives for the Board of Directors, which was scheduled to meet in early February 2005.

At the meeting of the Board of Directors in February 2005, after receiving Lazard’s presentation and discussing current industry conditions and the Company’s operating facilities and cost structures, as well as the report prepared by the Boston Consulting Group, the Company’s Board authorized its Chairman and Lazard, with oversight by the Board’s Finance Committee, to gauge the potential interest of prospective buyers in the Company, Jacuzzi Bath or Zurn through discreet approaches to a number of strategic and financial parties. As a result, various parties were approached by Lazard, and eight prospective buyers received summary non-public financial information on the Company: Apollo and Companies A, B, C, D, E, F and G. (We cannot identify these companies by name due to the Company’s confidentiality obligations.) Companies A, B, C, F and G declined to further explore a transaction opportunity with the Company.

With respect to the financial buyers contacted, Apollo, with whom the Company had some recent contact as part of a potential acquisition opportunity, indicated interest and was permitted to conduct some preliminary due diligence to arrive at an indicative valuation for the Company as a whole. After preliminary due diligence, Apollo concluded that it would be unable to provide a premium acceptable to the Board of Directors over the then current share price (approximately $9.00 — $10.50 over the due diligence period).

Of the strategic parties contacted, Company D was the only one to demonstrate interest in acquiring the Company as a whole (the other strategic parties either had no interest in the Company or had interest only in certain pieces, particularly in Zurn). The Company’s Chairman and the Chair of the Board’s Finance Committee held high-level discussions with Company D’s Chairman and senior management, during which Company D indicated a strong interest in pursuing an acquisition and requested an initial round of due diligence, including a meeting with management to discuss the Company’s operations.

In early April 2005, a team of Company D senior managers visited the Company’s headquarters and held two days of meetings to discuss the Company’s operations, financial performance and legal position (particularly regarding the Company’s potential asbestos exposure related to Zurn). Shortly thereafter, Company D’s senior management reaffirmed Company D’s interest in pursuing a transaction involving the whole Company and proposed a two-month period of in-depth due diligence with a view toward executing a definitive merger agreement by the end of June 2005.

Company D undertook a full review of the Company, including an extensive schedule of site visits, a review of environmental and other legacy liabilities of the Company, access to a comprehensive electronic data room and meetings with management to discuss the Company’s operations and financial performance.

In parallel, the Company was holding discussions with Company E regarding its European Bath operations (Company E had in past years indicated interest in portions of Jacuzzi Bath and had over time had dialogue with the Company’s Chairman regarding potential opportunities). In May 2005, Company E presented a preliminary proposal valuing the Company’s European and Asian Bath operations at €250 — €290 million. The preliminary proposal was subject to further due diligence.

In early May 2005, the Company publicly announced the sale of its Rexair subsidiary and, more broadly, the intention of the Company’s Board to review its strategic alternatives with the assistance of Lazard. This announcement, coupled with the announced sale later that month of the Company’s Eljer bath subsidiary (a line of ceramic, composite and iron sanitary ware), led to intensifying market speculation that the Company was considering a possible strategic transaction or merger, leading to a material increase in share price.

Later in May 2005, the Company solicited indications of interest for the entire Company in order to provide a framework around which to evaluate a potential proposal from Company D, which was continuing to perform its diligence. At the Board’s request, Lazard contacted the following parties and provided them with summary financial information: Companies H, I and J. (We cannot identify these companies by name due to the Company’s confidentiality obligations.) These parties either declined to make an offer or offered an “at market” value for the Company. In addition, following its inquiry regarding the process, Company K was invited to submit a proposal for the Jacuzzi Bath business and was provided with preliminary non-public information regarding the business.

Throughout the quarter ending June 30, 2005, the financial results for Jacuzzi Bath were deteriorating and failing to meet management’s earlier expectations.

In early June 2005, Company D’s senior management communicated to the Company’s Chairman that, although it was still interested in the Company from a strategic standpoint, it would be unable to pay a premium price for the Company. Company D’s financial advisors indicated that the Company’s then current valuation in the public market and its declining financial forecasts had contributed to the decision.

During June 2005, at the Company’s request, Lazard was asked to provide the most updated financial forecasts (prepared in June 2005) to Company I and Company K, which were asked to submit revised proposals for Jacuzzi Bath. In addition, Company L, which had recently purchased a competitor of Jacuzzi Bath, indicated interest in Jacuzzi Bath with a valuation range of $575 to $650 million. The Company decided not pursue a transaction with Company L because it believed that a more attractive transaction was available by selling the European and Asian operations of Jacuzzi Bath to Company E, as described below, and selling the North and South American operations of Jacuzzi Bath to Company I. After Company E determined not to make an offer for the European and Asian operations of Jacuzzi Bath, the Company did not re-open negotiations with Company L because by that time the financial results of Jacuzzi Bath had further deteriorated and the Company did not see any benefit in further disclosing the operations of Jacuzzi Bath to a competitor. Accordingly, the Board decided to focus on stabilizing Jacuzzi Bath’s operations.

Company I had initially indicated a valuation range of $500 to $550 million for Jacuzzi Bath, but soon indicated to Lazard that it would have difficulty making an offer even at the low end of that range. The Company believed that this indication of interest was too low relative to other indications of interest in Jacuzzi Bath, and as a result, Lazard encouraged Company I to submit a proposal to acquire Jacuzzi Bath’s North and South American operations in light of the potentially attractive indication of interest from Company E to acquire Jacuzzi Bath’s European and Asian operations, as further described below. After Company E determined not to make an offer for Jacuzzi Bath’s European and Asian operations, the Company did not proceed with a possible sale of the North and South American operations of Jacuzzi Bath to Company I because the Company believed that selling a portion of Jacuzzi Bath did not make sense in terms of the overall development of the Jacuzzi brand, which is international in scope.

In determining to recommend the merger to the Company’s stockholders, the Board reviewed its discussions with Company I and noted that Company I had failed to make an offer acceptable to the Board. In addition, the Board of Directors noted that Jacuzzi Bath’s EBITDA had declined significantly between June 2005 and September 2006, and thus the Board believed that a price within the valuation ranges for Jacuzzi

Bath that Company I and Company L had indicated in June 2005 could not be obtained currently. Accordingly, for the foregoing reasons and the reasons noted in this proxy statement, the Board determined that it would be in the best interests of the Company’s stockholders for the Company to enter into the merger agreement while preserving the right of the Company to terminate the merger agreement as permitted by the merger agreement if a superior proposal were to be made by a third-party, including Company D. In this regard, the Board of Directors specifically negotiated a termination fee (approximately 2% of the transaction value of $1.25 billion) that the Board believes would not materially impair the ability of a third-party to make a superior proposal.

Concurrently, in mid-June 2005, Company D, through its financial advisors, indicated an interest in the Company’s Jacuzzi Bath business and presented an initial valuation of $500 million. After further discussion between the respective senior management teams (as well as the Company’s Chair of its Finance Committee), the two sides discussed a proposal valuing Jacuzzi Bath at approximately $550 million, subject to material price adjustments. Over the next several weeks, however, it became clear that there would be significant downward adjustments to this initial proposed valuation to a value for Jacuzzi Bath in the range of $450 million to $500 million. Company D also expressed concern over Jacuzzi Bath’s legacy liabilities, product liabilities, environmental liabilities and underfunding of the U.K. pension plan. As a result of these issues, Company D terminated talks with the Company and did not make a definitive offer to acquire Jacuzzi Bath.

In determining to recommend the merger to the Company’s stockholders, the Board reviewed its discussions with Company D and noted that Company D had conducted extensive due diligence reviews regarding the Company as a whole and Jacuzzi Bath, and in each case had failed to make an offer acceptable to the Board or had been unable to reach agreement with the Company regarding a possible sale transaction. In addition, the Board of Directors noted that Jacuzzi Bath’s EBITDA had declined significantly between June 2005 and September 2006, and thus the Board believed that valuation ranges for Jacuzzi Bath that Company D had indicated in June 2005 could not be obtained currently. Accordingly, for the foregoing reasons and the reasons noted in this proxy statement, the Board determined that it would be in the best interests of the Company’s stockholders for the Company to enter into the merger agreement while preserving the right of the Company to terminate the merger agreement as permitted by the merger agreement if a superior proposal were to be made by a third-party, including Company D. In this regard, the Board of Directors specifically negotiated a termination fee (approximately 2% of the transaction value of $1.25 billion) that the Board believes would not materially impair the ability of a third-party to make a superior proposal.

In the meantime, in late June 2005, Company E reiterated its strong interest in Jacuzzi Bath’s European and Asian operations and proposed a preliminary, pre-diligence valuation of €320 million ($380 million), on a cash- and debt-free basis. Company E was granted a period of approximately four weeks during which to conduct in-depth due diligence, including comprehensive access to financial, legal, environmental, legacy liability and other information and detailed site visits. Following its extensive review and in light of the continuing declining financial performance of Jacuzzi Bath, Company E decided not to submit a final offer. To address the declining financial performance of Jacuzzi Bath, in early August 2005, the Board of Directors decided to focus on stabilizing and restructuring the operations of Jacuzzi Bath, to deemphasize the continuing sale process and to replace the Company’s Chief Operating Officer with Alex Marini, who at that time was serving as the Chief Executive Officer of Zurn. Mr. Marini promptly implemented several changes to the operations of Jacuzzi Bath directed at stablizing its financial performance.

Over the course of the Fall of 2005, Company K (which, as noted above, had been provided some preliminary information regarding Jacuzzi Bath) continued to reiterate, through its financial advisors, its strong interest in purchasing Jacuzzi Bath. In early 2006, the Company’s Board determined to explore a potential sale of Jacuzzi Bath to Company K. The Company’s Chairman met with Company K’s CEO, and a process was outlined whereby Company K would undertake intensive due diligence, including extensive access to senior management and financial and legal documentation, in order to determine if Company K would make an offer at a valuation level consistent with its indication of interest from the previous summer ($575 — $625 million). Through May 2006, Company K dedicated significant resources to this due diligence process and to reviewing the potential structuring implications of Zurn’s asbestos exposure with respect to an acquisition of Jacuzzi Bath and Jacuzzi Bath’s pension obligations in the United Kingdom and other legacy liabilities. At the end of this process in May 2006, the Board determined that Company K was not prepared to make an offer to acquire Jacuzzi Bath that was acceptable to the board.

In determining to recommend the merger to the Company’s stockholders, the Board reviewed its discussions with Company K and noted that Company K had recently concluded in May 2006 an extensive due diligence review regarding Jacuzzi Bath, and based on this due diligence, Company K was not prepared to make an offer that would be acceptable to the Board to acquire Jacuzzi Bath. Accordingly, the Board of Directors did not believe there was any further benefit in re-opening discussions with Company K regarding a sale of Jacuzzi Bath.

Following its extensive review of the business, Company K did not submit a definitive proposal. At this stage, the Company’s Board decided to continue to focus on stabilizing Jacuzzi Bath’s operations.

Beginning in early 2005 through the date of execution of the merger agreement, the Board of Directors actively pursued and considered the sale of Jacuzzi Bath. During this period, three strategic buyers conducted extensive due diligence and negotiated with the Company regarding a sale of Jacuzzi Bath (most recently in May 2006). In discussing the possible sale of the Company as a whole to interested parties, the Board of Directors was willing to consider cash mergers, stock mergers or mergers involving mixed consideration. None of potential buyers who were able to offer stock as merger consideration made an acquisition proposal to acquire the Company. Apollo and its affiliates made a cash merger proposal and were not able to offer stock as merger consideration because Apollo is making the acquisition through privately held companies. As noted above, the Board of Directors also considered several strategic alternatives to the proposed merger, which included having the Company remain independent, selling Jacuzzi Bath and recapitalizing of the Company, including having the Company repurchase its outstanding common stock with the proceeds from a sale of Jacuzzi Bath or releveraging the Company with additional debt. In determining to recommend the merger to the Company’s stockholders, the Board concluded that the merger was superior to these alternatives.

The Board noted that the Company faces significant operational and financial challenges were it to remain independent. To highlight a few of these challenges, the Company confronts weakness in the domestic residential housing market, a declining spa market, rising commodity prices and a consolidating customer base that would put pressure on operating margins. The Company also faces significant challenges from larger, better capitalized competitors, and the Company’s smaller scale limits the Company’s ability to compete more effectively with these competitors. In light of these challenges and the prospect of uncertain returns to the Company’ stockholders over the next few years, the Board concluded that the merger was superior to having the Company remain independent.

With respect to selling Jacuzzi Bath and using the sale proceeds to repurchase outstanding common stock, the Board noted that although the Company has tried to sell Jacuzzi Bath during the last two years, the Company had not succeeded in finding any buyer that was willing to acquire Jacuzzi Bath on terms and at a price that the Company found acceptable. Accordingly, the prospects of effecting a sale of Jacuzzi Bath at an acceptable valuation were uncertain at best. Furthermore, the Board noted that the projected values that could be obtained by selling Jacuzzi Bath and repurchasing the Company’s outstanding common stock would not be expected to exceed the proposed merger consideration. For these reasons, the Board concluded that the merger was superior to the uncertain prospects of attempting again to sell Jacuzzi Bath and using the sale proceeds to repurchase outstanding common stock of the Company.

With respect to releveraging the Company with increased debt and repurchasing outstanding common stock, the Board noted that the projected values that could be obtained by releveraging the Company with debt and repurchasing the Company’s outstanding common stock would not be expected to exceed the proposed merger consideration. Increasing debt also would also increase the operating and financial risks of the Company in a challenging business environment. For these reasons, the Board concluded that the merger was superior to the risks posed by releveraging the Company with debt and using the debt proceeds to repurchase outstanding common stock of the Company. For additional factors the Board considered in approving the proposed merger, see the section entitled “ — Reasons for the Merger” beginning on page 23 of this Proxy Statement.

Summaries of non-binding indications received for both the Company and Jacuzzi Bath during the Spring 2005 to the Spring 2006 time period are set out below.

Company	Type	Indicative Range	Comment

Apollo	Financial	No proposal made	Declined to make offer
Company A	Strategic	No proposal made	Declined to make offer
Company B	Strategic	No proposal made	Declined to make offer
Company C	Strategic	No proposal made	Declined to make offer
Company D	Strategic	No proposal made	Extensive due diligence
Declined to make offer
Company D	Strategic	$550 — $575 million	No proposal made for Company as a whole
Unable to reach agreement on valuation and basic terms for Jacuzzi Bath
Company E	Strategic	$380 million (€320)	Following extensive due diligence, failed to submit definitive proposal for European operations of Jacuzzi Bath
Company F	Financial	No proposal made	Declined to make offer
Company G	Strategic	No proposal made	Declined to make offer
Indicated interest in Zurn
Company H	Financial	No proposal made	Declined to make offer
Company I	Financial	$10 — $11 per share	Indicated ‘‘at-market” valuation for the Company
Indicated interest in Jacuzzi Bath
Company I	Financial	$500 — $550 million	Preliminary indication of interest in Jacuzzi Bath
		$225 — $250 million	Preliminary indication of interest (North American operations of Jacuzzi Bath)
Company J	Financial	$10 — $11 per share	Indicated ‘‘at-market” valuation for the Company
Company K	Strategic	$575 — $625 million	Preliminary indication of interest in Jacuzzi Bath
		$500 — $525 million	Failed to submit a definitive proposal for Jacuzzi Bath
Company L	Financial	$575 — $650 million	Preliminary indication of interest in Jacuzzi Bath

Negotiations with Apollo

In early July 2006, Apollo reiterated its interest in acquiring the Company after teaming up with George Sherman (former CEO of Danaher). On July 14, 2006 Mr. Sherman and representatives of Apollo met with David H. Clarke, the then-current Chairman and Chief Executive of the Company, and Robert R. Womack, the Chairman of the Company’s Finance Committee, and representatives of Lazard to discuss Apollo’s interest in the Company. Following that meeting, a confidentiality agreement with Apollo was executed on July 20, 2006. On July 21, 2006, the parties held a kick-off due diligence meeting with Lazard, representatives of the Company and Apollo at Apollo’s offices in New York City, during which members of the Company’s senior management team gave a presentation to Apollo regarding the Company.

Following the meeting on July 21 held at Apollo’s offices, Apollo verbally indicated to Lazard an initial offer price of $11.00 per share. Over the next several days, Lazard and Apollo continued to discuss price, with Lazard indicating that Apollo’s initial offer price was too low for the Company’s Board to consider. Lazard noted to Apollo that the implied EBITDA multiples at the initially proposed $11.00 per share offer price were inconsistent with precedent transactions and below what other acquirors had paid for similar businesses. As a result, Apollo later verbally increased its offer price to $12.00 per share. Late in the week of July 31, and due to Lazard’s request that the previously indicated offer price of $12.00 per share be further increased, Apollo verbally indicated a revised offer price of $12.50 per share. Lazard suggested that Apollo put forward its proposal to the Company’s Board in writing.

On August 5, 2006, in a letter to the Board of Directors of the Company, Apollo submitted a non-binding proposal of $12.50 per share cash offer. The offer was subject to, among other things, Apollo obtaining all necessary debt financing, but Apollo expressed confidence that it would be able to do so, and completing its due diligence (including with respect to environmental and other legacy liability issues).

On August 7, 2006, the Company’s Finance Committee convened and decided to recommend to the Board to allow Apollo to proceed with its due diligence, commencing with corporate level issues and asbestos, environmental and other legacy liability issues.

On August 8, 2006, the Board of Directors met and adopted the recommendation of the Finance Committee to allow Apollo to proceed with due diligence. The Board of Directors also determined that the Chairman of the Company’s Finance Committee would lead negotiations with Apollo.

On August 14, 2006, Southeastern Asset Management (referred to herein as “SAM”), the Company’s largest stockholder, filed a Schedule 13D with the SEC and stated in part that SAM supported the Board’s decision to name Alex Marini as Chief Executive Officer of the Company and would like to work with Mr. Marini and the Board during the transition in management to assess the various long-term strategies available to maximize the Company’s value. In response to this filing, the Board of Directors invited representatives of SAM to meet with the Board to permit SAM to express their views. Subsequently, representatives of SAM presented their strategic views regarding the Company to the Board of Directors at a meeting in New York City on September 13, 2006. These views included SAM’s belief that Mr. Marini was an excellent manager who could over time increase the value of the Company, that SAM supported the election of Mr. Waldin as Chairman of the Board and that the Board should consider selling Jacuzzi Bath and use the sale proceeds to recapitalize the Company and repurchase shares of common stock. SAM also indicated that it did not believe that the Company should be sold. SAM’s views are further set forth in its Amendment No. 1 to its Schedule 13D filed with the Securities and Exchange Commission on October 11, 2006. Because SAM did not want to enter into a confidentiality agreement with the Company, the Board of Directors did not engage in a substantive discussion with SAM on, or express its views with respect to, these issues at this meeting. The Board of Directors took into account and considered the views of and strategies suggested by SAM and also considered several strategic alternatives to the proposed merger, which included having the Company remain independent, selling Jacuzzi Bath and recapitalizing of the Company, including having the Company repurchase its outstanding common stock with the proceeds from any sale of Jacuzzi Bath or any recapitalization of the Company. In determining to recommend the merger to the Company’s stockholders, the Board concluded that the merger was superior to these alternatives.

On August 21, 2006, Apollo met with senior management of the Company and Lazard in Pittsburgh, Pennsylvania to review the corporate cost structure, Zurn’s operations, the Company’s full-year projections and to allow potential lenders to make due diligence inquiries.

On August 25, 2006, after Apollo confirmed that its corporate level due diligence, including with respect to environmental and other legacy liability issues, had not resulted in any modification to its initial proposal, the Company arranged with Apollo for additional due diligence and site visits (including site visits to conduct environmental due diligence). Also at this time, Apollo reaffirmed that it wanted Alex Marini, the Company’s Chief Executive Officer, to have a continuing senior role running Zurn after consummation of the merger. In response, the Board of Directors requested that Apollo not make any proposal to or enter into any negotiations with Mr. Marini regarding his employment after the merger with an affiliate of Apollo. Mr. Marini was similarly instructed.

During the period of August 25, 2006 to September 25, 2006, detailed business due diligence and site visits (including site visits to conduct environmental due diligence) were conducted and concluded.

Apollo’s Investment Committee met on September 11, 2006 and approved the proposed acquisition of the Company and reaffirmed its proposal of $12.50 per share in cash in a letter to the Company’s Board of Directors dated September 12, 2006. Apollo’s letter indicated that it needed to complete additional diligence in a few selected areas and indicated that it was in on-going discussions with its lenders regarding its debt financing. Apollo also asked for a termination fee of $39 million or $0.50 per share under certain circumstances and the reimbursement of all its expenses if the Company’s stockholders failed to approve the merger proposal.

In response to the September 12 proposal from Apollo, the Company, through Lazard, asked for clarification of Apollo’s acquisition structure and requested draft copies of the lenders’ debt commitment letters when available.

On September 13, 2006 the Board of Directors met with representatives of SAM as described above and later received a report from the Chairman of the Finance Committee regarding the status of discussions with Apollo.

On September 14, Apollo sent a letter to the Company indicating that, after the effective time of the merger, Zurn would be acquired by Rexnord Corporation, an Apollo portfolio company, and Jacuzzi Bath would be acquired by a newly formed affiliate of Apollo (“Bath Newco”). The letter indicated that there would be two separate financings, one for Rexnord and one for Bath Newco. Apollo further noted that the financing structure would require separate audited financial statements to be prepared for each of Zurn and Jacuzzi Bath. Shortly thereafter, Apollo’s legal advisors provided comments to the draft merger agreement previously sent to Apollo by the Company.

On September 21, Apollo sent to the Company and its advisors copies of the draft debt commitment letters which were consistent with the acquisition and financing structure described in its September 14 letter. Apollo asked that the “drop dead” date be March 31, 2007.

On September 22, the Finance Committee of the Board of Directors met to consider the Company’s annual budget for fiscal year 2007 and long-range projections for the Company. All Directors were invited to attend the meeting of the Finance Committee, and most of the Directors attended. At that meeting, members of the Board also received an update regarding Apollo’s merger proposal and proposed acquisition structure and financing. After consideration and discussion, the Finance Committee directed the Company’s advisors to communicate to Apollo that the proposed financing structure was not acceptable to the Board because it was too conditional and created delays. In particular, the Board of Directors objected to the condition to financing that required the Company to deliver to the lenders separate audited financials for each of Zurn and Jacuzzi Bath. As an alternative, the Company proposed that in lieu of a financing condition in the merger agreement, Apollo have the right to terminate the merger agreement for an agreed termination fee if financing could not be obtained. The Company indicated that it would permit Apollo to obtain all necessary debt financing to effect the merger by no later than February 1, 2007. The Company’s legal advisors also communicated the Board’s view that the tightening of the no-shop and other deal protection features of the merger agreement proposed by Apollo’s legal advisors were not acceptable and that the requested termination fee and expense reimbursement were too high.

On September 26, Apollo told the Company and its advisors that, after consultation with its lenders, Apollo’s lenders had revised the terms of the debt financing commitment papers so that such financing would not be conditioned upon the receipt of separate audited financials for Jacuzzi Bath and Zurn, but rather only audited consolidated financial statements of the Company. Apollo reiterated its request that the merger agreement be conditioned on Apollo receiving all necessary debt financing and asked that the “drop dead” date be February 15, 2007. Apollo also made proposals regarding the conditions under which payment of the termination fee would be made, reimbursement of its expenses and the ability of the Board of Directors to terminate the merger agreement to accept a superior proposal, but did not change its position regarding the size of the termination fee or its request for all of its expenses to be reimbursed if the Company’s stockholders did not approve the merger.

On September 26, the Board of Directors met with its legal advisors and Lazard. Lazard reviewed with the Board Apollo’s revised proposal and the terms of Apollo’s proposed debt financing. Lazard also reviewed with the Board Lazard’s financial analysis of the merger consideration and rendered to the Board its oral opinion to the effect that, as of that date, the merger consideration was fair, from a financial point of view, to the holders of the Company’s common stock. This opinion was later confirmed in writing at the time the parties entered into the merger agreement (see the section entitled “— Opinion of the Company’s Financial Advisor,” beginning on page 26 of this Proxy Statement). The Company’s 30% equity interest in Rexair was considered by Lazard for purposes of its fairness opinion and included in Lazard’s precedent transactions sum-of-the parts financial analysis presented to the Company’s Board of Directors. See “Opinion of Company’s Financial Advisor — Precedent Transactions Sum-of-the-Parts Analysis” beginning on page 30 of this Proxy Statement. In this analysis, Lazard valued the Company’s interest in Rexair at $20 million. In addition, the aggregate amount of an approximate $7.6 million cash dividend that the Company received from Rexair Fiscal 2006 was included by Lazard in the calculation of the Company’s outstanding indebtedness (net of cash).

On September 28, Thomas B. Waldin, Chairman-elect of the Board, Mr. Womack, representatives of senior management of the Company and representatives of Lazard flew to Memphis, Tennessee to meet with senior representatives of SAM, the Company’s largest stockholder. SAM had previously executed a confidentiality agreement with the Company. At the meeting, Messrs. Waldin and Womack reviewed with SAM the proposed offer from Apollo to acquire the Company. Lazard summarized for SAM its financial analysis of the merger consideration as further described in this proxy statement. See the section entitled “— Opinion of Company’s Financial Advisor” beginning on page 26 of this Proxy Statement. After listening to this presentation, SAM stated that it opposed the proposal from Apollo because it believed that the Company should not be sold at this time. SAM’s reasons for its opposition to the merger are set forth in its Amendment No. 1 to its Schedule 13D filed with the Securities and Exchange Commission on October 11, 2006, shortly after public announcement by the Company of the proposed merger with Parent, in which SAM also acknowledged that it was bound by a standstill agreement that SAM had entered into with the Company in December 2002. See “Ownership of Common Stock” beginning on page 77 of this Proxy Statement for a summary of the standstill agreement. Except as disclosed herein or in SAM’s amended Schedule 13D, the Company is not aware of any other reasons for SAM’s opposition to the proposed merger with Parent. After this meeting with SAM, Lazard informed Apollo of SAM’s position with respect to Apollo’s proposal. Apollo later informed the Company that it would be prepared to enter into the merger agreement with the Company without the support of SAM.

Later on September 28, the Board of Directors met and received a summary from Messrs. Waldin and Womack of their visit to SAM, including SAM’s objections to the proposal from Apollo. Counsel reviewed for the Board of Directors the obligations of SAM under the standstill agreement between SAM and the Company. In particular, the standstill agreement requires SAM to vote the Company’s voting shares that it holds in excess of 15% of the aggregate number of outstanding voting shares in accordance with the recommendation of the Company’s Board or in proportion to votes cast by the other holders of voting shares and does not permit SAM to solicit proxies or solicit proposals from third parties to acquire the Company (for further details, see the section entitled “— Ownership of Common Stock — Certain Beneficial Owners,” beginning on page 77 of this Proxy Statement). The Board also reviewed with its advisors the status of negotiations with Apollo on its proposal. Company counsel then reviewed with the Board the current terms of the draft merger agreement with an affiliate of Apollo, including the closing conditions to the merger and the closing conditions to the debt financing contained in the debt commitment letters. Counsel also reviewed the provisions in the draft merger agreement relating to the Board’s ability to respond to unsolicited acquisition proposals in order to comply with the Board’s fiduciary duties and to the terms of the termination fee and expense reimbursement. Counsel informed the Board that negotiations with Apollo had resulted in a reduction in the size of the proposed termination fee from $39 million (or $0.50 a share) to $35 million (or $0.45 a share) and that Apollo had agreed to cap its expenses that would be reimbursed under certain circumstances. Counsel also indicated the areas in the merger agreement where the Company had been unable to reach agreement with Apollo, particularly with respect to restrictions on the Company’s ability to accept a superior proposal and terminate the merger agreement. At the conclusion of the meeting, the Board determined to continue deliberations the following week when all directors would be available for a meeting.

Between meetings, Apollo’s and the Company’s legal advisors continued to negotiate the provisions of the merger, but in certain areas, including employee benefits and the Board’s ability to respond to unsolicited acquisition proposals in order to comply with the Board’s fiduciary duties and the termination fee and expense reimbursement obligations of the Company in such event, these positions remained substantially unchanged. Apollo continued to complete its due diligence, including with respect to environmental and other legacy liability issues, and to finalize its financing arrangements.

On September 30, Mr. Clarke resigned as Director and Chairman of the Board in accordance with his previously agreed retirement arrangements with the Company. Mr. Waldin replaced Mr. Clarke as Chairman of the Board.

On October 5, the Board of Directors met to continue its deliberations on the proposal from Apollo. The Board received an update from Lazard and from its legal advisors regarding the current open issues, which included employee benefits and the Board’s ability to respond to unsolicited acquisition proposals in order to comply with the Board’s fiduciary duties and the termination fee and expense reimbursement obligations of the Company in such event. The Board also reviewed the issues associated with proceeding with the merger proposal from Apollo in light of the opposition to such proposal from SAM. At the conclusion of the meeting, the Board instructed its advisors to seek further concessions from Apollo, including a further loosening of the provisions in the merger agreement restricting the Board’s ability to talk to third parties regarding acquisition proposals. These issues were communicated to Apollo and its advisors. Further discussions between the parties regarding these issues followed, including a possible increase in the merger consideration, which Apollo rejected.

In response to the issues raised by the Company, Apollo proposed reducing the termination fee to $25 million (or $0.32 per share) and agreed to cap its reimbursable expenses at $6 million should the Company’s stockholders fail to approve the merger. Apollo also agreed to accept the Company’s proposed wording in the merger agreement relating to material adverse effect and the Board’s ability to accept a superior proposal.

On Monday, October 9, the Board of Directors met to discuss the revised proposal from Apollo. The Board of Directors also reviewed with counsel the risks associated with accepting the merger proposal from Apollo and the risks associated with having the Company remain independent. Following questions from the Board and discussion, the Board of Directors directed its advisors to conclude final negotiations with Apollo and its advisors regarding the proposed merger.

On Tuesday, October 10, the Board of Directors met to review the final terms of the merger agreement, and Lazard reiterated its opinion (which was later confirmed in writing) to the effect that, as of that date, the merger consideration was fair, from a financial point of view, to the holders of the Company’s common stock. Following discussion and questions by the Board, the Board of Directors (with six directors in favor and two directors abstaining) approved and declared advisable the merger agreement and the merger and resolved to recommend that the Company’s stockholders adopt the merger agreement. Mr. Marini abstained based on the appearance of a conflict of interest arising from the likelihood that he would be a member of senior management of Rexnord Corporation following consummation of the merger. Mr. McAtee stated that he abstained because he believed that this was not the time to sell the Company in light of its improved prospects, the recent installation of top management experienced in, and focused on, the operations of the Company, the delays and complications he saw in the merger and the strong opposition to the transaction by SAM. Mr. McAtee stated that he also abstained (rather than voted against the merger) because the Company would not have to bring litigation against SAM under all circumstances to enforce the terms of the standstill agreement entered into on December 5, 2002 unless such enforcement was necessary, advisable or proper under applicable law to consummate the merger.

After the meeting of the Board of Directors, the Company and affiliates of Apollo executed the merger agreement, and prior to the opening of financial markets on Wednesday, October 11 the Company issued a press release announcing the merger.

Reasons for the Merger

In the course of reaching its decision to approve the merger agreement and the merger, the Board consulted with senior management and the Company’s financial and legal advisors, reviewed a significant amount of information and considered a number of factors, including the following:

•	The merger price proposed by Apollo represents the highest price that the Company was offered for the acquisition of the Company and the Board’s belief that it is unlikely that a third party would propose to acquire the Company at a higher price per share.

•	The $12.50 per share price represents a 46.4% premium to the closing price of $8.54 on August 4, 2006 (the last trading day prior to Apollo submitting its proposal); a 20.8% premium to the closing price of $10.35 on October 10, 2006 (the last trading day prior to the Board’s approval of the merger); a 20.2% premium to the closing price seven days prior to October 11, 2006; a 28.5% premium to the closing price 30 days prior to October 11, 2006; a 13.9% premium over the 52-week high for the period ending October 10, 2006; and a 21.3% premium to the average closing price over the 30-day period ending October 10, 2006.

•	The structure of the merger as an all cash transaction will allow the Company’s stockholders to immediately realize fair value, in cash, for their investment and will provide them with certainty of value for their shares.

•	The terms and conditions of the merger agreement, including:

•	The right of the Board, under certain circumstances, to furnish information and to conduct negotiations with a third party regarding an alternative acquisition proposal that may arise between the date of the merger agreement and the date of the Annual Meeting, and, upon payment of a termination fee of $25 million, to terminate the merger agreement and accept an alternative acquisition proposal in instances where the Company’s directors determine that the failure to take such action would be inconsistent with their fiduciary duties to the Company’s stockholders under applicable law.

•	The Board’s belief that the termination fee of $25 million was reasonable.

•	The likelihood that the merger will be completed, including the Board’s expectation that there will not be significant antitrust or other regulatory impediments to the transaction, that the necessary financing will be obtained by Parent and that the receipt of third-party consents (other than governmental approval) is not a condition to the completion of the merger.

•	The terms of the debt and equity commitment letters obtained by Parent, particularly the fact that the Company can enforce the equity commitment letter against Apollo and the fact that the commitment letters are not subject to closing conditions requiring the Company to meet specified financial tests.

•	The extensive strategic review process conducted by the Board, with the assistance of its financial and legal advisors.

•	The Board’s view that the merger is more favorable to stockholders than any other alternative reasonably available to the Company and its stockholders, including continuing to operate the business as a stand-alone, independent company in light of the uncertain returns to the Company’s stockholders from the Company’s business, operations, financial condition and prospects as well as the risks involved in achieving those prospects and releveraging the Company with additional debt because the values achieved would not be expected to exceed the proposed merger consideration and because of the risks associated with operating the Company with increased debt.

•	The competitive landscape of the markets in which the Company operates and its position in such markets.

•	The risk that the Company’s business is cyclical and the Company’s markets have recently been cyclically strong.

•	The financial presentation of Lazard, including its opinion, dated October 11, 2006 to the Board as to the fairness, from a financial point of view and as of the date of its opinion, of the merger consideration to be received by holders of the Company’s common stock.

•	The fact that the Company’s stockholders will have the opportunity to approve or disapprove of the merger.

•	If the merger is approved, the availability of appraisal rights under Delaware law for the Company’s stockholders who disagree with the merger.

The Board also considered a number of potentially negative factors, including the following:

•	The all-cash purchase price will not allow the Company’s stockholders to participate in the future growth of the Company, if any.

•	The receipt of cash by the Company’s stockholders in exchange for their shares will generally be a taxable transaction for U.S. federal income tax purposes.

•	The Company is restricted from soliciting alternative acquisition proposals.

•	A termination fee of $25 million or reimbursement of documented expenses of Parent not to exceed $6 million are payable to Parent under specified circumstances.

•	The objection of SAM to the merger.

•	While the merger is expected to be completed, there is no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied or waived, and as a result, it is possible that the merger might not be completed even if approved by the Company’s stockholders.

•	The risk that the merger might not be approved by the appropriate governmental authorities.

•	The risk that Parent will not be able to obtain all necessary financing to consummate the merger.

•	The risks and costs to the Company if the merger is not consummated, including the diversion of management and employee attention and potential employee attrition.

•	The restrictions contained in the merger agreement on the conduct of the Company’s business prior to completion of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise pending consummation of the merger.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but does set forth the principal factors considered by the Board. The Board collectively reached the conclusion to approve the merger agreement and the merger in light of the various factors described above and other factors that each member of the Board felt were appropriate. In view of the wide variety of factors considered by the Board in connection with its evaluation of the merger and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative values to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board made its recommendation based on the totality of information presented to it and on the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

Recommendation of the Company’s Board of Directors

After careful consideration of many factors, including those described above, and consultation with its legal counsel and its financial advisor, the Board determined that the merger agreement and the merger are advisable and in the best interests of the Company and its stockholders. Accordingly, the Board has approved the merger agreement and the merger. The Board recommends that the Company’s stockholders vote “FOR” the adoption of the merger agreement.

Projections

Other than historically providing periodic near-term earnings guidance, the Company does not as a matter of course make public its management’s forecasts or projections of future performance or earnings. In connection with the proposed merger, the Company has determined to make available to its stockholders projections of the Company’s anticipated future operating performance for the fiscal years ending 2007 and 2008 that the Company prepared in September 2006. These projections were provided to Apollo in September 2006 (and relied upon by Lazard in its fairness opinion) in connection with its due diligence review in anticipation of a potential acquisition of the Company. These projections were not prepared with a view towards public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for prospective financial information or generally accepted accounting principles (“GAAP”). The Company’s independent registered public accounting firm has not compiled or examined any of the projections or expressed any conclusion or provided any form of assurance with respect to the projections and, accordingly, assumes no responsibility for them.

The projections included below are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. They are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. While presented with numerical specificity, the projections were not prepared by the Company in the ordinary course and are based upon a variety of estimates and hypothetical assumptions made by the Company’s management with respect to, among other things, the nature of the housing markets where the Company sells its products, general economic, market, interest rate and financial conditions, the domestic commercial and institutional construction activity, the availability and cost of capital for future investments, the Company’s ability to lease or re-lease space at current or anticipated rents, changes in the supply of and demand for the Company’s products, competition within the Company’s industry and other market conditions, and other matters. None of the assumptions underlying the projections may be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company’s control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may materially differ. In addition, the projections do not take into account any of the transactions contemplated by, or permitted under, the merger agreement, including the merger itself, which may also cause actual results to materially differ.

For these reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of the information set forth below should not be regarded as an indication that the projections will be an accurate prediction of future events or that any recipient of the projections considered, or now considers, them to be a reliable predictor of future events, and they should not be relied on as such. No one has made, or makes, any representation regarding the information contained in the projections and, except as required by applicable securities laws, neither the Company nor Parent intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.

The major assumptions underlying the projections include:

•	execution of business strategies to outperform the residential housing market, which we expect to decline but moderate while the renovation market improves;

•	strong domestic commercial and institutional construction activity;

•	new product introductions driving sales and market share increases for Bath;

•	successful marketing initiatives to increase spa market share in a significantly declining domestic market, together with increased penetration of European markets;

•	continued conversion of copper plumbing to PEX consistent with recent industry trends;

•	return to profitability of the UK operations following 2-year trend of increasing losses;

•	product price increases to offset continued overall inflationary cost pressures on commodities including energy;

•	reductions of corporate overhead costs, showing benefits in 2008; and

•	increased non-cash pension income, primarily due to a higher discount rate.

Jacuzzi Brands, Inc.
Projections Summary

	Fiscal Year Ending September 30,
	2007	2008
	($ in millions, except per share amounts)

Net sales	$1,313.7	$1,424.3
Operating income(1)
Jacuzzi Bath and Zurn	150.5	172.2
Corporate Expenses	(25.5)	(24.2)
Pension Income(2)	9.5	9.5
TOTAL	134.5	157.5
Earnings per share(1)	0.73	0.94

(1)	From continuing operations before non-recurring items.
(2) Non-Cash.

Opinion of the Company’s Financial Advisor

The Company engaged Lazard to act as its financial advisor in connection with a variety of financial matters related to strategic alternatives, including a review of the Company’s strategic business plan associated with remaining independent and also a potential sale of the Company. Lazard was selected to act as investment banker to the Company because of its expertise and its reputation in investment banking and mergers and acquisitions. Lazard has delivered to the Company’s Board of Directors a written opinion, dated October 11, 2006, that, as of that date, and based upon and subject to various factors, assumptions and limitations set forth therein, the merger consideration to be paid to the holders of the Company’s common stock in the merger was fair to such holders from a financial point of view. The Company did not give Lazard any specific instructions, including what valuation methodologies to use, with respect to Lazard’s fairness opinion. In connection with its opinion, Lazard used customary valuation methodologies based on Lazard’s experience and judgment in the valuation of businesses and their securities in connection with mergers and acquisitions, recapitalizations and similar transactions.

The full text of the Lazard opinion is attached as Annex B to this Proxy Statement and is incorporated into this Proxy Statement by reference. The description of the Lazard opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the Lazard opinion set forth in Annex B. You are urged to read the Lazard opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Lazard in connection with the opinion. Lazard’s written opinion is directed to the Company’s Board of Directors and only addresses the fairness, from a financial point of view, of the merger consideration to be paid in the merger to holders of the Company’s common stock as of the date of the opinion. Lazard’s written opinion does not address the merits of the underlying decision by the Company with respect to the merger, does not address the relative merits of or consideration offered in any other transaction as compared to the merger and is not intended to, and does not, constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger or any matter relating thereto. Lazard’s opinion is necessarily based on economic, monetary, market, and other conditions as in effect on, and the information made available to Lazard as of, the date of the Lazard opinion. Lazard assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion. The following is only a summary of the Lazard opinion. You are urged to read the entire opinion.

In the course of performing its review and analyses in rendering its opinion, Lazard:

•	Reviewed the financial terms and conditions of the merger agreement;

•	Analyzed certain historical business and financial information relating to the Company;

•	Reviewed various financial forecasts and other data provided to Lazard by the Company relating to its businesses;

•	Held discussions with members of the senior management of the Company with respect to the businesses, prospects and strategic objectives of the Company;

•	Reviewed public information with respect to certain other companies in lines of business Lazard believes to be generally comparable to the businesses of the Company;

•	Reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believes to be generally comparable to those of the Company, and in other industries generally;

•	Reviewed the historical stock prices and trading volumes of the Company’s common stock; and

•	Conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard has relied upon the accuracy and completeness of the foregoing information, and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or concerning the solvency or fair value of the Company. With respect to financial forecasts, Lazard assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance and results of operations of the Company. Lazard based its assumption upon calls with the management team responsible for preparing the financial projections, participation with management throughout the diligence process and the review and approval of the financial projections by the Finance Committee of the Board of Directors. At the direction of the Board of Directors of the Company, in rendering Lazard’s opinion it relied upon the financial forecasts provided to Lazard on September 22, 2006. The Finance Committee of the Board of Directors reviewed and approved the financial projections and found Lazard’s reliance to be reasonable. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they are based.

In rendering its opinion, Lazard assumed that the merger would be consummated on the terms described in the merger agreement, without any waiver, amendment or modification of any material terms or conditions, and that the necessary regulatory approvals would be timely received. Lazard did not express any opinion as to any tax or other consequences that might result from the merger, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that the Company obtained such advice as it deemed necessary from qualified professionals. In addition, Lazard did not express any opinion as to the price at which the Company’s common stock may trade after any announcement of the proposed merger. Lazard’s opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, October 11, 2006. Lazard has no responsibility for advising any person of any change in any matter affecting this opinion or for updating or revising its opinion based on circumstances or events occurring after the date of such opinion. The Company currently does not anticipate obtaining an updated or revised opinion from Lazard prior to the Annual Meeting.

The following is a summary of the material financial and comparative analyses which Lazard deemed to be appropriate for this type of transaction and that were performed by Lazard in connection with rendering its opinion. The summary of Lazard’s analyses described below is not a complete description of the analyses underlying Lazard’s opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, is not readily susceptible to summary description. In arriving at its opinion, Lazard considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

In its analyses, Lazard also considered industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of the Company. No company, transaction or business used in Lazard’s analyses as a comparison is identical to the Company or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments, or transactions analyzed. The estimates contained in Lazard’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses are inherently subject to substantial uncertainty.

The financial analyses summarized below include information presented in tabular format. In order to fully understand Lazard’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Lazard’s financial analyses.

Discounted Cash Flow Analysis

Using projections provided by the Company, Lazard performed a discounted cash flow analysis with respect to the Company. A discounted cash flow analysis is a customary method of valuing an asset using estimates of the future cash payments from the asset, referred to as that asset’s future cash flows, and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows or amounts by a discount rate, as described below.

Lazard performed an analysis of the present value of the unlevered free cash flows (or after-tax earnings before interest and taxes, plus depreciation and amortization, less capital expenditures and increases in working capital requirements and other non-cash adjustments) that the Company could generate from 2007 and beyond. Using the projections provided by the Company, Lazard performed a discounted cash flow analysis valuing the Company based on the present value of the projected unlevered free cash flow for 2007 to 2011 and the present value of the terminal value in 2011, which is designed to represent the Company’s going concern value after the forecast period. This analysis assumed a perpetual growth rate ranging from 3.0% to 5.0% (which was chosen in Lazard’s professional judgment and experience as a reflection of general economic growth) in the years following the financial forecast period provided by the Company’s management, to calculate the terminal value, and a discount rate ranging from 10.0% to 11.0%, which was based on an analysis of selected public companies with analyst coverage that Lazard viewed as reasonably comparable to the Company’s Jacuzzi Bath division or Zurn business including featuring a similar product line and geographic presence to the Company. In Lazard’s professional judgment, such criteria did not apply to any other companies which were subsequently excluded from the analysis. Lazard calculated the discount rate for the Company’s discounted cash flow valuation, which was the weighted average cost of debt and equity funded capital, in accordance with customary financial theory practice by reviewing and utilizing the cost of capital for companies Lazard believes are comparable. Based upon the projections and assumptions set forth above, Lazard calculated the following range of implied per share equity values for the Company’s common stock, and Lazard noted a range of implied per share equity values, using a discount rate of 10.5%, of approximately $8.50 to $12.00. Lazard noted that the per share merger consideration of $12.50 was higher than the range implied by the foregoing analysis.

Discount Rate	Perpetual Free Cash Flow Growth Range

	3.0%	4.0%	5.0%
10.0%	$9.48	$11.19	$13.60
10.5%	8.59	10.04	12.02
11.0%	7.81	9.05	10.71

Present Value of Future Stock Price

Lazard performed a discounted equity value analysis, which is designed to provide an indication of the future value of a company’s equity as a function of the company’s future earnings and its current price to earnings per share multiple. The resulting value is then discounted to arrive at a present value for the Company’s future stock price. Lazard first calculated implied 2008 and 2009 per share equity values for the Company’s common stock by applying price-to-earnings per share multiples ranging from 15.0x to 17.0x (based on the Company’s (and its peers’) historical trading range) to estimates by the Company of 2008 and 2009 earnings per share, respectively. Lazard then calculated implied per share equity values for the Company’s common stock based on the present value (at a discount rate of 12% based on industry comparables, which was based on an analysis of selected public companies that Lazard viewed as reasonably comparable to the Company’s Jacuzzi Bath division or Zurn business, including featuring a similar product line and geographic presence, and estimates relating to the Company’s cost of equity capital) of these 2008 and 2009 per share equity values. In Lazard’s professional judgment, such criteria did not apply to any other companies which were subsequently excluded from the analysis. The discount rate used for the discounted cash flow analysis is the weighted average cost of debt and equity funded capital, and will therefore differ from the discount rate used to determine the present value of our projected future stock price, which is the Company’s common equity cost of capital. Based upon the projections and assumptions set forth above, Lazard calculated the following range of implied per share equity values for the Company’s common stock, and Lazard noted a range of implied per share equity values of approximately $11.25 to $12.75. Lazard noted that the per share merger consideration of $12.50 was within the range implied by the foregoing analysis.

	2008	2009
	(Projected)	(Projected)

EPS	$0.94	$1.11
Reference P/E Multiples	15.0x — 17.0x	15.0x — 17.0x
Future Per Share Value	$14.06 — $15.93	$16.65 — $18.87
Present Value Per Share	$11.21 — $12.70	$11.85 — $13.43

Public Market Comparables Sum-of-the-Parts Analysis

A sum-of-the parts valuation analysis reviews a business’s operating performance and outlook on a segment-by-segment basis to determine an implied market value for the enterprise as a whole. Lazard performed a sum-of-the-parts valuation analysis for the Jacuzzi Bath division of the Company and the Zurn business.

Lazard performed a “comparable public companies” analysis to calculate an implied valuation for the Company based on a valuation of comparable companies for each segment. Using publicly available information, Lazard reviewed and compared certain financial and stock market information for the Company with that of American Standard, Masco Corporation and Toto, in the case of the Jacuzzi Bath division, and Watts Water Technologies and Geberit, in the case of the Zurn business. These comparable companies were chosen because they are publicly traded companies with operations that for purposes of this analysis may be considered reasonably similar including featuring a similar product line and geographic presence to the Company. For each of these comparable companies, Lazard calculated the multiple of enterprise value to estimated 2007 EBITDA for each company (on a basis consistent with the Company’s fiscal year-end). Lazard then calculated the implied per share equity values for the Company’s common stock by applying 12-month EBITDA multiples of: (i) 7.0x, in the case of the Jacuzzi Bath division, reflecting Lazard’s professional judgment of the growth position of the Jacuzzi Bath division, given its relative lack of economies of scale or breadth of product offerings, reflecting comparable multiples of 7.1x, in the case of Masco, 8.4x, in the case of American Standard, and 8.7x, in the case of Toto; (ii) 8.0x, in the case of the Zurn business, reflecting a comparable multiple to the leading industry participant, Watts, of 7.9x (as Lazard in its professional judgment gave limited weight to Geberit’s multiple of 12.2x primarily due to its European geographic exposure compared to the Zurn business’ predominantly North American geographic exposure); and (iii) 6.0x, in the case of the unallocated corporate expenses, reflecting Lazard’s professional judgment that the unallocated corporate expenses will have a lower growth rate than the company’s business; in each case to the respective portion of the Company’s projected 2007 EBITDA. Based upon the guidance of the Company’s management, unallocated corporate expenses were assumed to be 30% of Company’s total corporate expenses, and the remaining expense were allocated 60% to the Jacuzzi Bath division and 40% to the Zurn business (as well as 100% of the pension income to the Zurn business). In general, for purposes of this analysis, comparable public companies are compared based on projected EBITDA rather than historical EBITDA. In Lazard’s professional judgment, such criteria did not apply to any other companies which were subsequently excluded from the analysis. Based upon the projections and assumptions set forth above, Lazard calculated a range of implied per share equity values for the Company’s common stock of approximately $12.00 to $12.50. Lazard noted that the per share merger consideration of $12.50 was within the range implied by the foregoing analysis.

Precedent Transactions Sum-of-the-Parts Analysis

A sum-of-the parts valuation analysis reviews a business’s operating performance and outlook on a segment-by-segment basis to determine an implied market value for the enterprise as a whole. Lazard performed a precedent transactions sum-of-the-parts valuation analysis for the Jacuzzi Bath division of the Company and the Zurn business by analyzing precedent acquisition transactions in both the Jacuzzi Bath and Zurn sectors.

Lazard performed a precedent transaction analysis to calculate an implied valuation for the Company based on the financial terms of selected transactions that share some characteristics with the merger. Lazard reviewed publicly available information relating to the following nine transactions in the bath and plumbing sectors that it deemed relevant based upon the acquisition of a company with reasonably comparable operations to the Company’s Jacuzzi Bath division or Zurn business, including featuring a similar product line and geographic presence to the Company:

Date	Acquiror	Target

Jacuzzi Bath
December 2002	Masco Corporation	Hansgrohe AG
March 2004	J.W. Childs Associates, L.P.	MAAX Inc.
May 2004	Texas Pacific Group and Credit Suisse First Boston Private Equity	Grohe Group
February 2005	EQT IV Fund	Sanitec Corporation
Zurn
February 1998	U.S. Industries, Inc. (the Company)	Zurn Industries, Inc.
December 2003	Geberit Company	Chicago Faucet Company
December 2003	Geberit Company	Mapress Holding GmbH
December 2005	Watts Water Technologies Inc.	Dormont Manufacturing Co.
May 2006	Watts Industries Europe BV	Groupe ATS Expansion

For each selected comparable transaction, Lazard calculated the multiple of total transaction value to EBITDA of the acquired business for the latest 12-month period preceding the acquisition. Lazard then calculated implied per share equity values for the Company’s common stock by applying EBITDA multiples ranging from 7.5x to 8.5x, in the case of the Bath division, and from 9.0x to 10.0x, in the case of the Zurn business, to the Company’s estimated 2006 EBITDA, as adjusted for corporate expenses, a portion of which were allocated to each of the Jacuzzi Bath division and Zurn business, the potential impact of legacy liabilities of approximately $25 million, other cash liabilities of approximately $23 million and UK pension plan obligations of approximately $34 million, offset by the positive impact of non-operating assets of approximately $24 million and tax assets of approximately $25 million. Based upon the guidance of the Company’s management, 30% of the corporate expenses had been unallocated, and the remaining expenses were allocated 60% to the Jacuzzi Bath division and 40% to the Zurn business (as well as 100% of the pension income to the Zurn business). In general, for purposes of this analysis, precedent transactions are compared based on historical EBITDA rather than projected EBITDA because projected EBITDA is not available for past transactions. In Lazard’s professional judgment, such criteria did not apply to any other companies which were subsequently excluded from the analysis. Based upon the projections and assumptions set forth above, Lazard calculated a range of implied per share equity values for the Company’s common stock of approximately $11.50 to $13.00. Lazard noted that the per share merger consideration of $12.50 was within the range implied by the foregoing analysis.

Premiums Paid Analysis

Lazard reviewed publicly available information regarding approximately 280 all-cash acquisition transactions completed since January 2003 with transaction values from $200 million to $2 billion. For each transaction, Lazard analyzed, as of the announcement date, the premium offered by the acquiror to the target’s closing price one day, seven days and thirty days prior to the announcement of the transaction. The median of premiums for each of these periods ranged from 21% to 27% (18% to 20% in financial sponsor transactions). Based on these data, Lazard applied a range of 20% to 30% to the closing price of the Company’s common stock on August 4, 2006 ($8.54), prior to the submission of the Apollo proposal to the Company regarding the $12.50 per share merger price, and on the date of Lazard’s presentation to the Company’s Board of Directors ($10.40). Based upon the projections and assumptions set forth above, Lazard calculated a range of implied per share equity values for the Company’s common stock of approximately $10.25 to $13.50. Lazard noted that the per share merger consideration of $12.50 was within the range implied by the foregoing analysis.

	Approximate premium:
Closing price on:	20%	30%

Date of bid submission ($8.54)	$10.25	$11.00
Date of Board presentation ($10.40)	$12.50	$13.50

Miscellaneous

Lazard’s opinion was not the only factor considered by the Company’s Board of Directors in its evaluation of the merger and should not be viewed as determinative of the views of the Company’s Board of Directors or the Company’s management.

Under an engagement letter dated as of April 6, 2005, as subsequently amended, the Company is to pay Lazard a gross transaction fee of approximately $7.27 million. The Company has a credit of $1.5 million for fees previously paid to Lazard, leading to a net transaction fee of approximately $5.77 million, the payment of which is contingent upon the completion of the merger. The Company has also agreed to reimburse Lazard for its reasonable out-of-pocket expenses, including the reasonable expenses of legal counsel, and to indemnify Lazard and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement. In the ordinary course of Lazard’s business, Lazard, Lazard Capital Markets LLC (an entity owned in large part by the managing directors of Lazard), and their respective affiliates may actively trade shares of the Company’s common stock and other securities of the Company for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. Lazard has in the past provided investment banking services to the Company, for which it received aggregate fees in the prior two years of $0.5 million.

Lazard is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, leveraged buyouts, and valuations for real estate, corporate, and other purposes. Lazard was selected to act as investment banker to the Company because of its expertise and its reputation in investment banking and mergers and acquisitions.

Financing

In connection with the merger, Parent will cause approximately $990 million to be paid out to the Company’s stockholders and holders of options and restricted stock awards. In addition, approximately $280 million of outstanding debt, net of cash held by the Company, representing substantially all of the Company’s then-outstanding debt, is expected to be repaid at closing of the merger. Parent has provided the Company with an equity commitment letter from Apollo and debt commitment letters from Credit Suisse, Credit Suisse Securities (USA) LLC, Bank of America, N.A., Banc of America Securities LLC, UBS Loan Finance LLC and UBS Securities LLC that together will provide for approximately $1.4 billion of cash to finance its acquisition of the Company, which includes an aggregate $935 million of funded debt and $455 million of equity investment from Apollo and its affiliates. While Parent has agreed to acquire the Company as a whole, and the consummation of the merger is not contingent on the separate acquisitions of Jacuzzi Bath and Zurn, which, if effected, would be effected by Parent after the merger, Parent has chosen to finance Jacuzzi Bath and Zurn separately. The committed financing for the acquisition of Jacuzzi Bath consists of $325 million of funded debt and $130 million of equity, and the committed financing for the acquisition of Zurn consists of $610 million of funded debt and $325 million of equity.

Debt Financing

Parent and Merger Subsidiary received debt financing commitments on October 11, 2006 from Credit Suisse, Credit Suisse Securities (USA) LLC, Bank of America, N.A., Banc of America Securities LLC, UBS Loan Finance LLC and UBS Securities LLC. Pursuant to the debt financing commitments, and subject to their terms and conditions, such financial institutions have committed to provide, in a total aggregate amount of up to $1.16 billion (including $935 million of funded debt), the following amounts:

•	The committed debt financing for the acquisition of Jacuzzi Bath consists of a $125 million asset-based first lien revolving credit facility, a $135 million first lien term loan facility and a $190 million second lien term loan facility; and

•	The committed debt financing for the acquisition of Zurn consists of a $100 million first lien revolving credit facility, a $360 million first lien term loan facility and a $250 million second lien term loan facility.

Proceeds of the foregoing debt facilities may be used for the purpose of (i) paying the merger consideration, (ii) financing the cost of the tender offer and consent solicitation for the Company’s outstanding 9.625% Senior Secured Notes due 2010 (see the section entitled “Proposal 1 — The Merger Agreement — Debt Tender Offer and Consent Solicitation,” beginning on page 52 of this Proxy Statement), (iii) financing the retirement of any other existing outstanding indebtedness of the Company and (iv) paying fees and expenses related to the foregoing.

Conditions Precedent to the Debt Commitments

The initial borrowing under each of the credit facilities described above will be subject to the satisfaction or waiver of certain other conditions precedent, including the following:

•	consummation of the merger and related transactions;

•	the receipt of exit consents from holders of a majority of the outstanding aggregate principal amount of the Company’s outstanding 9.625% Senior Secured Notes due 2010, in connection with the tender offer and consent solicitation;

•	the receipt of audited financial statements of the Company for each of the fiscal years in the three-fiscal year period ended September 30, 2006 and certain other unaudited financial statements of the Company and its subsidiaries, on a consolidated basis, for certain fiscal periods ending prior to consummation of the merger;

•	there not having occurred any material adverse effect on the Company and its subsidiaries, taken as a whole;

•	the accuracy of representations and warranties made by the Company and its subsidiaries pursuant to the merger agreement that are material to the interests of the lenders under the debt facilities and other specified representations and warranties; and

•	other customary conditions for financings of this type, including customary definitive loan documents, customary legal opinions, customary corporate documents and officers’ and public officials’ certifications, perfected security interests, receipt of reasonably satisfactory lien and judgment searches, execution of guarantees, evidence of authority, payment of fees and expenses, obtaining of reasonably satisfactory insurance, certificate of solvency and documentation required by regulatory authorities.

The debt financing commitments expire at 5:00 p.m., New York City time, on March 17, 2007.

Equity Financing

Parent has received an equity commitment letter dated October 11, 2006 from Apollo pursuant to which Apollo has agreed to cause certain of its affiliated investment funds, successors and assigns to contribute up to $455 million in cash equity financing to Parent, of which $130 million relates to the acquisition of Jacuzzi Bath and $325 million relates to the acquisition of Zurn.

The consummation of the equity investment contemplated by the equity commitment letter is subject to (i) the satisfaction or waiver of all of the conditions precedent to the obligations of Parent and Merger Subsidiary set forth in the merger agreement (other than any condition precedent not satisfied due solely to the failure of Apollo to consummate the equity commitment) or (ii) the rendering of a final, non-appealable judgment awarding the Company damages due to a willful and intentional breach by Parent or Merger Subsidiary of its respective obligations under the merger agreement.

The Company is an express third-party beneficiary of the equity commitment letter and may enforce the terms of it directly against Apollo.

Interests of Certain Persons in the Merger

In considering the recommendation of the Board with respect to the merger agreement, holders of shares of the Company’s common stock should be aware that the Company’s executive officers and directors have interests in the merger that may be different from, or in addition to, those of the Company’s stockholders generally. These interests may create potential conflicts of interest. The Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the merger agreement and to recommend that the Company’s stockholders vote in favor of adopting the merger agreement.

Stock Holdings, Stock Options and Restricted Stock Awards

The merger agreement provides that each holder of shares of the Company’s common stock, including the Company’s directors and executive officers, will be entitled to receive $12.50 in cash, without interest, for each share of the Company’s common stock held immediately prior to the merger. The merger agreement also provides that at the effective time of the merger, each option to purchase shares of the Company’s common stock, including those options held by the Company’s directors and executive officers, that is outstanding at the effective time of the merger will terminate at the effective time of the merger in exchange for a payment equal to the number of shares of the Company’s common stock subject to such option multiplied by the amount, if any, by which $12.50 exceeds the exercise price of the option. The merger agreement provides further that, effective as of the effective time of the merger, all restricted stock awards, including those held by the Company’s directors and executive officers, granted by the Company pursuant to any of the Company’s equity or incentive compensation plans, agreements or arrangements with respect to which shares of the Company’s common stock remain unvested or awarded but unissued as of the effective time of the merger will be cancelled and the holder of each such award will receive from Parent or the surviving company, at or promptly after the effective time of the merger, an amount in cash, without interest, equal to $12.50 for each share of the Company’s common stock subject to such award. In each case, any such cash payment will be reduced by any required federal, state, local and foreign withholding taxes.

The table below sets forth, as of December 11, 2006, for each of the Company’s executive officers and directors:

•	the number of shares of the Company’s common stock then held;

•	the amount of cash that will be paid in respect of such shares upon consummation of the merger;

•	the number of shares subject to options then held by such person, whether or not vested;

•	the amount of cash that will be paid in respect of cancellation of such option upon consummation of the merger;

•	the number of restricted stock units then held by such person, whether or not vested, with respect to which shares of the Company’s common stock remain unvested or awarded but unissued;

•	the amount of cash that will be paid in respect of cancellation of such restricted stock units upon consummation of the merger; and

•	the total amount of cash that will be received by such person in respect of such shares, options and restricted stock units upon consummation of the merger.

All dollar amounts are gross amounts and do not reflect deductions for income taxes and other withholding. In each case with respect to options, the payment is calculated by multiplying the number of shares subject to each option by the amount, if any, by which $12.50 exceeds the exercise price of the option.

	Common Stock		Options
	Owned as of		Held as of		Restricted Stock Awards Held as of
	December 11, 2006		December 11, 2006		December 11, 2006(1)		Total
Name	Shares	Consideration	Shares	Consideration	Shares	Consideration	Consideration

Non-Employee Directors
Brian C. Beazer	40,987	$512,338	18,750	$127,163	25,089	$313,613	$953,113
Veronica M. Hagen	1,500	$18,750	15,000	$50,738	23,808	$297,600	$367,088
John J. McAtee Jr.	103,047	$1,288,088	18,750	$127,163	26,939	$336,738	$1,751,988
Claudia E. Morf	1,500	$18,750	18,750	$98,775	35,009	$437,613	$555,138
Royall Victor III	56,547	$706,838	18,750	$127,163	21,440	$268,000	$1,102,001
Thomas B. Waldin	597,920	$7,474,000	18,750	$119,325	32,881	$411,013	$8,004,338
Robert R. Womack	182,274	$2,278,425	18,750	$127,163	59,996	$749,950	$3,155,538
Executive Officers
Steven C. Barre	32,031	$400,388	140,000	$1,280,200	79,888	$998,600	$2,679,188
Diana E. Burton	70,109	$876,363	20,000	$193,600	29,768	$372,100	$1,442,063
Marie S. Dreher	21,841	$273,013	0	$0	38,712	$483,900	$756,913
Edmund L. Krainski	5,470	$68,375	0	$0	8,427	$105,338	$173,713
Alex P. Marini	79,837	$997,963	105,000	$960,150	183,312	$2,291,400	$4,249,513
Jeffrey B. Park	39,643	$495,538	87,500	$726,825	70,478	$880,975	$2,103,338
Francisco V. Puñal	21,060	$263,250	105,000	$694,200	20,295	$253,688	$1,211,138

(1)	In addition, during the period between the signing of the merger agreement and the consummation of the merger, pursuant to the Company’s Amended and Restated Non-Employee Director Deferred Compensation Plan (the “Deferred Compensation Plan”) and subject to the limitations set forth in the merger agreement, the Company will grant additional restricted stock units to its non-employee directors who are participants in the plan in lieu of cash compensation in accordance with the terms of the plan and in the ordinary course of business consistent with the Company’s past practices.

Change of Control Severance Agreements with Executive Officers

The Company has established severance arrangements that apply in the event of a change of control for the benefit of each of its executive officers — Steven C. Barre, Diana E. Burton, Alex P. Marini, Jeffrey B. Park and Francisco V. Puñal — that may be triggered by the merger. With respect to Messrs. Barre, Marini, Park, Puñal and Ms. Burton, these provisions are contained within the employment agreement of the executive officer; with respect to Marie S. Dreher, an executive officer of the Company from August 15, 2005 through December 15, 2006, the Company entered into a separate change of control agreement contemporaneously with the execution of her employment agreement, which agreement was amended on December 15, 2006.

Under their respective agreements, each of Messrs. Barre, Marini, Park and Puñal and Ms. Burton is entitled to receive, among other things, the following severance benefits if, within two years after a change of control (as defined in the applicable agreement), he or she is terminated by the Company without cause or he or she terminates his or her employment for good reason (as defined in the applicable agreement) or, if during the 30-day period beginning on the date that occurs twelve months after a change of control Messrs. Barre, Marini or Park terminates employment for any reason: (i) the accrued amounts (which amounts include, without limitation, any declared but unpaid bonus, any amount of base salary or deferred compensation accrued or earned but unpaid, any accrued but unused vacation pay and unreimbursed business expenses), (ii) lump sum payments equal to two times base salary and target bonus, (iii) two years of additional service and compensation credit for pension purposes, (iv) two years of the maximum Company 401(k) contribution and (v) payment of COBRA or health coverage premiums for two years.

On December 15, 2006, Ms. Dreher, an executive officer of the Company, was terminated by the Company without cause. In connection with her termination, Ms. Dreher receives, among other things, (i) the accrued amounts (which amounts include, without limitation, her declared but unpaid bonus for the Company’s fiscal year ending September 30, 2006, any amount of base salary or deferred compensation accrued or earned but unpaid, any accrued but unused vacation pay and unreimbursed business expenses), (ii) a lump sum payment equal to one times base salary and (iii) payment of health and dental coverage premiums through December 31, 2007. In total, Ms. Dreher received a cash payment equal to $340,462 under her severance arrangements. In addition, under Ms. Dreher’s change of control agreement, if the merger is consummated, or if the Company enters into an alternative agreement with Parent or an affiliate of Parent providing for a change of control on or before April 30, 2007, Ms. Dreher will be entitled to receive, among other things, (i) an additional lump sum payment equal to one times base salary and two times target bonus, (ii) two years additional service and compensation credit for pension purposes, (iii) two years of the maximum Company 401(k) contribution and (iv) payment of COBRA or health coverage premiums for two years.

The respective agreements further provide that if the named executive officers receive severance and other payments that exceed certain threshold amounts and result from a change in ownership (as defined in Section 280(G)(b)(2) of the Code), they will receive additional amounts to cover the federal excise tax and any interest or penalties with respect thereto on a gross-up basis.

Under their respective agreements, the executive officers are required to execute a release prior to receiving severance payments and they must comply with certain provisions relating to confidential information, non-competition and non-solicitation.

In addition, these executives participate in certain of the Company’s non-qualified defined benefit pension plans that provide for the accelerated payment of benefits on a discounted basis in the event of a change of control. The Company’s former Long-Term Incentive Plan (“LTIP”) also provides for a payout of the executive’s accrued balance upon a change of control.

The amount of cash payments that each executive officer would receive under their respective change-in-control severance arrangements and other accelerated benefits noted above, based on their compensation as of the record date, would be approximately $1,390,785 for Mr. Barre; $692,688 for Ms. Burton; $837,462 for Ms. Dreher; $2,956,998 for Mr. Marini; $1,452,196 for Mr. Park; and $769,904 for Mr. Puñal. In addition, as noted above, if these payments exceed certain threshold amounts and result from a change in ownership (as defined in Section 280(G)(b)(2) of the Code), each executive officer will receive additional amounts to cover the federal excise tax and any interest or penalties with respect thereto on a gross-up basis.

The agreements of Mr. Marini and Ms. Dreher provide that the transaction will not be deemed to constitute a change of control with respect to their severance agreements if the executive is or will be a direct or indirect equity participant in the purchasing company or group. Although Mr. Marini is not, as of the date of this Proxy Statement, an equity participant in the purchasing company or group and there is no agreement regarding this matter between Apollo and Mr. Marini, the Company currently anticipates that he will become such an equity participant. Under these circumstances, approximately $598,767 would be payable to Mr. Marini, solely in respect of the accelerated benefits noted above. Ms. Dreher is not, and will not be, an equity participant in the purchasing company or group.

As discussed below in “Executive Compensation — Employment Agreements — Retirement of David H. Clarke,” beginning on page 74 of this Proxy Statement, Mr. Clarke retired from all positions with the Company on or prior to September 30, 2006. For Mr. Clarke, $8,357,840 would be payable in respect of the accelerated benefits noted above.

Indemnification of Officers and Directors

The merger agreement provides that certain indemnification and insurance arrangements for the Company’s current and former directors and officers will be continued for six years following the closing date of the merger if the merger is consummated. These arrangements are described more fully in the section “Proposal 1 — The Merger Agreement — Indemnification and Insurance,” beginning on page 50 of this Proxy Statement.

Litigation Related to the Merger

We are aware of four purported class action lawsuits related to the merger filed in the Delaware Court of Chancery against the Company, each of the Company’s directors and various other defendants, as the case may be, including Apollo, Parent, Merger Subsidiary and George M. Sherman (the non-executive Chairman of Rexnord Corporation, a portfolio company affiliated with Apollo), in the Court of Chancery in the State of Delaware in and for New Castle County. The lawsuits — Usheroff v. Jacuzzi Brands, Inc., et al., C. A. No. 2473-N (filed Oct. 13, 2006), Ryan v. Victor, et al., C.A. No. 2477-N (filed Oct. 13, 2006), Rubenstein v. Marini, et al., C. A. No. 2485-N (filed Oct. 20, 2006) and Worcester Retirement System v. Jacuzzi Brands, Inc., et al., C.A. No. 2531-N (filed Nov. 8, 2006) — generally allege, among other things, that the merger consideration to be paid to the Company’s stockholders in the merger is unfair and grossly inadequate. In addition, the complaints allege that the Company’s directors violated their fiduciary duties by, among other things, failing to take all reasonable steps to assure the maximization of stockholder value, including the exploration of strategic alternatives that will return greater or equivalent short-term value to the Company’s stockholders. Certain of the complaints further allege that the preliminary proxy statement on Form 14A filed by the Company on November 2, 2006 is materially misleading and omits material facts. The complaints each seek, among other relief, certification of the lawsuit as a class action, a declaration that the merger is unfair, unjust and inequitable to the Company’s stockholders, an injunction preventing completion of the merger at a price that is not fair and equitable, compensatory damages to the class, attorneys’ fees and expenses, along with such other relief as the court might find just and proper. Plaintiffs in one of the actions have sought expedited discovery and preliminary injunction proceedings. We believe that these lawsuits are without merit and plan to defend them vigorously. However, even if these lawsuits are determined to be without merit, they may potentially delay or, if the delay is substantial enough to prevent the consummation of the merger by February 15, 2007, potentially prevent the consummation of the merger. Additional lawsuits pertaining to the merger could be filed in the future.

Regulatory Matters

Mergers and acquisitions that may have an impact in the United States are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, mergers and acquisitions that meet certain jurisdictional thresholds, such as the present transaction, may not be completed until the expiration or termination of a waiting period that follows the filing of notification forms by both parties to the transaction with the Department of Justice and the Federal Trade Commission. The initial waiting period is 30 days, but this period may be shortened if the reviewing agency grants “early termination” of the waiting period, or it may be lengthened if the reviewing agency determines that an in-depth investigation is required and issues a formal request for additional information and documentary material. The Company and Parent filed merger notifications with the U.S. antitrust authorities pursuant to the HSR Act on or about October 26, 2006, and early termination of the waiting period was granted, effective November 14, 2006.

The Company and Apollo conduct business in member states of the European Union. European Union Council Regulation 4064/89 requires notification of, and approval by, the European Commission of specific mergers or acquisitions involving parties with aggregate worldwide sales and individual European Union sales exceeding given thresholds before the mergers or acquisitions are implemented. The Company and Parent filed a final formal notification with the European Commission on November 29, 2006. The European Commission has 25 business days after such notification to issue its decision regarding the merger, which 25-day period is, under special circumstances, extendable by the European Commission for an additional 10-day period. After such period, the European Commission may elect to enter into a “Phase II” investigation, which is 90 business days from the date of notification, extendable by the European Commission for an additional 15-business-day period.

The Company and Apollo own property and conduct operations in a number of foreign countries, including in Brazil, in addition to those described above. In connection with the completion of the merger, the Company and Parent are required to file a notification with the CADE, Brazil’s regulatory authority, within 15 business days of the execution of the merger agreement. The parties duly notified CADE of the merger on November 1, 2006. Brazilian law does not require a waiting period. Thus, the parties may consummate the merger without awaiting CADE’s clearance.

Except as noted above with respect to the required filings under the HSR Act and the other required filings described above, and the filing of a certificate of merger in Delaware at or before the effective date of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

While the Company has no reason to believe it will not be possible to obtain these regulatory approvals in a timely manner and without the imposition of burdensome conditions, there is no certainty that these approvals will be obtained within the period of time contemplated by the merger agreement or on conditions that would not be detrimental. For example, at any time before or after completion of the merger, the Department of Justice or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of Parent or the Company. Private parties may also bring actions under the antitrust laws under certain circumstances.

Under the merger agreement, the Company and Parent have each agreed to use all reasonable best efforts to take all actions to obtain all regulatory and governmental approvals necessary to consummate the merger.

Effects on the Company if the Merger is Not Completed

In the event that the merger agreement is not adopted by the Company’s stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain an independent public company and the Company’s common stock will continue to be listed on the NYSE. In addition, if the merger is not completed, we expect that management will continue to operate the business and that the Company’s stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, the nature of the housing markets where the Company sells its products and the domestic commercial and institutional construction activity on which our business largely depends, and general industry, economic and market conditions. Accordingly, if the merger is not consummated, these risks and opportunities may affect the future value of your shares of the Company’s common stock. From time to time, the Board will evaluate and review the Company’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize stockholder value. If the merger agreement is not adopted by the Company’s stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that the Company’s business, prospects or results of operations will not be adversely impacted.

If the merger agreement is terminated under certain circumstances, the Company will be obligated to pay a termination fee to Parent of $25 million.

Material U.S. Federal Income Tax Consequences

The following are the material U.S. federal income tax consequences of the merger. This discussion is based upon the provisions of the Code, the regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and judicial and administrative rulings in effect as of the date of this Proxy Statement, all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of the Company’s common stock in light of such stockholder’s particular circumstances, nor does it discuss the special considerations applicable to holders of the Company’s common stock subject to special rules, such as U.S. Holders (as defined herein) whose functional currency is not the U.S. dollar (including U.S. Holders who maintain a registered address in the United Kingdom and elect to be paid in GBP); stockholders subject to the alternative minimum tax; stockholders who are financial institutions or broker-dealers; mutual funds; partnerships or other pass-through entities for U.S. federal income tax purposes; tax-exempt organizations; insurance companies; dealers in securities or foreign currencies; traders in securities who elect mark-to-market method of accounting; controlled foreign corporations; passive foreign investment companies; U.S. expatriates; stockholders who acquired their common stock through the exercise of compensatory stock options or similar derivative securities; or stockholders who hold the Company’s common stock as part of a straddle, constructive sale or conversion transaction. This discussion also does not address the U.S. federal income tax consequences to holders of the Company’s common stock who acquired their shares through stock option or stock purchase plan programs or in other compensatory arrangements, such as restricted stock awards granted by the Company. This discussion assumes that holders of the Company’s common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally property held for investment).

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. We also do not address foreign, state or local tax consequences of the merger. We urge you to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of the Company’s common stock pursuant to the merger or upon the exercise of appraisal rights, in light of your individual circumstances.

If a partnership holds the Company’s common stock, the tax treatment of a partner will generally depend on the status of the partner and activities of the partnership. If you are a partner of a partnership that holds the Company’s common stock, you should consult your tax advisors.

For purposes of this discussion, we use the term “U.S. Holder” to mean:

•	a U.S. citizen or individual resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income tax regardless of its source.

A “Non-U.S. Holder” is a person (other than a partnership) that is not a U.S. Holder.

U.S. Holders

The receipt of cash for shares of the Company’s common stock pursuant to the merger or upon the exercise of appraisal rights in connection with the merger will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. A U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and such U.S. Holder’s adjusted tax basis for the shares surrendered. Generally, such gain or loss will be capital gain or loss.

Capital gain recognized from the surrender of common stock held for more than one year will be long-term capital gain. For individuals that are U.S. Holders, the maximum U.S. federal income tax rate applicable to long-term capital gains is 15%. Capital gain recognized from the disposition of common stock held for one year or less will be short-term capital gain subject to tax at ordinary income tax rates. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are permitted to offset a limited amount of net capital losses annually against ordinary income, and unused net capital losses may be carried forward to subsequent tax years.

U.S. Holders of the Company’s common stock will be subject to information reporting on the cash received in the merger or upon the exercise of appraisal rights in connection with the merger unless such U.S. Holder is an “exempt recipient,” such as a domestic corporation. In addition, such payments may be subject to backup withholding at the rates specified in the Code (currently at a rate of 28%), unless the stockholder or other payee (1) establishes that it is an exempt recipient or (2) provides its correct taxpayer identification number (social security number, in the case of an individual, or employer identification number in the case of other stockholders) and certain other information under penalties of perjury. To avoid backup withholding, each of our stockholders and, if applicable, each other payee, should complete, sign and return to the exchange agent for the merger the substitute Form W-9 that such stockholder will receive with the letter of transmittal following completion of the merger. Any amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a stockholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

Non-U.S. Holders generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in the merger or upon the exercise of appraisal rights in connection with the merger unless:

•	the gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder (and if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base in the United States maintained by such Non-U.S. Holder), in which case the Non-U.S. Holder generally will be taxed at the graduated U.S. federal income tax rates applicable to United States persons (as defined under the Code) and, if the Non-U.S. Holder is a foreign corporation, the additional 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) may apply;

•	the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the Non-U.S. Holder may be subject to a 30% tax on the net gain realized in connection with the merger, which may be offset by U.S. source capital losses of the Non-U.S. Holder, if any; or

•	the Company is or has been during the five-year period ending on the date of the merger, a “United States real property holding corporation” for U.S. federal income tax purposes and certain other circumstances apply, in which event the purchaser of our stock may withhold 10% of the cash payable to a Non-U.S. Holder in connection with the merger and a Non-U.S. Holder generally will be subject to the rules applicable to “effectively connected” income, as described above.

We do not believe that we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

Non-U.S. Holders will be subject to information reporting and may be subject to backup withholding at the rates provided in the Code (currently at a rate of 28%) on the cash received in the merger or upon the exercise of appraisal rights in connection with the merger, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person under the Code (and the payor does not have actual knowledge or reason to know otherwise) or such holder otherwise establishes an exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that such Non-U.S. Holder furnishes the required information to the IRS in a timely manner.

Payment to U.K. Stockholders

At the election of any U.K. Stockholder, the paying agent will make payment of the merger consideration to such holder in GBP, rather than in USD. The merger consideration will be converted from USD into GBP at the spot rate in effect as of the effective time of the merger. If you are a U.K. Stockholder that would like to participate in this program, you must make the election to receive your merger consideration in GBP on or prior to the date of the Annual Meeting by checking the appropriate box on your proxy card and returning the proxy card in accordance with the voting instructions. A U.K. Stockholder should consult such U.K. Stockholder’s tax advisor with respect to the tax consequences, if any, of receiving payment in GBP rather than in USD.

PROPOSAL 1
THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, which is attached to this Proxy Statement as Annex A and incorporated by reference in this section of the Proxy Statement. We urge you to read carefully the full text of the merger agreement.

General

If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, Merger Subsidiary, a wholly owned subsidiary of Parent created solely for the purpose of engaging in the transactions contemplated by the merger agreement, will merge with and into the Company. The separate corporate existence of Merger Subsidiary will cease, and the Company will continue as the surviving corporation and will become a wholly owned subsidiary of Parent.

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or such later time as is set forth in the certificate of merger. The closing of the merger will occur as soon as practicable after the conditions to effect the merger set forth in the merger agreement have been satisfied or waived. Although the Company expects to complete the merger by February 15, 2007, we cannot specify when, or assure you that, the Company, Parent and Merger Subsidiary will satisfy or waive all conditions to the merger.

At the effective time of the merger, the Company’s certificate of incorporation will be amended in its entirety to be as set forth in Exhibit A to the merger agreement. In addition, the by-laws of Merger Subsidiary, as in effect immediately prior to the effective time of the merger, will become the by-laws of the surviving corporation.

The directors of Merger Subsidiary immediately prior to the effective time of the merger will be the initial directors of the surviving corporation. The officers of the Company immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.

The merger agreement and the summary of its terms have been included in this Proxy Statement to provide you with information regarding the terms of the merger agreement and are not intended to modify or supplement any factual disclosures about the Company in its reports filed with the SEC. In particular, the merger agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or Parent. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders.

Merger Consideration

At the effective time of the merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the merger will automatically be canceled and converted into the right to receive $12.50 in cash, without interest, other than shares of common stock:

•	owned by the Company as treasury stock or owned by any subsidiary of the Company or by Parent immediately prior to the effective time of the merger, all of which will be cancelled without any payment; and

•	held by a stockholder who has not voted in favor of the merger or consented to the merger in writing and who has demanded appraisal for such shares in accordance with the General Corporation Law of the State of Delaware, until such time as such holder fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under the General Corporation Law of the State of Delaware.

As a result, after the merger is completed, the Company’s stockholders of record will have only the right to receive this consideration, and will no longer have any rights as the Company’s stockholders, including voting or other rights with respect to the shares.

Parent and the surviving corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of the Company’s common stock any amounts that are required to be deducted and withheld with respect to making such payment under the Code, or any other applicable state, local or foreign tax law.

Shares of the Company’s common stock outstanding immediately prior to the effective time and held by a holder who has not voted in favor of, or consented in writing to, the merger and who has demanded appraisal for such shares in accordance with the Delaware General Corporation Law and as to which the right to appraisal has not failed to be perfected, been withdrawn or otherwise been lost in accordance with the provisions of the Delaware General Corporation Law will not be converted into a right to receive the merger consideration. Instead, the holder of such shares will be entitled to receive the fair value of such shares, as determined by the Delaware Court of Chancery, which may be more, the same or less than the per share merger consideration. See “Appraisal Rights,” beginning on page 56 of this Proxy Statement. However, if, after the effective time, such holder fails to perfect, withdraws or loses the right to appraisal, such shares will be treated as if they had been converted as of the effective time into a right to receive the merger consideration.

Payment Procedures; Exchange of Certificates

Prior to the effective time of the merger, Parent will select an exchange agent for the purpose of exchanging certificates representing shares of the Company’s common stock or uncertificated shares of the Company’s common stock, in each case for the merger consideration. Prior to the effective time of the merger, Parent will make available to the exchange agent the merger consideration to be paid in respect of the certificates and uncertified shares (other than the portion of the aggregate merger consideration allocable to dissenting shares). Within two business days after the date on which the merger is consummated, Parent will send, or will cause the exchange agent to send, to each holder of shares of the Company’s common stock at the effective time a letter of transmittal and instructions for use in such exchange. Each holder of shares of the Company’s common stock that have been converted into the right to receive the merger consideration will be entitled to receive, upon surrender to the exchange agent of a certificate, together with a properly completed letter of transmittal, or receipt of an “agent’s message” by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request) in the case of a book-entry transfer of uncertificated shares, the merger consideration in respect of the Company’s common stock represented by such certificate or uncertificated share. The surviving corporation and Parent are each entitled to deduct and withhold any applicable taxes from the merger consideration that would otherwise be payable.

If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated share is registered, either the certificate surrendered must be properly endorsed or otherwise in proper form for transfer, or such uncertificated share must be properly transferred, and the person requesting such payment must pay to the exchange agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such certificate or uncertificated share, or must establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

After the effective time of the merger, there will be no further registration of transfers of shares of the Company’s common stock. If, after the effective time of the merger, certificates or uncertificated shares are presented to the surviving corporation, they will be canceled and exchanged for the merger consideration.

If your Company stock certificates have been lost, stolen or destroyed, upon the making of an affidavit of that fact and, if required by the surviving corporation, posting a bond in such reasonable amount as the surviving corporation may direct as indemnity against any claim with respect to your certificates, the exchange agent will issue merger consideration to you in exchange for your lost, stolen or destroyed certificates.

Cash-Out of Stock Options and Restricted Stock Awards

At or immediately prior to the effective time of the merger, each option to purchase shares of the Company’s common stock granted under any of the Company’s employee stock option or compensation plans or arrangements, including each such option held by the Company’s directors and executive officers, that is outstanding as of the effective time of the merger will be cancelled as of the effective time of the merger and the holder of each such option will receive from Parent or the surviving company, at or promptly after the effective time of the merger, an amount in cash, without interest, equal to the product of:

•	the excess, if any, of $12.50 over the exercise price per share of common stock subject to such option, multiplied by

•	the number of shares of the Company’s common stock such holder could have purchased had such holder exercised such option in full immediately prior to the effective time of the merger.

Effective as of the effective time of the merger, all restricted stock awards (including restricted stock units) granted by the Company pursuant to any of the Company’s equity or incentive compensation plans, agreements or arrangements with respect to which shares of the Company’s common stock remain unvested or awarded but unissued as of the effective time of the merger will be cancelled and the holder of each such award will receive from Parent or the surviving company, at or promptly after the effective time of the merger, an amount in cash, without interest, equal to $12.50 for each share of the Company’s common stock subject to such award.

In each case, such cash payment will be reduced by any required federal, state, local and foreign withholding taxes.

Representations and Warranties

The merger agreement contains representations and warranties that the Company made to Parent and Merger Subsidiary regarding, among other things:

•	the Company’s and its subsidiaries’ organization, good standing and corporate power to operate its business;

•	the Company’s corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement;

•	governmental filings and consents required in connection with the merger;

•	the absence of conflicts with or violations of the Company’s organizational documents, applicable law and certain agreements as a result of the consummation of the transactions contemplated by the merger agreement;

•	the Company’s capitalization, including the number of shares of the Company’s common stock, stock options and restricted stock awards outstanding;

•	the Company’s subsidiaries;

•	the timely filing of appropriate documents with the SEC and the accuracy and completeness of information contained in such documents;

•	the Company’s disclosure controls and internal control over financial reporting;

•	the accuracy of the Company’s financial statements;

•	the accuracy and completeness of information supplied by the Company in this Proxy Statement;

•	the absence of certain changes and events since September 30, 2005;

•	the absence of undisclosed material liabilities;

•	the Company’s compliance with laws and court orders;

•	the absence of litigation and outstanding court orders against the Company;

•	the absence of undisclosed brokers’ fees;

•	the Company’s receipt of a fairness opinion from its financial advisor;

•	the filing of tax returns, status of unpaid tax and other tax matters affecting the Company;

•	employee benefits, including matters relating to the Employee Retirement Income Security Act, the Pensions Act of 2004 of the United Kingdom and the Company’s employee benefit plans;

•	the Company’s intellectual property rights;

•	environmental matters;

•	the Company’s material contracts;

•	the inapplicability of certain anti-takeover statutes to the merger agreement and the merger;

•	transactions with affiliates;

•	real property owned or leased by the Company or its subsidiaries;

•	the Company’s insurance policies; and

•	labor matters.

In addition, Parent and Merger Subsidiary made representations and warranties to the Company regarding, among other things:

•	Parent’s and Merger Subsidiary’s organization, good standing and limited liability company and corporate power (as applicable);

•	the limited liability company and corporate power (as applicable) and authority of Parent and Merger Subsidiary to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement;

•	governmental filings and consents required in connection with the merger;

•	the absence of conflicts with or violations of the organizational documents of Parent and Merger Subsidiary, applicable law and certain agreements as a result of the consummation of the transactions contemplated by the merger agreement;

•	the accuracy of information supplied by Parent and Merger Subsidiary for inclusion in this Proxy Statement;

•	the absence of undisclosed brokers’ fees; and

•	the debt and equity commitment letters received by Parent, including that such commitment letters are in full force and effect.

Many of these representations and warranties are qualified as to “materiality” or “material adverse effect.” For the purposes of the merger agreement, “material adverse effect” means, with respect to the Company, Parent or Merger Subsidiary, as the case may be, any occurrence, condition, change, event or effect that has a material adverse effect on the ability of such party to perform its respective obligations under the merger agreement in all material respects or to consummate the merger and the other transactions contemplated by the merger agreement. In addition, with respect solely to the Company, “material adverse effect” also means any occurrence, condition, change, event or effect that has a material adverse effect on the business, financial condition, assets, properties, liabilities or results of operations of the Company and its subsidiaries, taken as a whole, other than any material adverse effect to the extent occurring after October 11, 2006 and resulting from:

•	changes in circumstances or conditions generally affecting the industry in which the Company and its subsidiaries operate, except to the extent such changes have a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, as compared to other persons in the industries in which the Company or its subsidiaries operate;

•	changes in general economic or business conditions or in markets in the United States or in financial markets in which the Company or its subsidiaries operate, except to the extent such changes have a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, as compared to other persons in the industries in which the Company or its subsidiaries operate;

•	acts of war, armed hostilities, sabotage or terrorism, except for such acts that have had a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, as compared to other persons in the industries in which the Company or its subsidiaries operate;

•	changes in law or generally accepted accounting principles, except to the extent such changes have a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, as compared to other persons in the industries in which the Company or its subsidiaries operate;

•	the negotiation, execution, announcement, pendency or performance of the merger agreement or the transactions contemplated by the merger agreement; and

•	any action required or expressly contemplated to be taken or any action not taken which is prohibited from being taken pursuant to the merger agreement.

Covenants Relating to the Conduct of the Company’s Business

From October 11, 2006 through the effective time of the merger or the earlier termination of the merger agreement, the Company is required, and is required to cause its subsidiaries, to conduct its and its subsidiaries’ business in the ordinary course of business consistent with past practice and to use reasonable best efforts to preserve intact its and its subsidiaries’ business organization and relationships with third parties and to keep available the services of its and its subsidiaries’ present officers and employees. During the same period, the Company has also agreed that, subject to certain exceptions, the Company will not, and will not permit any of its subsidiaries to, do any of the following without the prior written consent of Parent:

•	amend its certificates of incorporation or by-laws or similar organizational documents;

•	declare, set aside or pay any dividend with respect to any shares of capital stock of the Company or any of our subsidiaries, or split, combine or reclassify any capital stock of, or other equity interests in, the Company or any of our subsidiaries;

•	repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company or any of its subsidiaries;

•	offer, issue, deliver, grant or sell any shares of the Company’s common stock, or any securities convertible into shares of the Company’s common stock, or any rights, warrants or options to acquire any shares of the Company’s common stock, other than issuances pursuant to stock options that were outstanding on October 11, 2006 and grants of restricted stock units to directors for compensation in the ordinary course consistent with past practice;

•	acquire (whether by merger, consolidation, acquisition of stock or assets or otherwise) any material amount of stock or assets of any other person, except pursuant to certain contracts, commitments or plans existing on October 11, 2006 or except pursuant to the purchase of assets from suppliers and vendors in the ordinary course of business consistent with past practice;

•	sell, lease, license, pledge, subject to any lien or otherwise dispose of any of the Company’s material subsidiaries or any material amount of assets, securities or property, except pursuant to existing certain contracts, commitments or plans existing on October 11, 2006 or the sale, lease or license of assets to customers in the ordinary course of business consistent with past practice;

•	incur, create or assume any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities or guarantee any debt securities, other than any indebtedness, guarantee or issuance incurred in the ordinary course of business consistent with past practice under revolving lines of credit existing on October 11, 2006 pursuant to the Company’s U.S. credit facilities and other revolving lines of credit existing on October 11, 2006 or incurred between the Company and any of its wholly owned subsidiaries or between any of the Company’s wholly owned subsidiaries;

•	voluntarily redeem, repurchase, prepay, defease or cancel any indebtedness for borrowed money or debt securities which would result in the payment by the Company or its subsidiaries of a premium or penalty or amend or modify in any material respect the terms of any debt securities, except as required pursuant to the merger agreement or for the repayment of indebtedness under the Company’s revolving credit facilities existing on October 11, 2006;

•	except as required by applicable law, the terms of the merger agreement or the terms of certain agreements, plans or arrangements existing on October 11, 2006 or in the ordinary course of business consistent with past practice:

•	grant any severance or termination pay to (or amend any existing arrangement with) any current or former director, officer or employee of the Company or any of its subsidiaries;

•	enter into, amend or terminate any employment, severance, bonus, deferred compensation or other similar agreement with any current or former director, officer or employee of the Company or any of its subsidiaries;

•	establish, adopt, become obligated under or amend any collective bargaining agreement or any employment, severance or similar agreement or benefit plan; or

•	increase the compensation, bonus or other benefits payable to any current or former director, officer or employee of the Company or any of its subsidiaries if any such actions shall increase the annual payroll cost of the Company and its subsidiaries by in excess of 3.5% or shall increase the annual compensation of any officer by in excess of 5% in accordance with the Company’s budget in effect as of October 11, 2006.

•	adopt any change, other than as required by the SEC, GAAP or by applicable law, in its accounting policies, procedures or practices;

•	pay, discharge or satisfy any material claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against the Company’s consolidated financial statements or incurred in the ordinary course of business consistent with past practice;

•	adopt a plan of complete or partial liquidation or dissolution or restructuring, recapitalization or other reorganization;

•	except in the ordinary course of business consistent with past practice:

•	make or rescind any material express or deemed election relating to taxes (including any election for any joint venture, partnership, limited liability company or other investment where the Company has the capacity to make such binding election, but excluding any election that must be made periodically and is made consistent with past practice);

•	settle or compromise any material proceeding, audit or controversy relating to taxes; or

•	change any material method of reporting income or deductions for income tax purposes from those employed in the preparation of its income tax returns that have been filed for prior taxable years;

•	amend or modify in any manner materially adverse to the Company or its subsidiaries any contract that is material to the Company and its subsidiaries;

•	in relation to any non-U.S. employment, severance or similar agreement or benefit plan maintained, contributed to or sponsored by the Company or any of its subsidiaries that provides benefits to employees in the United Kingdom make any change to such agreement or benefit plan or to the benefits provided under it without Parent’s consent (such consent not to be unreasonably withheld or delayed) or take any action or fail to take any action where such action or inaction would or would reasonably be expected to constitute a type A event;

•	authorize or make capital expenditures other than in the ordinary course consistent with past practice in accordance with the Company’s budget in effect as of October 11, 2006;

•	terminate or permit any material insurance policy to be cancelled or amended or modified in any material respect, other than in the ordinary course of business consistent with past practices; or

•	authorize, propose, agree or commit to do any of the foregoing.

Stockholders Meeting

The merger agreement requires the Company to cause a meeting of its stockholders to be duly called and held as promptly as practicable for the purpose of voting on the approval and adoption of the merger agreement and the merger. Subject to the provisions described below under “No Solicitation,” the Board is required to recommend approval and adoption of the merger agreement by the Company’s stockholders and the merger at such meeting. The Company has further agreed to:

•	promptly prepare and file this Proxy Statement with the SEC, use reasonable best efforts to have it cleared by the SEC, and then mail it to its stockholders as promptly as practicable;

•	use reasonable best efforts to obtain the requisite approval of its stockholders necessary to approve and adopt the merger agreement and the merger; and

•	otherwise comply with all legal requirements applicable to such meeting.

No Solicitation

Upon the signing of the merger agreement, the Company agreed to, and agreed to cause its subsidiaries and its and their respective advisors, employees and other agents to, cease immediately and cause to be terminated any and all activities, discussions or negotiations, if any, with any third party conducted on or prior to October 11, 2006 with respect to any acquisition proposal (as defined below) or any proposal or discussion that would reasonably be expected to lead to an acquisition proposal. The Company has further agreed not to terminate, waive, amend or modify in any material respect any provision of any existing standstill or confidentiality agreement to which the Company or any of its subsidiaries is a party, and to, and cause its subsidiaries to, enforce the provisions of any such agreement. Except as set out below, the Company has also agreed that neither the Company nor any of its subsidiaries will, and the Company will cause its officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents, representatives and advisors not to, directly or indirectly:

•	solicit, initiate or take any action to facilitate or encourage the submission of any inquiries, offers or proposals relating to an acquisition proposal;

•	initiate, enter into or participate in any discussions or negotiations with or furnish or disclose any nonpublic information relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, personnel, books or records of the Company or its subsidiaries to, or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any third-party that would reasonably be expected to make, or has made, an acquisition proposal;

•	approve, endorse or recommend, or determine to approve, endorse or recommend, an acquisition proposal or fail to make, withdraw or modify in a manner adverse to Parent or Merger Subsidiary the recommendation of the Board that the Company’s stockholders vote for approval and adoption of the merger agreement and the merger; or

•	approve, endorse or recommend, or determine to approve, endorse or recommend, or enter into any agreement in principle, understanding, letter of intent, term sheet or other similar instrument relating to, an acquisition proposal.

The merger agreement also provides that, notwithstanding the prohibitions described above, the Board, directly or indirectly, through advisors, agents or other intermediaries, may prior to the Company’s stockholders approving and adopting the merger agreement and the merger:

•	engage in negotiations or discussions with any third party that has made a bona fide acquisition proposal, other than as a result of a breach by the Company of the no solicitation provisions of the merger agreement, that constitutes or would reasonably be expected to lead to a superior proposal (as defined below);

•	then furnish to such third party nonpublic information relating to the Company or any of its subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the confidentiality agreement between the Company and Parent;

•	approve, endorse or recommend, or determine to approve, endorse or recommend, an acquisition proposal or fail to make, withdraw or modify in a manner adverse to Parent the Board’s recommendation that the Company’s stockholders vote for approval and adoption of the merger agreement and the merger; and

•	subject to the termination of the merger agreement in compliance with its provisions, enter into an agreement with respect to a superior proposal;

but in the case of each of the four bullets above, only if the Board determines in good faith by a majority vote, after considering the advice of the Company’s outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

The merger agreement defines the term acquisition proposal as, other than the transactions contemplated by the merger agreement, any offer, proposal, contract or inquiry relating to, or any third-party indication of interest in any:

•	direct or indirect acquisition, exchange, transfer or purchase of 22.6% or more of the Company’s consolidated assets or over 22.6% or more of any class of the Company’s equity or voting securities (or the equity or voting securities of any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 22.6% of our consolidated assets);

•	direct or indirect acquisition, exchange, transfer or purchase of the assets comprising all or substantially all of the plumbing business or bath business of the Company and its subsidiaries;

•	tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 22.6% or more of any class of the Company’s equity or voting securities (or the equity or voting securities of any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 22.6% of the Company’s consolidated assets); or

•	merger, consolidation, share exchange, business combination, sale of substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company (or any of its subsidiaries whose assets, individually or in the aggregate, constitute 22.6% of the Company’s consolidated assets).

The merger agreement defines the term superior proposal as any bona fide, unsolicited written acquisition proposal:

•	for at least 75% of the voting power of the outstanding shares of the Company’s common stock;

•	on terms and conditions that the Board determines in good faith by a majority vote, after considering the advice of a financial advisor of nationally recognized reputation, are more favorable from a financial point of view to the Company’s stockholders than as provided under the merger agreement (taking into account any proposals by Parent to amend the terms of the merger agreement during the four-business-day period described under “Termination” below);

•	the conditions to the consummation of which are all reasonably expected to be satisfied without undue delay relative to the merger (taking into account all legal, regulatory and other aspects of such proposal); and

•	that is fully financed or is, in the Board’s good faith judgment, reasonably likely to be fully financed by means of a commitment letter from a reputable person capable of financing such deal.

The Company has agreed that the Board will not take any of the actions described above unless the Company has delivered to Parent prior written notice advising Parent that the Board intends to take such action. The Company has also agreed to promptly notify Parent, orally and in writing, after receipt by it or any of its subsidiaries (including through notification by its representatives) of any (i) acquisition proposal, inquiry or request for nonpublic information relating to, or access to the business, properties, assets, personnel, books or records of the Company or any of its subsidiaries by any third party who would reasonably be expected to make, or has made, an acquisition proposal or (ii) request for discussions or negotiations regarding, or which would be reasonably expected to lead to, an acquisition proposal.

The Company is further required to:

•	promptly provide to Parent a copy of any such proposal, offer or request and any written materials submitted in connection therewith (or if such proposal, offer or request was not in writing, a description of the material terms thereof);

•	keep Parent reasonably informed on a prompt basis of the status of any such proposal, offer or request, and any discussions or communications related thereto (including with respect to any changes in the financial or other material terms of any such proposal, offer or request and whether such proposal, offer or request has been withdrawn);

•	provide Parent promptly with copies of all material correspondence between it, its subsidiaries or its or their respective directors, employees, agents or representatives and any third party or its directors, employees, agents or representatives in connection with any such offer, proposal or request; and

•	promptly provide any material information to Parent provided by it to any third party that has not previously been provided or otherwise made available to Parent.

Nothing in the merger agreement prohibits the Company from taking any action necessary to comply with Rules 14d-9 and 14e-2 under the Exchange Act with regard to an acquisition proposal or from making any required disclosure to its stockholders, if, in the good faith judgment of the Board, after considering advice of outside legal counsel, failure to so disclose would be inconsistent with its obligations under applicable law.

Access to Information

The Company has agreed to afford Parent and its counsel, financial advisors, auditors, lenders and other authorized representatives reasonable access, prior to the effective time of the merger or termination of the merger agreement, to the offices, properties, books and records of the Company and its subsidiaries and to furnish to Parent and its counsel, financial advisors, auditors, lenders and other authorized representatives such financial and operating data and other information as such Persons may reasonably request. The Company has also agreed to instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and its subsidiaries to cooperate with all reasonable requests of Parent in its investigation of the Company and its subsidiaries, including in connection with the identification of the assets (real and personal, tangible and intangible), personnel and liabilities comprising each of the bath products division and the plumbing products division of the Company and its subsidiaries.

Indemnification and Insurance

Parent has agreed that, for a period of six years following the effective time of the merger, it will cause the surviving corporation to indemnify and hold harmless the present and former officers and directors of the Company in respect of acts or omissions occurring at or prior to the effective time of the merger (including acts or omissions in connection with the merger agreement and the consummation of the transactions contemplated thereby) to the fullest extent permitted under the General Corporation Law of the State of Delaware or any other applicable law or provided under the Company’s certificate of incorporation and by-laws currently in effect.

Parent has also agreed to cause the surviving corporation to maintain in effect, at no expense to the beneficiaries, for six years following the effective time of the merger, directors’ and officers’ liability insurance policies covering each indemnified person in an amount and scope no less favorable than those of such policies in effect on October 11, 2006. However, if such policies cannot reasonably be procured at an annual premium of 300% of the premium paid by the Company in respect of the current year as of October 11, 2006, then the surviving corporation will provide insurance with the greatest coverage and amount reasonably procurable for such a premium.

Parent has agreed that, for a period of six years following the effective time of the merger, the provisions of the certificate of incorporation and by-laws of the surviving corporation will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of the Company’s current and former directors and officers than the provisions of the Company’s certificate of incorporation and by-laws in effect on October 11, 2006.

The surviving corporation will pay on an as-incurred basis the reasonable and documented fees and expenses of the indemnified persons, including the reasonable fees and expenses of counsel, in advance of the final disposition of any proceeding that is subject to the right of indemnification under the merger agreement. However, any person to whom expenses are advanced must provide an undertaking to repay the advances if it is ultimately determined by a court of competent jurisdiction, by a final, non-appealable order, that such person is not entitled to indemnification. The surviving corporation will also pay all reasonable and documented expenses, including reasonable fees and expenses of counsel, that an indemnified person may incur in enforcing the indemnity provided for in the merger agreement. The indemnified person will be entitled to control the defense of any proceeding with counsel of its own choosing reasonably acceptable to the surviving corporation and the surviving corporation will cooperate in such defense.

Employee Benefit Matters

Parent has agreed that, for a period of 12 months following the effective time of the merger, it will, or will cause its subsidiaries, including the surviving corporation to, (i) continue, without any change adverse to continuing employees certain specified severance plans, programs and agreements and (ii) provide to continuing employees compensation and benefits that are substantially comparable in the aggregate to the total compensation and benefits (excluding pension benefits provided under any defined benefit and similar plans, equity-based and most other long- term incentive plans and awards and retiree welfare benefits) provided to such employees immediately prior to the effective time of the merger.

Parent has agreed to cause the surviving corporation to honor the obligations of the surviving corporation and its subsidiaries under the provisions of each compensation or benefit agreement, plan or arrangement, including all change of control plans and agreements (provided that, except as required by applicable law or as expressly provided in the merger agreement, Parent retains the right to terminate or amend any such plan in accordance with its terms). Parent has also agreed to provide continuing employees with credit for their service to the Company and its subsidiaries for purposes of vesting, eligibility and benefit levels under any employee benefit plan in which such continuing employees participate after the effective time of the merger (except that no credit will be given for purposes of benefit accruals under any defined benefit pension plan).

Parent also agrees, for purposes of its employee benefit plans providing medical, dental, health, pharmaceutical or vision benefits to any employee of the Company or its subsidiaries, to cause its employee benefit plans to waive all pre-existing condition exclusions or good health and actively-at-work requirements to the same extent such exclusions or requirements were waived or satisfied under a comparable plan of the Company or its subsidiaries and take into account any eligible expenses incurred by such employees and their dependents for purposes of satisfying all deductible, co-insurance and maximum out-of-pocket requirements applicable to such employees and their covered dependents under the applicable employee benefit plan of Parent.

Continuing employees are those of the Company’s employees who continue as employees of the surviving corporation or Parent following the effective time of the merger.

Financing

Parent and Merger Subsidiary received debt financing commitments on October 11, 2006 from Credit Suisse, Credit Suisse Securities (USA) LLC, Bank of America N.A., Banc of America Securities LLC, UBS Loan Finance LLC and UBS Securities LLC. Pursuant to the debt financing commitments, and subject to their terms and conditions, such financial institutions have committed to provide debt financing, in a total aggregate amount of up to $1.16 billion.

Parent has agreed to use reasonable best efforts to comply with all of its covenants, agreements, representations and warranties contained in the debt commitment letters and not to take any action specifically prohibited pursuant to the terms of the debt commitment letters or agree to amend the debt commitment letters in a manner adverse to the Company. If any of the debt commitment letters expire or are terminated prior to the effective time of the merger, Parent has agreed to use reasonable best efforts to promptly arrange for alternative debt financing (upon terms and subject to conditions no less favorable to the Company in any material respect than those contained in the debt commitment letters).

The Company has agreed to provide, and has agreed to request that its officers, directors, officers, directors, employees, accountants, counsel, consultants, advisors and agents provide, all cooperation reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its subsidiaries) in connection with the arrangement of the debt financing described above, including using reasonable best efforts to:

•	meet with prospective lenders and investors in meetings, presentations, road shows and due diligence sessions;

•	assist with the preparation of disclosure documents;

•	cause its independent accountants to provide reasonable assistance to Parent, at Parent’s expense;

•	cause its attorneys to provide reasonable assistance to Parent, at Parent’s expense;

•	obtain landlord waivers, mortgagee waivers, bailee acknowledgements and other similar third party documents required by the financial institutions providing the debt financing; and

•	execute and deliver any commitment letters, underwriting or placement agreements, registration statements, pledge and security documents, other definitive financing documents, or other requested certificates or documents.

The Company has also agreed to use reasonable best efforts to make available to Parent and Merger Subsidiary or their representatives, at Parent’s expense, as promptly as reasonably practicable, certain financial statements of the plumbing products division of the Company and of the bath products division of the Company for certain fiscal periods ending prior to the consummation of the merger. Parent has agreed that in the event of any conflict (including with respect to allocation of management time or other resources) between the preparation of such financial statements and the preparation of the Company’s annual report on Form 10-K for its fiscal year ended September 30, 2006, the preparation of such Form 10-K shall take precedent.

Debt Tender Offer and Consent Solicitation

On December 4, 2006, as required by the merger agreement, the Company commenced an offer to purchase and consent solicitation relating to all of the outstanding aggregate principal amount of its 9.625% Senior Secured Notes due 2010. The terms and conditions of the tender offer and consent solicitation are set forth in an Offer to Purchase and Consent Solicitation Statement and related Letter of Transmittal, each dated December 4, 2006, that were distributed to the holders of those notes.

As of 5:00 p.m., New York City time, on December 15, 2006, which was the deadline for holders who desired to receive the cash consent payment to tender their Notes and deliver their consents, the Company had received tenders and consents for $379,950,000 in aggregate principal amount of the notes, representing 99.99% of the outstanding notes. Accordingly, the requisite consents to adopt proposed amendments to the indenture pursuant to which the notes were issued have been received, and a supplemental indenture to effect the proposed amendments has been executed. The proposed amendments, which will eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default and related provisions contained in the indenture, will become operative when the tendered notes are accepted for purchase by the Company.

Assuming that all of the conditions to the tender offer and consent solicitations are satisfied or waived, concurrently with the effective time of the merger, notes validly tendered in the tender offer will be accepted for payment.

Agreement to Take Further Action and to Use Reasonable Best Efforts

Each party has agreed that each will use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement, including to:

•	prepare and to file as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; and

•	obtain and to maintain all required approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.

The Company and Parent have also agreed to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the merger agreement as promptly as practicable and in any event by October 25, 2006, supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and take all commercially reasonable actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act.

Other Covenants

The merger agreement contains additional mutual covenants, including covenants relating to cooperation regarding filings with governmental agencies and obtaining any governmental or third party consents, approvals or waivers, public announcements, further assurances, mutual notification of particular events, confidential treatment of non-public information and conveyance taxes. The merger agreement also contains additional covenants of the Company, including covenants relating to stockholder litigation, certain tax matters and certain specified agreements.

Conditions to the Merger

The obligations of the Company, Parent and Merger Subsidiary to consummate the merger are subject to the satisfaction of the following conditions:

•	the approval and adoption of the merger agreement and the merger by stockholders holding at least a majority of the outstanding shares of the Company’s common stock;

•	the absence of any applicable law prohibiting the consummation of the merger;

•	the expiration or termination of the waiting period under the HSR Act; and

•	the completion of any actions by or in respect of, or required filings with, any governmental body, agency, official or authority.

The obligations of Parent and Merger Subsidiary to consummate the merger are subject to the satisfaction or waiver, at or prior to the effective time of the merger, of the following further conditions:

•	the Company must have performed in all material respects all of its obligations under the merger agreement;

•	the Company’s representations and warranties set forth in the merger agreement (disregarding any qualifications as to materiality or any material adverse effect on the Company) must be true and correct at and as of the effective time of the merger (or, if applicable, as of an earlier date), with only such exceptions as would not individually or in the aggregate reasonably be expected to result a material adverse effect; however, with respect to those representations and warranties relating to the capitalization of the Company contained in Section 4.05 of the merger agreement, such representations and warranties must be true and correct in all respects (disregarding all restricted stock units awarded on or prior to October 11, 2006 and issued after October 11, 2006 pursuant to the Deferred Compensation Plan and consistent with the Company’s schedule of director’s fees and retainers in effect as of October 11, 2006) with only such exceptions as would not, individually or in the aggregate, result in the payment of additional amounts under the merger agreement in excess of $100,000;

•	the Company must have delivered to Parent a certificate signed by one of the Company’s executive officers certifying that the conditions in the preceding two bullets have been satisfied;

•	there must not have occurred after October 11, 2006 any event, change, effect or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company; and

•	Parent must have received the proceeds of the financings described in the debt commitment letters, or must have obtained alternative financing sufficient, when taken together with the proceeds of the equity commitment letter, to pay the aggregate merger consideration and option consideration as provided in the merger agreement.

The obligations of the Company to consummate the merger are subject to the satisfaction or waiver at or prior to the effective time of the merger, of the following further conditions:

•	each of Parent and Merger Subsidiary must have performed in all material respects all of its obligations under the merger agreement;

•	the representations and warranties of each of Parent and Merger Subsidiary contained in the merger agreement (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect) must be true and correct at and as of the effective time of the merger (or, if applicable, as of an earlier date) with only such exceptions as would not reasonably be expected to have a material adverse effect on Parent or Merger Subsidiary, as applicable; and

•	the Company must have received a certificate signed by the executive officer of each of Parent and Merger Subsidiary certifying that the conditions in the preceding two bullets have been satisfied.

The Company does not currently anticipate any facts under which it would waive any condition of its obligations to consummate the merger. See the section entitled “— Amendment and Waiver” beginning on page 55 of this Proxy Statement.

Termination

The merger agreement may be terminated at any time prior to the effective time of the merger whether before or after the meeting of the Company’s stockholders to consider the adoption of the merger agreement:

•	by the mutual written consent of the parties;

•	by either party if:

•	the merger is not consummated on or before February 15, 2007 (provided that the terminating party’s breach of the merger agreement was not the principal cause of the failure of the merger to be consummated by February 15, 2007);

•	consummation of the Merger would violate any non-appealable final order, decree or judgment (which the parties have used their reasonable best efforts to resist, resolve or lift) of any governmental entity having competent jurisdiction;

•	the Company’s stockholders do not approve and adopt the merger agreement and the merger at the Annual Meeting (or at any adjournment or postponement of the Annual Meeting); or

•	the other party breaches or fails to perform any representation, warranty or covenant contained in the merger agreement that (i) would result in the failure of the related condition to close and (ii) is incurable by February 15, 2007 (provided that such terminating party is not then in material breach of its covenants and agreements under the merger agreement).

•	by Parent if:

•	the Board approves, endorses or recommends, or determines to approve, endorse or recommend, an alternative acquisition proposal or fails to make, withdraws or modifies in a manner adverse to Parent or Merger Subsidiary its recommendation that the Company’s stockholders vote for approval and adoption of the merger agreement and the merger;

•	the Company enters into, or announces its intention to enter into, a definitive agreement or an agreement in principle with respect to an alternative acquisition proposal that is a superior proposal; or

•	the Company materially breaches its covenants contained in the merger agreement that relate to the non-solicitation of alternative proposals.

•	by the Company if, prior to the adoption of the merger agreement by the Company’s stockholders, the Board approves and authorizes the Company, in compliance with the terms of the merger agreement, to enter into a written agreement to effect an alternative acquisition proposal that is a superior proposal; provided that:

•	at least four business days prior to such termination, the Company notifies Parent in writing of its intention to terminate the merger agreement and enter into such agreement, and attaching the most current version of such agreement and a description of its material terms and conditions; and

•	Parent does not, within such four-business-day period, make an irrevocable unconditional offer to adjust the terms and conditions of the merger agreement such that the modified merger agreement is at least as favorable to the Company’s stockholders as such alternative acquisition proposal that is a superior proposal.

Termination Fee and Expenses

The Company will be required to pay a termination fee of $25 million in cash if the merger agreement is terminated under the following circumstances:

•	the Board approves and authorizes the Company, in compliance with the terms of the merger agreement, to enter into a written agreement to effect an alternative acquisition proposal that is a superior proposal;

•	the Board approves, endorses or recommends, or determines to approve, endorse or recommend, an alternative acquisition proposal or fails to make, withdraws or modifies in a manner adverse to Parent or Merger Subsidiary its recommendation that the Company’s stockholders vote for approval and adoption of the merger agreement and the merger;

•	the Company materially breaches its covenants contained in the merger agreement that relate to the non-solicitation of alternative proposals and the Company enters into a definitive agreement with respect to or consummates an alternative acquisition proposal within 12 months after termination;

•	the Company (i) breaches its covenants contained in the merger agreement that relate to Parent’s financing, and such breach results in the failure of the related closing condition and was incurable by February 15, 2007, and (ii) enters into a definitive agreement with respect to or consummates an alternative acquisition proposal within 12 months after termination;

•	the Company’s stockholders fail to approve and adopt the merger agreement and the merger at the Annual Meeting (or at any adjournment or postponement of the Annual Meeting) and (i) an alternative acquisition proposal had been made prior to the Annual Meeting and (ii) the Company enters into a definitive agreement with respect to or consummates an alternative acquisition proposal within 12 months after termination; or

•	the Merger was not consummated by February 15, 2007 and (i) an alternative acquisition proposal had been made prior to termination and (ii) the Company enters into a definitive agreement with respect to or consummates an alternative acquisition proposal within 12 months after termination.

The Company will be required to reimburse Parent for its expenses in an amount not to exceed $6 million if the merger agreement is terminated because the Company’s stockholders fail to approve and adopt the merger agreement and the merger at the Annual Meeting (or at any adjournment or postponement of the Annual Meeting) and, prior to termination, Parent was in material compliance with its obligations under the merger agreement. Any expenses for which Parent is reimbursed by the Company are deducted from any termination fee payable as described in the foregoing paragraph.

Amendment and Waiver

Any provision of the merger agreement may be amended or waived before the effective time if, but only if, the amendment or waiver is in writing and signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. However, after adoption of the merger agreement by the Company’s stockholders and without their further approval, no amendment or waiver may reduce the amount or change the kind of consideration to be received in exchange for the Company’s common stock. Except in the foregoing circumstances, the Company does not currently anticipate seeking the further approval of its stockholders after their adoption of the merger agreement.

APPRAISAL RIGHTS

Delaware law entitles the holders of shares of the Company’s common stock, who follow the procedures specified in Section 262 of the General Corporation Law of the State of Delaware, to have their shares appraised by the Delaware Court of Chancery, which we refer to as the Chancery Court, and to receive “fair value” of these shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as of completion of the merger in place of the merger consideration, as determined by the court.

In order to exercise appraisal rights, a holder must demand and perfect the rights in accordance with Section 262. If you fail to comply with the specific requirements of Section 262, you will be entitled to receive the cash payment for your shares as provided in the merger agreement, but you will have no appraisal rights with respect to your shares.

The following description is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the General Corporation Law of the State of Delaware, the full text of which appears in Annex C to this proxy statement. This summary does not constitute legal advice, nor does it constitute a recommendation that you exercise your rights to appraisal under Section 262.

Section 262 requires that, where a merger agreement is to be submitted for adoption at a stockholders’ meeting, stockholders on the record date for the meeting be notified not less than 20 days before the meeting that appraisal rights will be available. A copy of Section 262 must be included with the notice. This Proxy Statement constitutes our notice to the holders of shares of the Company’s common stock of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C to this Proxy Statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must:

•	be a holder of record of shares of the Company’s common stock on the date that the written demand for appraisal is made, and you must continue to hold the shares of record through the date of the merger;

•	deliver to us a written demand for appraisal of your shares of the Company’s common stock before the vote of stockholders with respect to the merger is taken; and

•	not vote in favor of the merger.

Neither voting (in person or by proxy) against, abstaining from voting on nor failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262 of the General Corporation Law of the State of Delaware. The written demand for appraisal must be in addition to and separate from any proxy or vote. If the written demand for appraisal is made in accordance with the requirements of Delaware law, failure to vote against the merger (i.e., abstaining) will not operate as a waiver of the stockholder’s appraisal rights.

Only a holder of record of shares of the Company’s common stock who continuously holds such shares through the date of the merger is entitled to assert appraisal rights for the shares of common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as his, her or its name appears on his, her or its stock certificates, and must state that such person intends thereby to demand appraisal of his, her or its shares of the Company’s common stock in connection with the merger. If the shares of the Company’s common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record;

however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder, such as a broker who holds shares of the Company’s common stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares of the Company’s common stock held for one or more beneficial owners while not exercising such rights with respect to the shares of the Company’s common stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of the Company’s common stock as to which appraisal is sought and where no number of shares of the Company’s common stock is expressly mentioned the demand will be presumed to cover all shares of the Company’s common stock which are held in the name of the record owner. A beneficial owner who does not hold the shares of record may not make an appraisal demand but must have the record holder submit such demand.

Stockholders who hold their shares of the Company’s common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All demands for appraisal should be made in writing and addressed to the Secretary of Jacuzzi Brands, Inc. at 777 S. Flagler Drive, Suite 1100 West, West Palm Beach, Florida 33401, before the stockholder vote on the merger is taken at the Annual Meeting. The demand must reasonably inform us of the identity of the holder and the intention of the holder to demand appraisal of his, her or its shares of common stock. If your shares of the Company’s common stock are held through a broker, bank, nominee or other third party, and you wish to demand appraisal rights you must act promptly to instruct the applicable broker, bank, nominee or other third party to follow the steps summarized in this section.

Within ten days after the effective date of the merger, the surviving corporation must give written notice of the date the merger became effective to each holder who has properly filed a written demand for appraisal and has not voted in favor of the merger. At any time within 60 days after the effective date, any holder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of the Company’s common stock. Within 120 days after the effective date, either the surviving corporation or any holder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of the Company’s common stock held by all holders entitled to appraisal. Neither Parent nor the Company have any intention or obligation to file such a petition. Accordingly, the failure of a holder to file a petition in the Chancery Court demanding a determination of the fair value of the shares within 120 days after the effective time could nullify the holder’s previously written demand for appraisal. Within 120 days after the effective time of the merger, any holder of the Company’s common stock who has complied with the requirements for exercise of appraisal rights under Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed to such holder within ten days after a written request for the statement has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for appraisal is duly filed by a holder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares of the Company’s common stock and with whom agreements as to the value of their shares of the Company’s common stock have not been reached by the surviving corporation. After notice to dissenting holders of the time and place of the hearing of the petition, the Chancery Court is empowered to conduct such a hearing. At the hearing, the Chancery Court will determine those holders who have complied with Section 262 and who have become entitled to appraisal rights. The Chancery Court may require the holders who have demanded an appraisal for their shares of the Company’s common stock to submit their stock certificates to the Register in Chancery of the Chancery Court for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that holder.

After determination of the holders entitled to appraisal of their shares of the Company’s common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. When the fair value is determined, the Chancery Court will direct the payment of the value, with interest, if any, to the holders entitled to receive payment, upon surrender by such holders of the certificates representing the applicable shares of the Company’s common stock.

In determining fair value and the fair rate of interest, if any, the Chancery Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” You should be aware that the fair value of your shares of the Company’s common stock as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the parties participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a holder, the Chancery Court may order all or a portion of the expenses incurred by any holder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of the Company’s common stock entitled to appraisal.

Any holder who has demanded appraisal rights will not, from and after the effective date of the merger, be entitled to vote shares of the Company’s common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than dividends or other distributions payable to our stockholders of record at a date prior to the effective date; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the holder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of that holder to appraisal will cease and that holder will be entitled to receive the cash payment for his, her or its shares of the Company’s common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Chancery Court will be dismissed without the approval of the Chancery Court and may be subject to conditions the Chancery Court deems just.

In view of the complexity of Section 262, holders of shares of the Company’s common stock who may wish to pursue appraisal rights should promptly consult their legal advisors.

MARKET PRICE AND DIVIDEND DATA

The Company’s common stock is quoted on the NYSE under the symbol “JJZ.” The table below shows, for the fiscal periods indicated, the high and low closing sales price per share of the Company’s common stock as reported by the NYSE:

	Jacuzzi Brands, Inc
	Common Stock
	Low	High

Fiscal Year 2004
First Quarter	$6.00	$7.50
Second Quarter	$7.72	$9.51
Third Quarter	$7.40	$9.93
Fourth Quarter	$7.50	$9.61
Fiscal Year 2005
First Quarter	$7.94	$9.75
Second Quarter	$8.28	$10.85
Third Quarter	$8.09	$11.35
Fourth Quarter	$7.23	$11.57
Fiscal Year 2006
First Quarter	$6.95	$8.70
Second Quarter	$8.45	$10.10
Third Quarter	$8.09	$10.22
Fourth Quarter	$7.80	$10.66

The following table sets forth the closing sales price per share of the Company’s common stock, as reported on the NYSE on October 10, 2006, the last full day of trading before the public announcement of the proposed merger, and January 4, 2007, the latest practicable date before the printing of this Proxy Statement:

Date	Price

October 10, 2006	$10.35
January 4, 2007	$12.35

If the merger is consummated, the Company’s common stock will be delisted from the NYSE, there will be no further public market for shares of the Company’s common stock and each share of the Company’s common stock will be converted into the right to receive $12.50 in cash, without interest.

Since 2001, the Company has not declared or paid any cash dividend on its capital stock. The Company currently intends to retain future earnings, if any, and does not expect to pay any cash dividends for the foreseeable future.

PROPOSAL 2
ELECTION OF DIRECTORS

The Board of Directors is presently divided into three classes, with each class serving three years, subject to the Company’s retirement policy for directors. The term of office of directors in Class III expires at the Annual Meeting.

The Board has determined that Class III will consist of three directors, and proposes that Messrs. Marini and Womack and Ms. Morf, each of whom are currently serving as Class III directors, be elected to Class III for a term of three years until their successors are duly elected and qualified.

The Board has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

Directors will be elected by a plurality of the votes cast at the Annual Meeting. If elected, Messrs. Marini and Womack’s, and Ms. Morf’s term will continue until the 2010 Annual Meeting and until their successors are duly elected and qualified. Messrs. Marini and Womack and Ms. Morf would be expected to serve their full terms. However, if the merger agreement is adopted by the Company’s stockholders and the merger is consummated, the Company’s current directors will no longer be directors of the surviving corporation after the consummation of the merger. The Company’s current directors, including those elected at the Annual Meeting, will serve only until the merger is consummated.

Set forth below is biographical information as of a recent date concerning each nominee as well as each director whose term of office does not expire at the Annual Meeting.

Nominees for Election as Directors

Class III — Term continues until the 2010 Annual Meeting

Alex P. Marini, 60, was appointed President of the Company in August 2005 and Chief Executive Officer of the Company in September 2006. Mr. Marini has served as a director since September 2006. Mr. Marini served as President of Zurn, the Company’s commercial plumbing products business, from 1996 through 2006. He joined Zurn in 1969 and held a variety of financial positions, including Vice President and Group Controller. He was promoted to Vice President of Sales, Marketing and Administration in 1984, and in 1987 was named President of Wilkins, a Zurn division, a position he held until becoming President of Zurn.

Claudia E. Morf, 55, has served as a director since September 2003. Ms. Morf served as Senior Vice President and Chief Financial Officer of Rodale Inc., a publishing and interactive media company, from 2000 to 2002. Previously, she was Vice President and Treasurer of CBS Corporation (formerly Westinghouse Electric Co.) from 1994 to 1999. From 1981 to 1994, she held various financial positions at PepsiCo, Inc., most recently as Vice President and Assistant Treasurer.

Robert R. Womack, 69, has served as a director since June 1998. He served as a director, Chairman and Chief Executive Officer of Zurn from October 1994 until December 1999. Mr. Womack is currently a director of Commercial Metals Company, which manufactures steel and other metal products.

Directors Continuing in Office

Class I — Term continues until the 2008 Annual Meeting

Brian C. Beazer, 71, has served as a director since September 1996. Mr. Beazer has served as the Chairman of Beazer Homes USA, Inc., which designs, builds and sells single family homes, since 1993. He also serves as a director of Numerex Corp., a provider of communication products and services, Jade Technologies Singapore Ltd., a manufacturer of products for the semi-conductor industry, and United Pacific Industries Limited, which manufactures electronics and battery products.

Veronica M. Hagen, 59, has served as a director since February 2004. Ms. Hagen has served as President and Chief Executive Officer of Sappi Fine Paper North America since November 2004. Previously, she had served as Vice President of Alcoa Inc. since 2000. Ms. Hagen was promoted to Chief Customer Officer of Alcoa in 2003, and served as President of Alcoa Engineered Products, from 2000 to 2003. Prior to working for Alcoa, she served as Executive Vice President, Distribution & Industrial Products, Alumax, Inc., an aluminum producer, from 1996 to 1998. She is also a director of Newmont Mining Corporation, a major producer of gold.

John J. McAtee, Jr., 69, has served as a director since the Company’s spinoff from Hanson PLC in May 1995. Mr. McAtee has served as Chairman of McAtee & Co., a transactional consulting firm, since July 1996. Mr. McAtee served as a Vice Chairman of Smith Barney Inc., an investment banking firm, from 1990 until July 1996 and previously was a partner in the law firm of Davis Polk & Wardwell.

Class II — Term continues until the 2009 Annual Meeting

Royall Victor III, 67, has served as a director since the Company’s spinoff from Hanson PLC in May 1995. Mr. Victor was Managing Director of Chase Securities, Inc.’s Investment Banking Group from January 1994 until his retirement in July 1997.

Thomas B. Waldin, 64, has served as a director since February 2003 and as non-executive Chairman of the Board since October 1, 2006. Mr. Waldin was the President and Chief Executive Officer and a director of Essef Corporation, a manufacturer of products used in the treatment of water, from 1990 to 1999 when it was sold to Pentair, Inc. He is active as an investor in a number of public and private companies, and a director of a number of private companies.

CORPORATE GOVERNANCE

Organization of the Board and Its Committees

The Company’s common stock is listed on the NYSE. The SEC has approved corporate governance rules adopted by the NYSE (the “NYSE Rules”) that require the Company to comply with certain corporate governance guidelines, including establishing certain standards for the Company’s various board committees. The Board has therefore adopted Corporate Governance Guidelines that give effect to the NYSE Rules and various other matters. The Company’s Corporate Governance Guidelines are available on the Company’s website at www.jacuzzibrands.com and the information is available in print to any stockholder who requests it. The Company’s Chief Executive Officer submitted his most recent annual certification to the NYSE under Section 303A.12 of the NYSE Listing Standards on March 14, 2006.

The NYSE Rules regarding director independence require that a majority of the directors be independent directors. Generally, the NYSE Rules would prohibit a director from qualifying as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain relationships or affiliations with the Company, the Company’s external or internal auditors, or other companies that do business with the Company. The Board has not adopted categorical standards in making its determination of independence and instead relies on the standards of “independence” set forth in the corporate governance standards of the NYSE. The Board has affirmatively determined that each of the Company’s directors, other than Mr. Beazer and Mr. Marini, are independent directors under the corporate governance standards of the NYSE.

The Board provides a process for stockholders to send communications to the Board or to any of the directors. Stockholders may send written communications to the Board or to any of the directors c/o Office of the General Counsel, Jacuzzi Brands, Inc., 777 S. Flagler Drive, Suite 1100 West, West Palm Beach, Florida 33401. All communications will be compiled by the Office of the General Counsel and submitted to the Board or the individual directors on a periodic basis.

To promote open discussion among the independent directors, the Board schedules regular executive sessions in which the independent directors meet without management participation. The Board rotates the presiding director for each executive session among the chairs of the various board committees. In order to communicate directly with the independent directors, stockholders should follow the procedures set forth in the above paragraph.

In accordance with the Corporate Governance Guidelines, the Board has established four standing committees, a Nominating and Corporate Governance Committee (the “NCG Committee”), an Audit Committee, a Compensation Committee and a Finance Committee, each of which is briefly described below. The charters of the NCG Committee, the Audit Committee and the Compensation Committee are available on the Company’s website at www.jacuzzibrands.com and available in print to any stockholder who requests it.

Nominating and Corporate Governance Committee

The NCG Committee is responsible for recommending nominees for the Board and the committees of the Board and for advising the Board on corporate governance matters. Each member of the NCG Committee satisfies the independence requirements under the NYSE Rules. The NCG Committee will consider director nominee recommendations by stockholders provided the names of such nominees, accompanied by relevant biographical information, are properly submitted in accordance with the Company’s by-laws in writing to the Company’s Secretary in accordance with the manner described for stockholder nominations under the section entitled “Future Stockholder Proposals,” beginning on page 84 of this Proxy Statement.

In making its nominations, the NCG Committee identifies candidates who meet the current challenges and needs of the Board. The Company’s Corporate Governance Guidelines provide that the NCG Committee shall determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience. In making such decisions, the Board considers, among other things, an individual’s business experience, industry experience, financial background and experiences and whether the individual meets the independence requirements of the NYSE Rules.

The NCG Committee uses multiple sources for identifying and evaluating nominees for directors including referrals from current directors, recommendations by stockholders and input from third-party executive search firms. There are no differences in the manner in which the NCG Committee evaluates nominees for directors based on whether the nominee is recommended by a stockholder.

Audit Committee

The Board has an Audit Committee. Information regarding the functions performed by the Audit Committee is set forth in the “Report of the Audit Committee,” beginning on page 66 of this Proxy Statement. The Board determined that each of the Audit Committee members qualifies, and was designated, as an “audit committee financial expert” under applicable SEC regulations. In making such decision, the Board noted their familiarity with the experience of the Audit Committee members and that each had significant industry experience, had strong financial backgrounds and had been involved with (from a financial and other standpoint) a number of diverse companies of varying size and complexity and in various industries. Such experience included analysis and evaluation of financial statements. Also, each member was determined to have the ability to assess the application of generally accepted accounting principles as it relates to estimates, accruals and reserves, an understanding of internal controls and an understanding of audit committee functions.

Compensation Committee

The Compensation Committee sets the compensation of all executive officers and administers the incentive plans for executive officers (including the making of awards under such plans). Each member of the Compensation Committee satisfies the independence requirements under the NYSE Rules. Mr. Womack, one of the members of the Compensation Committee, receives payments under the Company’s Supplemental Retirement Plan and therefore recuses himself on issues that may involve Internal Revenue Code Section 162(m) rules.

Finance Committee

The Finance Committee has been authorized to oversee all of the Company’s financial activities, including financings, the evaluation of strategic alternatives for the Company and the conduct of the sales of certain of the Company’s assets and businesses.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s officers, directors and employees. The Code is available on the Company’s website at www.jacuzzibrands.com and the information is available in print to any stockholder who requests it.

Membership and Meetings of the Board and Its Committees

In fiscal 2006, no director attended fewer than 97% percent of the aggregate of the total number of meetings of the Board and the Committees on which he or she served. All of the Company’s directors are encouraged to attend the Company’s Annual Meeting. Seven of the Company’s directors were in attendance at the Company’s 2006 Annual Meeting of Stockholders. Current committee membership and the number of meetings of the full Board and each Committee held during fiscal 2006 are shown in the table below.

Nominating &
Corporate
Name	Board	Audit	Compensation	Finance	Governance

Brian C. Beazer	Member
Veronica M. Hagen	Member		Chair		Member
Alex P. Marini	Member
John J. McAtee, Jr.	Member	Member		Member	Chair
Claudia E. Morf	Member	Member	Member	Member
Royall Victor III	Member	Chair		Member	Member
Thomas B. Waldin	Chair
Robert R. Womack	Member		Member	Chair	Member
Number of Meetings Held in Fiscal 2006	12	10	9	11	10

Compensation of Directors

Directors who are also full-time employees of the Company receive no additional compensation for their services as directors. Upon joining the Board, each non-employee director is entitled to an initial grant of 1,500 shares of the Company’s common stock and options to purchase 7,500 shares of common stock. In fiscal 2006, each non-employee director was also entitled to a retainer consisting of cash, the Company’s common stock, options to purchase the Company’s common stock, annual committee fees and meeting fees as set forth below.

Cash Retainer and Meeting Fees

Each non-employee director received an annual cash retainer of $15,000 and was also entitled to a fee of $1,500 payable in cash for each Board or committee meeting attended. Directors are permitted to defer all or a portion of their cash retainer or meeting fees in the form of restricted stock units (“RSUs”) under the Deferred Compensation Plan (as discussed below). Mr. Waldin also receives a cash Chairman’s retainer of $100,000 per year, payable quarterly.

Stock Retainer

At the non-employee director’s option, each non-employee director was entitled to an annual grant of either (i) $30,000, payable in RSUs under the Deferred Compensation Plan, or (ii) $25,000, payable in shares of the Company’s common stock. In both cases, the number of RSUs or shares of common stock was calculated based on $8.16 per share, the closing price of the Company’s common stock on the NYSE on October 3, 2005 (the first business day of fiscal 2006). Proportionate amounts of RSUs or common stock, as the case may be, are credited on the first business day of each fiscal quarter. For fiscal 2006, all non-employee directors have elected to defer 100% of their annual board retainer fees that are payable in the form of RSUs under the Deferred Compensation Plan. Certain Directors have also elected to defer their committee retainers and meeting fees under this Plan.

An RSU is a unit of measurement equivalent to one share of common stock, but with none of the attendant rights of a stockholder of a share of the Company’s common stock until shares are ultimately distributed in payment of the deferred obligation (other than rights to additional unit equivalents for dividends and other distributions on the shares). Unless otherwise elected by the director pursuant to the terms of the Deferred Compensation Plan, any shares of common stock that are deferred in the form of RSUs under the Deferred Compensation Plan will be distributed in the form of common stock to a director in two installments: (i) 50% upon a director’s termination of his or her directorship with the Company and (ii) 50% one year after termination of his or her directorship with the Company. Similarly, unless otherwise elected, any cash fees that are deferred in the form of RSUs will be distributed upon the termination of the director’s directorship with the Company. All amounts that are deferred in the form of RSUs under the Deferred Compensation Plan will be distributed in the form of common stock. The Deferred Compensation Plan was amended during fiscal 2004 to permit the directors to elect the timing of their distribution of cash fees and common stock that are deferred in the form of RSUs to be distributed at any date which is in a future Plan Year. A change to such election is not effective until two years after such change is made and must be made in compliance with Internal Revenue Code Section 409A.

Options

Each non-employee director is entitled to an annual grant of options to purchase 3,750 shares of the Company’s common stock.

Annual Committee Fees

Each non-employee member of the various board committees was entitled to annual retainers as follows: $8,000 for the Chairman of the Audit Committee and $5,000 for each other member of the Audit Committee; $5,000 for the Chairman of each other committee of the Board and $3,000 for each other member of each such other committee.

Other Expenses

The Company reimburses all reasonable expenses incurred by both employee and non-employee directors in connection with such meetings and pays the premiums on directors’ and officers’ liability and travel accident insurance policies insuring both employee and non-employee directors.

Report of the Audit Committee

The Audit Committee oversees the Company’s accounting and financial reporting process and audits of the Company’s financial statements on behalf of the Board and consists of four directors, all of whom are independent within the meaning of the NYSE Rules. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board has approved a written charter which governs the Audit Committee. The Audit Committee met ten times during fiscal 2006.

The Audit Committee discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles (GAAP), the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received in writing information concerning the Company’s registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures and in the letter required by the Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the Company’s registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2006 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2007.

Respectfully Submitted:

Royall Victor III, Chairman
John J. McAtee
Claudia E. Morf
Thomas B. Waldin

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Executive Officer Compensation

The Company’s executive compensation program is designed to promote corporate performance by aligning the executive’s compensation with the creation of stockholder value. The Board believes that base compensation of the Company’s executive officers should be generally competitive with that provided by public companies of similar size. The Compensation Committee strongly believes that a considerable portion of the executive officers’ compensation should be contingent upon the Company’s operating results. To this end, overall compensation strategies have been developed to tie executive compensation to the successful achievement of performance goals. The three components of the executive compensation program are base salary, annual incentives and equity grants. These components are designed to (i) attract and retain high caliber executive talent, (ii) recognize individual accountability and performance, (iii) align management compensation with the achievement of operational and strategic goals and (iv) reward executives for both short- and long-term value creation for stockholders.

Base Compensation

The minimum base compensation levels of the Company’s executive officers and certain other aspects of their compensation were originally established under employment agreements. Excluding Mr. Marini, who received an adjustment to his compensation in connection with his promotion to the position of Chief Executive Officer, the Company’s other executive officers have been awarded an average merit increase of 2.1% for fiscal year 2007.

Incentive Compensation

Under the Company’s 2005 Annual Performance Incentive Plan (the “2005 Annual Plan”), the Compensation Committee selects the executive officers eligible for participation and determines the targets and associated levels (e.g., entry level, a mid-point and a maximum level) for awards under the plan. The bonus level achieved for each fiscal year under the 2005 Annual Plan is determined based on the pre-established performance targets determined by the Compensation Committee and actual achievement of the targets is then confirmed by the Compensation Committee, prior to any bonuses being awarded.

At a meeting on October 17, 2005, the Compensation Committee finalized the fiscal 2006 performance targets for the then-executive officers and individual incentive targets as a percentage of base pay ranging from 55% to 100% and set performance targets that included EBITDA, a computation based on primary working capital and on earnings per share. In addition to the performance targets, 10% of the individual incentive targets are based upon personal objectives established by the Compensation Committee for the executive officers.

Section 162(m) of the Code

The Compensation Committee generally has analyzed the particular type of benefit or award and the rationale for granting such benefit or award in deciding whether it will seek to qualify the benefit or award as performance-based compensation under Section 162(m) of the Code and expects to continue to do so in the future. Amounts awarded to the Chief Executive Officer and the Company’s other executive officers under the 2005 Annual Plan, as well as the portion of such awards deferred under the former LTIP, are based on performance factors determined by the Compensation Committee that are predominately intended to qualify such bonuses for the “performance-based compensation” exception of Section 162(m) of the Code. It is also intended that the compensatory stock options awarded under the 2004 Plan will qualify for the performance-based compensation exception of Section 162(m) of the Code; restricted stock is discussed below.

Restricted Stock

The Compensation Committee granted 484,571 shares of restricted stock in fiscal 2006. The majority of these shares were awarded to selected key executives under the Company’s Long-Term Equity Participants Plan (the “LTEP”) based upon a combination of (1) 30% of the annual bonus awarded to the executive and (2) a percentage of the executive’s base pay. The Compensation Committee awarded the balance of these shares on the basis of qualitative factors. These awards, along with certain restricted stock awards in prior years, were not principally intended to and may not qualify as performance-based compensation under Section 162(m) of the Code.

Stock Options

In fiscal 2006, the Compensation Committee granted an aggregate of 53,250 options to purchase the Company’s common stock with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. These options were granted to key employees other than executive officers. Management makes recommendations to the Compensation Committee, other than for the Chief Executive Officer, as to how many options will be granted to eligible executives of the Company and its subsidiaries. The Compensation Committee sets the grant, if any, for the Chief Executive Officer.

Chief Executive Officer’s Compensation

The compensation of the Chief Executive Officer is primarily based on the employment agreement entered into with him. David H. Clarke retired as Chief Executive Officer of the Company on August 31, 2006 and resigned as a Director and Chairman of the Board on September 30, 2006. For a summary of Mr. Clarke’s retirement arrangements please refer to the section entitled “Executive Compensation — Employment Agreements — Retirement of David H. Clarke,” beginning on page 74 of this Proxy Statement. Alex P. Marini became the Company’s President and Chief Operating Officer on August 11, 2005 and President and Chief Executive Officer on September 1, 2006. In connection with his promotion to President and Chief Executive Officer, Mr. Marini entered into a revised employment agreement and the Compensation Committee adjusted his compensation after reviewing compensation terms for comparable chief executive officers, as well as his overall benefits, severance terms (including those applicable in the event of a change of control) and equity ownership. For a summary of Mr. Marini’s employment agreement please refer to the section entitled “Executive Compensation — Employment Agreements — Existing Employment Agreements,” beginning on page 73 of this Proxy Statement. The Compensation Committee believes that he has sufficient equity arrangements that have created the desired mutuality of interest between the CEO and the stockholders, as his ultimate reward from these equity arrangements is primarily based upon the Company’s success.

Respectfully Submitted:

Veronica M. Hagen, Chairman
Claudia E. Morf
Thomas B. Waldin
Robert R. Womack

Compensation Committee Interlocks

No interlocking relationship exists between the members of the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and the Company’s other most highly paid executive officers (the

“named executive officers”) for services rendered to the Company and its subsidiaries during fiscal years 2006, 2005 and 2004.

		Annual Compensation			Long-Term Compensation
				Other	Restricted	Securities	All
	Fiscal			Annual	Stock	Underlying	Other
Name and Principal Position(1)	Year	Salary	Bonus(2)	Compensation(3)	Awards(4)	Options	Compensation(5)

Alex P. Marini	2006	$470,417	$393,890	$10,583	$579,779	—	$6,600
President &	2005	343,231	243,101	11,579	1,165,760	—	6,300
Chief Executive Officer	2004	—	—	—	—	—	—
Jeffrey B. Park	2006	$338,688	$210,154	$10,785	$272,561	—	$8,239
Senior Vice President &	2005	332,313	0	6,748	392,640	—	8,838
Chief Financial Officer	2004	321,250	227,500	8,403	138,750	—	79,014
Steven C. Barre	2006	$328,613	$250,000	$15,925	$271,960	—	$9,705
Senior Vice President &	2005	322,088	0	8,691	286,080	—	11,106
General Counsel & Secretary	2004	313,750	220,500	8,565	—	—	12,426
Francisco V. Puñal	2006	$220,250	$109,035	$8,115	$98,085	—	$6,518
Vice President & Corporate	2005	211,250	0	7,977	82,560	—	8,245
Controller	2004	197,500	110,000	8,094	69,375	10,000	7,229
Marie S. Dreher	2006	$298,750	$175,711	$51,122	$272,150	—	37,017
Senior Vice President	2005	35,000	15,000	1,256	204,500	—	7,000
Corporate Development & Strategy	2004	—	—	—	—	—	—
David H. Clarke	2006	$750,000	$637,500	$28,145	$617,250	—	$820,266
Former Chairman of the Board	2005	750,000	0	248,935	—	—	26,209
& Chief Executive Officer	2004	750,000	750,000	15,214	—	—	17,523

(1)	Alex P. Marini became the Company’s President and Chief Operating Officer on August 11, 2005 and President and Chief Executive Officer on September 1, 2006; he has served as President of Zurn, the Company’s commercial plumbing products business, since 1996. Jeffrey B. Park became the Company’s Senior Vice President and Chief Financial Officer on April 21, 2003; he previously served in the capacity of Vice President and Chief Financial Officer of the Company’s subsidiary, Jacuzzi Inc. Steven C. Barre became the Company’s Senior Vice President, General Counsel and Secretary on September 11, 2001. Francisco V. Puñal became the Company’s Vice President and Corporate Controller on April 25, 2002; he previously served in the capacity of Vice President of Finance. Marie S. Dreher became the Company’s Senior Vice President on August 15, 2005; David H. Clarke resigned as Chairman of the Board on September 30, 2006 and as Chief Executive Officer on August 31, 2006.

(2)	Bonuses were awarded by the Compensation Committee under the Annual Performance Incentive Plan. The amount for Mr. Barre includes an additional award in respect of performance during Fiscal 2006.

(3)	Amounts include imputed income with regard to car and travel allowances, and Group Term Life Insurance in accordance with the Company’s Welfare Plan for the named executive officers. Car allowances or benefits for Messrs. Marini, Park, Barre, Puñal, Clarke and Ms. Dreher were $1,188, $6,434, $14,263, $7,044, $8,700 and $8,700, respectively. The amount for Mr. Marini includes club dues of $6,142. The amount for Ms. Dreher includes a housing allowance of $41,000. Amounts also include LTIP balances (from our former LTIP, which we terminated in 2004), which will be paid out in equal increments through 2007, and are contingent on continued employment, subject to acceleration upon a change of control (as defined in the plan), retirement and certain other circumstances.

(4)	Includes restricted stock awarded on December 5, 2005 to Mr. Marini — 70,447 shares; Mr. Park — 33,118 shares; Mr. Barre — 33,045 shares; Mr. Puñal — 11,918 shares; Ms. Dreher — 33,068 and Mr. Clarke — 75,000 (all valued at the last reported sale price of $8.23 for an unrestricted share of common stock on the NYSE on such date). At the end of fiscal 2006, the aggregate restricted stock holdings of the named executive officers, valued at the last reported sale price of $9.99 for an unrestricted share of common stock on the NYSE on September 29, 2006 (the last trading day of the fiscal year), was as follows: Mr. Marini — 206,795 shares ($2,065,882); Mr. Park — 81,518 shares ($814,365); Mr. Barre — 90,903 shares ($908,121); Mr. Puñal — 24,268 shares ($242,437); Ms. Dreher — 49,735 ($496,853) Mr. Clarke — 0 shares ($0). The restricted stock grants vest according to the schedules specified in the award agreements; however, shares are in certain instances subject to accelerated vesting in the event of a change in control, retirement or other circumstances described under “Executive Compensation — Employment Agreements,” beginning on page 73 of this Proxy Statement. The Company does not currently pay dividends on its common stock, which includes its restricted stock.

(5)	The amounts shown in this column include matching contributions made by the Company to the accounts of each of the named executive officers pursuant to the 401(k) Plan. For fiscal 2006, this amount was $6,600 (except with respect to Mr. Puñal, for which this amount was $4,995). Also included is any interest earned in the named executive’s LTIP or other long-term award account, as well as special awards made to such executives, if any. In fiscal 2006, interest on the named executive’s account was earned as follows: Mr. Marini — $0; Mr. Park — $1,639; Mr. Barre — $3,105; Mr. Puñal — $1,135; Ms. Dreher — $0; and Mr. Clarke — $5,666. Also included is (i) a one-time, lump-sum cash payment of $808,000 to Mr. Clarke as consideration for the delay of his retirement date and (ii) a relocation payment of $30,417 to Ms. Dreher.

Option Grants, Exercises and Values for Fiscal 2006

The named executive officers did not receive any option grants during fiscal 2006. The following table sets forth, with respect to each of the named executive officers, the number of share options exercised and the dollar value realized from those exercises during the 2006 fiscal year and the total number and aggregate dollar value of exercisable and non-exercisable stock options held on October 1, 2006.

			Number of
	Shares		Securities Underlying		Value of Unexercised
	Acquired		Unexercised Options		In-the-Money Options
	on	Value	at October 1, 2006		at October 1, 2006(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Alex P. Marini(2)	N/A	N/A	88,750	16,250	$580,088	$116,513
Jeffrey B. Park	N/A	N/A	71,250	16,250	$418,313	$88,888
Steven C. Barre	N/A	N/A	123,750	16,250	$812,288	$116,513
Francisco V. Puñal	N/A	N/A	95,000	10,000	$378,050	$52,600
Marie S. Dreher	N/A	N/A	—	—	—	—
David H. Clarke(3)	N/A	N/A	95,000	0	$681,150	$0

(1)	In accordance with the rules of the SEC, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of the last column of this table, fair market value is deemed to be $9.99 per share, the closing price of the Company’s common stock reported for the NYSE Composite Transactions on September 29, 2006, the last trading day of the fiscal year.

(2)	Alex P. Marini became the Company’s President on August 11, 2005 and Chief Executive Officer on September 1, 2006.

(3)	David H. Clarke resigned as Chairman of the Board on September 30, 2006 and as Chief Executive Officer on August 31, 2006.

Equity Compensation Plan Information

The following table sets forth information, as of the end of fiscal year 2006, with respect to the Company’s compensation plans under which common stock is or was authorized for issuance and is outstanding:

Number of
	Securities to	Weighted-Exercise		Number of
	be Issued	Price		Securities Remaining
	Upon Exercise	Outstanding		Available for
	of Outstanding	Options,		Future Issuance
	Options, Warrants	Warrants and		Under Equity
	and Rights	Rights		Compensation(1)
Plan Category	(a)	(b)		(c)

Equity compensation plans approved by security holders(2)	2,007,620	$5.11	(3)	3,225,948
Equity compensation plans not approved by security holders	—	—		—

Total	2,007,620	5.11		3,225,948

(1)	Excluding securities reflected in column (a).

(2)	Includes options on 930,632 shares, restricted stock of 862,556 shares and restricted stock units of 214,432 shares.

(3)	Reflects options only. Restricted stock and restricted stock units convert on a one-for-one basis.

Jacuzzi Brands Master Pension Plan

The Jacuzzi Brands Master Pension Plan (the “Retirement Plan”) provides pension benefits to the Company’s eligible employees, including the Company’s executive officers. Participants will become vested in their benefits under the Retirement Plan after completing five years of service. Normal retirement is the later of age 65 or five years of service; however, employees who retire earlier may receive a reduced benefit.

Under the Retirement Plan, the annual retirement benefits of the Company’s eligible corporate office employees, including the Company’s executive officers, calculated as a single life annuity, is (i) the sum of (a) 1.95% of an employee’s Final Average Earnings plus (b) 0.65% of that portion of the employee’s Final Average Earnings in excess of Covered Compensation, multiplied by the employee’s years of Credited Service (up to a maximum of 25); if the Participant entered the Retirement Plan before December 31, 1992 (the “Freeze Date”) the benefit, if greater than (i) above will be, (ii) the product of (a) 2.67% of an employee’s Final Average Earnings minus 2% of such employee’s Social Security Benefit, multiplied by the number of years of Credited Service the employee would have been credited with through his or her Normal Retirement Date (up to a maximum of 25) and (b) a fraction, the numerator of which is the actual number of years of Credited Service through, and the denominator of which is the number of years of Credited Service the employee would have been credited with through his Normal Retirement Date (the “Offset Formula”). Credited service for all eligible corporate office employees, including the Company’s executive officers, includes years of service under predecessor plans sponsored by Hanson PLC and the Company. All defined terms have the same meanings as in the Retirement Plan or as stated herein.

The following table shows the estimated annual retirement benefits that would be payable under the Retirement Plan to the Company’s corporate office employees, including the Company’s executive officers, assuming retirement at age 65 on the basis of a straight-life annuity. The table also includes benefits payable under the SRP, an unfunded supplemental retirement plan applicable to the Company’s executive officers, which is described below.

	Years of Final Service
Final Average Earnings	10	15	20	25	30	35	40

$100,000	$22,300	$33,500	$44,600	$55,800	$55,800	$55,800	$55,800
200,000	49,000	73,500	98,000	122,500	122,500	122,500	122,500
300,000	75,700	113,600	151,400	189,300	189,300	189,300	189,300
400,000	102,400	153,600	204,800	256,000	256,000	256,000	256,000
500,000	129,100	193,700	258,200	322,800	322,800	322,800	322,800
600,000	155,800	233,700	311,600	389,500	389,500	389,500	389,500
700,000	182,500	273,800	365,000	456,300	456,300	456,300	456,300
800,000	209,200	313,800	418,400	523,000	523,000	523,000	523,000
900,000	235,900	353,900	471,800	589,800	589,800	589,800	589,800
1,000,000	262,600	393,900	525,200	656,500	656,500	656,500	656,500
1,100,000	289,300	434,000	578,600	723,300	723,300	723,300	723,300
1,200,000	316,000	474,000	632,000	790,000	790,000	790,000	790,000

The named executive officers have been credited with the following years of service for purposes of benefit accrual (rounded to the nearest one-hundredth of a year): Mr. Clarke — 25; Ms. Dreher — 1; Mr. Barre — 18; Mr. Marini — 25; Mr. Park — 4.08; and Mr. Puñal — 5.73.

Supplemental Retirement Plans

The Jacuzzi Brands Supplemental Retirement Plan (the “SRP”) is a non-qualified, unfunded, deferred compensation plan administered by the Compensation Committee. In general terms, the purpose of the SRP is to restore to certain of the Company’s executive officers any benefits in excess of the benefits accrued under the Retirement Plan that would have accrued under the Offset Formula without regard to the Freeze Date (up to a maximum of 25 years of Credited Service). In addition, the SRP provides for benefits in excess of the limitations on the amount of benefits accrued and compensation taken into account in any given year imposed by Sections 415 and 401(a)(17) of the Code, respectively, with respect to a qualified plan such as the Retirement Plan. Under the SRP, a participant’s annual benefit is equal to 66 2/3% of his or her Average Final Compensation (bonuses and other awards are excluded) less 50% of his or her Primary Social Security Benefit, multiplied by the number of years of Credited Service (up to a maximum of 25) divided by 25, less the vested benefit under the Retirement Plan. Provisions relating to vesting, retirement and forms of payment are the same as the provisions of the Retirement Plan, other than the early retirement age, which is age 60 (and 5 years of Credited Service) for the SRP and age 55 (and 10 years of Vesting Service) for the Retirement Plan. Although Mr. Clarke had declined to be considered for increases in his base salary from the demerger from Hanson PLC in 1995 through calendar year 2004, under the terms of the SRP he was deemed to receive a salary increase for purposes of the SRP for each of the years equal to the average salary increase for the Company’s executive officers. As of the end of fiscal year 2006, the calculated amount of Mr. Clarke’s Average Final Compensation under the SRP was $1,227,958.70. Capitalized terms used in this paragraph have the meanings defined for them in the SRP or in the Retirement Plan, as applicable.

Mr. Marini participates in the Retirement Plan and the Zurn Supplemental Pension Plan (“Zurn SUP”). Zurn SUP provides Mr. Marini with benefits in excess of the benefits accrued under the Retirement Plan, similar to the SRP described above. In addition, Mr. Marini’s employment agreement provides Mr. Marini with a minimum retirement benefit. Pursuant to the employment agreement, if Mr. Marini’s employment terminates no earlier than age 62, and so long as such termination is not for cause, Mr. Marini shall be provided a minimum monthly retirement benefit (“Minimum Retirement Benefit”) payable in the form of a joint and survivor annuity in an amount equal to $20,000 per month with the survivor benefit equal to 60% of such amount. The Minimum Retirement Benefit is reduced by any monthly benefits accrued or payable under any qualified or non-qualified pension plans covering Mr. Marini during his employment with the Company and/or Zurn and/or the actuarial equivalent of such benefits, including the Retirement Plan and the Zurn SUP.

Employment Agreements

Existing Employment Agreements

The following is a summary of the existing employment agreements between the Company and each of the named executive officers. The employment agreements provide for each named executive to serve in the respective capacities indicated in the Summary Compensation Table set forth on page 68 above.

Employment Agreements with Messrs. Marini, Barre, Park and Puñal and Ms. Dreher

The existing employment agreements specify the base salary in effect when signed by Messrs. Marini, Barre, Park and Puñal and Ms. Dreher ($575,000, $285,000, $310,000, $155,000 and $280,000, respectively) provide for annual review of salaries by the Board or Compensation Committee and further provide that the base salaries may be increased from time to time but decreased only in limited circumstances. As provided in the employment agreements, each executive is eligible to receive an annual cash bonus, with a target bonus percentage equal to at least 100% of base salary for Mr. Marini, 70% of base salary for Messrs. Barre and Park and Ms. Dreher, and 55% of base salary for Mr. Puñal, pursuant to the Company’s annual incentive bonus plan or a successor plan (the “Target Bonus”). The employment agreements also entitle the executives to participate generally in all pension, retirement, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by the Company from time to time for senior executives of a comparable level.

The employment agreements with Messrs. Barre, Marini, Park and Puñal and Ms. Dreher provide that upon a termination by reason of death or disability, the executives or their legal representatives will receive only the accrued amounts and any other amounts or benefits owed to them under the then-applicable employee benefit plans, long-term incentive plans or equity plans and programs of the Company, which will be paid in accordance with such plans and programs.

The employment agreements with Messrs. Barre, Marini, Park and Puñal provide that on a termination by the executive for good reason (as defined in the applicable employment agreement), by the Company without cause (as defined in the applicable employment agreement) or nonextension of the employment term by the Company, they will receive among other things (i) the accrued amounts and (ii) equal monthly payments of the executive’s then monthly rate of base salary for twelve months, in the case of Messrs. Barre, Park and Puñal, and twenty four months, in the case of Mr. Marini. The employment agreement with Ms. Dreher provides that on a termination by the executive for good reason (as defined in the applicable employment agreement), by the Company without cause (as defined in the applicable employment agreement) or nonextension of the employment term by the Company, she will receive among other things (i) the accrued amounts and (ii) a lump sum payment equal to her base salary, (iii) health and dental coverage premiums for Ms. Dreher and her dependents until December 31, 2007 or payment of COBRA premiums for Ms. Dreher and her dependents, and (iv) any other amounts or benefits owed to Ms. Dreher under the then-applicable employee benefit plans, long-term incentive plans or equity plans and programs of the Company, which will be paid in accordance with such plans and programs.

The Company has also established severance arrangements that apply in the event of a change of control for the benefit of each of its executive officers — Steven C. Barre, Marie S. Dreher, Alex P. Marini, Jeffrey B. Park and Francisco V. Puñal — that may be triggered by the merger. With respect to Messrs. Barre, Marini, Park and Puñal, these provisions are contained within the employment agreement of the named executive officer; with respect to Ms. Dreher, an executive officer of the Company from August 15, 2005 through December 15, 2006, the Company entered into a separate change of control agreement contemporaneously with the execution of her employment agreement, which agreement was amended on December 15, 2006.

Under their respective agreements, each of Messrs. Barre, Marini, Park and Puñal is entitled to receive, among other things, the following severance benefits if, within two years after a change of control (as defined in the applicable agreement), he or she is terminated by the Company without cause or terminates his or her employment for good reason (as defined in the applicable agreement) or, if during the 30-day period beginning on the date that occurs twelve months after a change of control the executive officer (with the exception of Mr. Puñal) terminates his or her employment for any reason: (i) the accrued amounts (which amounts include, without limitation, any declared but unpaid bonus, any amount of base salary or deferred compensation accrued or earned but unpaid, any accrued but unused vacation pay and unreimbursed business expenses), (ii) lump sum payments equal to two times base salary and target bonus, (iii) two years of additional service and compensation credit for pension purposes, (iv) two years of the maximum Company 401(k) contribution, and (v) payment of COBRA or health coverage premiums for two years. The employment agreements further provide that if the named executive officers receive severance and other payments that exceed certain threshold amounts and result from a change in ownership (as defined in Section 280(G)(b)(2) of the Code), they will receive additional amounts to cover the federal excise tax and any interest or penalties with respect thereto on a gross-up basis.

Under their respective agreements, the executive officers are required to execute a release prior to receiving severance payments and they must comply with certain provisions relating to confidential information, non-competition and non-solicitation.

The agreements of Mr. Marini and Ms. Dreher provide that the transaction will not be deemed to constitute a change of control with respect to their severance agreements if the executive is or will be a direct or indirect equity participant in the purchasing company or group.

The employment agreements of each of the named executive officers also provide for indemnification for actions in their corporate capacity, directors’ and officers’ liability insurance and coverage in most instances for legal fees incurred in enforcing their rights under their respective employment agreements.

The term of each of the agreements is subject to automatic extension for additional one-year terms, unless either party gives at least ninety days’ prior written notice of non-extension and sixty days’ prior written notice, in the case of Ms. Dreher, or the agreement is terminated earlier as discussed above.

On December 15, 2006, Ms. Dreher was terminated by the Company without cause. In connection with her termination, Ms. Dreher receives, among other things, (i) the accrued amounts (which amounts include, without limitation, her declared but unpaid bonus for the Company’s fiscal year ending September 30, 2006, any amount of base salary or deferred compensation accrued or earned but unpaid, any accrued but unused vacation pay and unreimbursed business expenses), (ii) a lump sum payment equal to one times base salary and (iii) payment of health and dental coverage premiums through December 31, 2007. In total, Ms. Dreher received a cash payment equal to $340,462 under her severance arrangements. In addition, under Ms. Dreher’s change of control agreement, if the merger is consummated, or if the Company enters into an alternative agreement with Parent or an affiliate of Parent providing for a change of control on or before April 30, 2007, Ms. Dreher will be entitled to receive, among other things, (i) an additional lump sum payment equal to one times base salary and two times target bonus, (ii) two years additional service and compensation credit for pension purposes, (iii) two years of the maximum Company 401(k) contribution and (iv) payment of COBRA or health coverage premiums for two years. The change of control agreement also provides that if Ms. Dreher receives severance and other payments that exceed certain threshold amounts and result from a change in ownership (as defined in Section 280(G)(b)(2) of the Code), she will receive additional amounts to cover the federal excise tax and any interest or penalties with respect thereto on a gross-up basis.

Retirement of David H. Clarke

In connection with his retirement from the Company, David H. Clarke resigned his position as the Company’s Chief Executive Officer on September 1, 2006, and resigned his position as Chairman of the Board, and as a member of the Board entirely, on September 30, 2006. Mr. Clarke’s retirement occurred pursuant to a transition agreement dated as of December 8, 2004 (as amended on August 10, 2005 and July 17, 2006), between the Company and Mr. Clarke, in order to provide for an orderly succession as he planned to retire. Under the terms of Mr. Clarke’s original transition agreement, his term of employment was to expire on, and his existing employment agreement was to remain in effect until, the planned retirement date (October 2, 2005) following which he was to continue to serve as the Company’s Chairman of the Board. On August 10, 2005, the Company amended the transition agreement for the first time so that the retirement date would be a mutually agreed upon later date between the parties, instead of the October 2, 2005 date.

On July 17, 2006, the Company amended the transition agreement with Mr. Clarke for a second time and determined the retirement date for purposes of his position as Chief Executive Officer to be August 31, 2006 and for purposes of his position as a member and Chairman of the Board to be September 30, 2006 (the “Retirement Date”). Under this amendment, Mr. Clarke received on the Retirement Date a lump sum cash payment of $808,000 as consideration for the delay in his retirement date. In addition, under this amendment, the payments described in (i) and (ii) below were eliminated and the Company would no longer be obligated to make premium payments for Mr. Clarke under the Company’s group life insurance policies as described in (v) below. The Company would, however, still be obligated to reimburse Mr. Clarke for certain reasonable and necessary office expenses as described in (vi) below, in an amount not to exceed $150,000. Also, this amendment allowed for the vesting of options and restricted stock held by Mr. Clarke on the Retirement Date, as required by the relevant plans and Mr. Clarke’s original employment agreement. All of Mr. Clarke’s options to purchase shares of the Company’s common stock will be exercisable until one year from the Retirement Date in accordance with the plan under which such options were issued.

Mr. Clarke’s original transition agreement provided that he would retire as Chief Executive Officer on October 2, 2005 but remain Chairman, and that, for as long as he remained Chairman, (i) the Company would pay him a base annual salary of $125,000, (ii) on October 1 of each year, the Company would grant him $100,000 of restricted stock which will vest on the earliest of the date set forth in the restricted stock award, the date Mr. Clarke ceases to be chairman for any reason or a change in control (as defined in Mr. Clarke’s existing employment agreement), (iii) as of the Retirement Date, Mr. Clarke’s benefits under the Retirement Plan, the SRP and the 401(k) plan would be paid in accordance with the terms thereof; (iv) the Company would continue to provide Mr. Clarke (and his spouse and dependents, if applicable), with the same medical, health, vision, dental benefits, etc. (“Welfare Benefits”) during his lifetime, at the Company’s expense, as those provided to the Company’s other senior executives; (v) the Company would continue to make premium payments under the Company’s group life insurance policies, to the extent coverage is available, until the date on which Mr. Clarke ceases to be the Chairman for any reason whatsoever (the “Separation Date”); and (vi) for a period of twelve months following the Separation Date, the Company would reimburse Mr. Clarke for certain reasonable and necessary office expenses, in an amount not to exceed $50,000 per year and continue to provide him with the services of an executive assistant, at the Company’s expense. The Company also agreed in the original transition agreement to establish a special retirement arrangement (the “SRA”) that provides Mr. Clarke with a monthly benefit for the remainder of his life in the amount of $3,216 in April 2006. The amounts Mr. Clarke receives under the SRP is adjusted, pursuant to the August 2005 amendment, as necessary so that the amounts he receives under the SRP and under the SRA are in the aggregate no greater than the amounts he would have received if he actually retired on October 2, 2005. Upon Mr. Clarke’s death, the SRA will provide a monthly benefit to Mr. Clarke’s spouse for the remainder of her life, subject to certain exceptions, along with the benefits that she would receive under the Retirement Plan and the SRP. Pursuant to the transition agreement, Mr. Clarke’s spousal death benefit under the Retirement Plan (to the extent permissible under the Retirement Plan), the SRP and the SRA combines to constitute a survivor benefit under a joint and one hundred percent lifetime survivor annuity with no actuarial adjustment to the lifetime benefit of Mr. Clarke.

During the term of the transition agreement and after the Retirement Date, for the period of the applicable statute of limitations with regard to any claim which may be asserted against him arising from his duties as an officer or director, Mr. Clarke will continue to retain his rights to indemnification by the Company, or through any D&O insurance policies purchased by the Company, to the maximum extent that Mr. Clarke would have been entitled to indemnification at any time during his employment by the Company. In the event of a change in control, the Company (or the surviving corporation, as the case may be) will buy a directors’ and officers’ liability policy tail providing comparable coverage covering Mr. Clarke as an officer or director of the

Company for a period of six years from the effective date of the change in control, unless the acquiring company has purchased a tail policy providing comparable coverage for all of the Company’s present and former officers and directors.

Mr. Clarke’s LTIP account balance as in effect when it was terminated following fiscal 2003, in the amount of $236,273, was scheduled to be paid to him in four equal installments in accordance with the terms under which the LTIP was terminated. For fiscal 2004 and 2005, the transition agreement provided that Mr. Clarke would be granted comparable amounts as he would have been allocated under the prior LTIP ($225,000 and $0, respectively) which will be paid to him in four equal annual installments following the six month anniversary of the Separation Date.

For purposes of determining the amount of any compensation, or vesting of any benefit or other rights or options payable to or exercisable by Mr. Clarke hereunder, Mr. Clarke will be deemed and treated as though he had retired on July 2, 2006, at age sixty-five, under all company pension, welfare and benefit plans.

Effective on the execution date of the transition agreement, if there is a change in control, prior to the date on which all amounts payable under the transition agreement have been made, such remaining amounts, will be paid in a lump sum within five days after such change in control.

Mr. Clarke executed releases in connection with the execution of the transition agreement and the July 2006 amendment and he must comply with certain provisions relating to confidential information, non-competition and non-solicitation.

Mr. Clarke’s employment agreement, that preceded the transition agreement, specified a base salary of $750,000 in effect when signed and provided for an annual salary review by the Board or Compensation Committee and further provided that the base salary may be increased from time to time but decreased only in limited circumstances. As provided in the employment agreement, Mr. Clarke was eligible to receive an annual cash bonus, with a target bonus percentage equal to at least 100% of base salary for Mr. Clarke, pursuant to the Company’s annual incentive bonus plan or a successor plan. The employment agreement also entitled Mr. Clarke to participate generally in all pension, retirement, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by the Company from time to time for senior executives of a comparable level. The employment agreement provided that if he voluntarily resigns or the Company retires him at or after his sixty-fifth birthday, he will receive the accrued amounts and the benefits under the transition agreement described above. The employment agreement for Mr. Clarke also provided for indemnification for actions in his corporate capacity, directors’ and officers’ liability insurance and coverage in most instances for legal fees incurred in enforcing his rights under his employment agreement.

OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners

The following table sets forth information as to the beneficial ownership of the Company’s common stock as of the most recent practicable date by each person or group known by the Company, based upon filings pursuant to Section 13(d) or (g) under the Exchange Act, to own beneficially more than 5% of the Company’s outstanding common stock as of the most recent practicable date.

	Number of	Percent
Name and Address of Beneficial Owners	Shares	of Class

Southeastern Asset Management, Inc.(1) 6410 Poplar Ave., Suite 900 Memphis, TN 38119	18,290,600	23.6%
Harbinger Capital(2)	5,296,261	6.8%
Sowood Capital Management(3)	4,494,600	5.8%

(1)	According to Schedule 13D filed on August 14, 2006, by SAM and Longleaf Partners Small-Cap Fund (“Longleaf”), (a) SAM beneficially owns 18,290,600 shares, as to which SAM has the sole voting power with respect to 2,532,500 shares, shared voting power with respect to 14,609,800 shares, and no voting power with respect to 1,148,300 shares, and sole dispositive power with respect to 3,680,800 shares and shared dispositive power with respect to 14,609,800 shares and (b) Longleaf beneficially owns 14,609,800 shares, as to which Longleaf has shared voting power with respect to 14,609,800 shares and shared dispositive power with respect to 14,609,800 shares.

The Board has agreed to permit SAM and its managed funds to purchase up to 24.0% of the Company’s outstanding common stock without causing the Rights under the Company’s Stockholder Rights Plan to separate and become exercisable. SAM has entered into a standstill agreement with the Company dated as of December 5, 2002, as amended (the “Standstill Agreement”). Under the Standstill Agreement, SAM agreed not to increase its ownership interest in the Company beyond 24.0% of total voting power. SAM further agreed not to sell or otherwise transfer, directly or indirectly, any voting securities of the Company, except (i) to any person who agrees to be bound by the terms of the Standstill Agreement and who would not own more than 19.9% of total voting power; (ii) to any person who would not own more than 14.9% of total voting power, (iii) in the open market in the ordinary course of business so long as the provisions of the preceding clause (ii) are satisfied, (iv) pursuant to a tender or exchange offer made by the Company or recommended by the Board or (v) with the Company’s consent.

SAM also agreed not to (i) make or solicit any acquisition proposals for the Company, (ii) solicit or otherwise become a participant in any solicitation of proxies, (iii) form or join in a group (within the meaning of the securities laws) with respect to any voting, (iv) grant any proxies with respect to any voting securities (other than as recommended by the Board), (v) propose any amendments to the Standstill Agreement or (vi) request that the Company redeem the rights issued pursuant to the Rights Agreement dated as of October 15, 1998 between the Company and Chase Manhattan Bank. SAM further agreed to vote all of its voting securities in excess of 15% of total voting power either in accordance with the recommendation of the Board or in proportion to votes cast by the other holders of the Company’s voting securities.

The Standstill Agreement will terminate upon the occurrence of any of the following: (i) the written agreement of the Company and SAM to terminate the Standstill Agreement; (ii) December 5, 2012; (iii) the decrease of SAM’s ownership interest to less than 15% of total voting power (provided that if SAM were to reacquire 15% or more of the total voting power prior to December 5, 2012, the Standstill Agreement would be reinstated); (iv) any person acquires more than 50% of the total voting power of the Company; or (v) the Company’s dissolution, liquidation or winding up. On August 11, 2005, the Standstill Agreement was amended to increase the permitted number of shares that SAM and its managed funds may beneficially own from 19.9% to 24.0% of the Company’s outstanding common stock. Furthermore, each reference to 19.9% in the Standstill Agreement was amended to constitute a reference to 24.0%.

(2)	According to the Schedule 13G filed on October 25, 2006 by Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Offshore Manager, L.L.C., HMC Investors, L.L.C., Harbert Management Corporation, Philip Falcone, Raymond J. Harbert and Michael D. Luce, Harbinger Capital Partners Master Fund I, Ltd. beneficially owns and has shared voting and dispositive power over 3,738,225 shares, Harbinger Capital Partners Offshore Manager, L.L.C. beneficially owns and has shared voting and dispositive power over 3,738,225 shares, HMC Investors, L.L.C. beneficially owns and has shared voting and dispositive power over 3,738,225 shares, Harbert Management Corporation beneficially owns and has shared voting and dispositive power over 5,296,261 shares, Philip Falcone beneficially owns and has shared voting and dispositive power over 5,296,261 shares, Raymond J. Harbert beneficially owns and has shared voting and dispositive power over 5,296,261 shares and Michael D. Luce beneficially owns and has shared voting and dispositive power over 5,296,261 shares. The address for Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands entity, is c/o International Fund Services (Ireland) Limited Third Floor, Bishop’s Square, Redmond’s Hill, Dublin 2, Ireland. The address for Philip Falcone, a United States citizen, is 555 Madison Avenue, 16th Floor, New York, New York 10022. The address for each of Harbinger Capital Partners Offshore Manager, L.L.C., a Delaware limited liability company, HMC Investors, L.L.C., a Delaware limited liability company, Harbert Management Corporation, an Alabama corporation, Raymond J. Harbert, a United States citizen and Michael D. Luce, a United States citizen, is One Riverchase Parkway South Birmingham, Alabama 35244.

(3)	According to the Schedule 13G filed on December 15, 2006 by Sowood Capital Management LP (“Sowood LP”) and Sowood Capital Management LLC (“Sowood LLC”), investment funds managed by Sowood LP are the owners of record of 4,494,600 shares. Each of Sowood LP and Sowood LLC has shared voting and dispositive power over such shares. Sowood LLC is the sole general partner of Sowood LP. The address for Sowood LP and Sowood LLC is 500 Boylston Street, 17th Floor, Boston, MA 02116. Jeffrey B. Larson may be deemed to beneficially own the common stock reported on the Schedule 13G because he may be deemed to control Sowood LLC. Jeffrey Larson’s principal business address is 500 Boylston Street, 17th Floor, Boston, MA 02116, and he is a U.S. citizen.

Directors and Executive Officers

The following table sets forth the beneficial ownership of the Company’s common stock as of the most recent practicable date by each current director and nominee, the executive officers named in the Summary Compensation Table set forth on page 69 of this Proxy Statement and all directors and executive officers currently employed by the Company as a group, and as of the end of the Company’s latest fiscal year with respect to holdings through the Company’s 401(k) Plan. Each director, nominee or executive officer has sole voting and investment power over the shares reported, except as noted below.

	Number of	Percent
Name	Shares(1)(2)(3)	of Class

Steven C. Barre(4)	255,156	*
Brian C. Beazer(5)	129,826	*
Marie S. Dreher	60,433	*
Veronica M. Hagen	40,308	*
Alex P. Marini	368,440	*
John J. McAtee, Jr.	148,736	*
Claudia E. Morf	55,259	*
Jeffrey B. Park	181,586	*
Francisco V. Puñal	143,802	*
Royall Victor III	96,737	*
Thomas B. Waldin(6)	649,551	*
Robert R. Womack	261,020	*
David H. Clarke(7)	283,660	*
All current directors and executive officers as a group (14 persons)	2,811,307	3.62%

*	Less than 1%

(1)	Includes restricted stock held by the following individuals and all current directors and executive officers as a group, with respect to which such persons have voting power but no investment power: Mr. Barre — 79,888 shares; Mr. Beazer — 4,706 shares; Ms. Dreher — 38,712 shares; Mr. Marini — 183,312 shares; Mr. McAtee — 5,061 shares; Mr. Park — 70,478 shares; Mr. Puñal — 20,295 shares; Mr. Victor — 5,061 shares; Mr. Womack — 21,926 shares; and all current directors and executive officers as a group — 429,439 shares. Also includes restricted stock units held by the following individuals and all current directors and executive officers as a group, with respect to which such persons have neither voting power nor investment power: Mr. Beazer — 20,383 RSUs; Ms. Hagen — 23,808 RSUs; Mr. McAtee — 21,878 RSUs; Ms. Morf — 35,009 RSUs; Mr. Victor — 16,379 RSUs; Mr. Waldin — 32,881 RSUs; Mr. Womack — 38,070 RSUs; and all current directors and executive officers as a group — 188,408 RSUs.

(2)	Includes the number of equivalent shares held in the 401(k) Plan as of October 1, 2006 (the last calendar quarter prior to the Record Date and the latest practicable date for such information) on behalf of plan participants, based on investments made by the individuals and by the Company to match certain amounts invested by the following individuals and all current directors and executive officers as a group, with respect to which such persons have pass-through voting power as provided by the plan, but no investment power with respect to the Company’s matching contribution. The 401(k) Plan provides for unit value accounting, not share accounting. The participants’ proportionate value of the fund is converted to share equivalencies for reporting purposes, with the underlying shares maintained in such fund, and are as follows: Mr. Barre — 8,012 share equivalents; Mr. Clarke — 81,003 share equivalents; Ms. Dreher — 281 share equivalents; Mr. Marini — 5,628 share equivalents; Mr. Park — 1,739 share equivalents; Mr. Puñal — 13,284 share equivalents; and all current directors and executive officers as a group — 45,405 share equivalents.

(3)	Includes shares which are subject to options exercisable within 60 days. The shares subject to such options for the executive officers named in the table are as follows, which options were granted at prices ranging from $2.82 to $9.48 per share: Mr. Barre — 140,000 shares; Mr. Clarke — 95,000 shares; Mr. Marini — 105,000 shares; Mr. Park — 71,250 shares; and Mr. Puñal — 102,500. The shares subject to such options for the non-executive directors are as follows: Mr. Beazer — 18,750 shares; Ms. Hagen — 15,000 shares; Mr. McAtee — 18,750 shares; Ms. Morf — 18,750 shares; Mr. Victor — 18,750 shares; Mr. Waldin — 18,750; Mr. Womack — 18,750 shares; and all current directors and executive officers as a group — 566,250 shares.

(4)	Includes 3,000 shares held by Mr. Barre’s children.

(5)	Includes 45,000 shares held in trust.

(6)	Includes 168,604 shares held in trust.

(7)	Former executive officer. Information with respect to Mr. Clarke’s ownership is based on a Form 144 filed by Mr. Clarke with the SEC on December 10, 2006.

Certain Relationships and Related Transactions

On March 23, 2006, the Company and USI American Holdings, Inc. (“USI” together with the Company referred to as the “Seller”) entered into a Stock Purchase Agreement with United Pacific Industries Limited (“UPI”) to sell 3,543,281 shares of common stock of Spear & Jackson, Inc. (“SJI”) owned by the Seller to UPI. Brian C. Beazer, the Chairman of UPI, is one of the Company’s directors and holds approximately 24.56% of the shares of UPI. David H. Clarke, the Company’s former Chairman and Chief Executive Officer, is a director of UPI and holds approximately 22.88% of the shares of UPI. Mr. Clarke also holds approximately 28,350 shares of common stock of SJI, representing approximately 0.49% of the shares of SJI, but the shares of SJI owned by Mr. Clarke are not being purchased at the time of the sale of shares by the Seller to UPI.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership of the Company’s common stock with the SEC. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings, the Board believes that the Company’s directors and executive officers were in compliance with these requirements with respect to the Company’s fiscal year ended September 30, 2006.

PERFORMANCE GRAPH

Comparison of Cumulative Total Return

The following graph compares the Company’s five-year cumulative total stockholder return (including reinvestment of dividends) with the cumulative total return on the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500 Index”) and the Company’s peer group index. The Company’s Peer Group consists of the Company, American Standard Companies, Inc., Black & Decker Corp., Fortune Brands, Inc., Masco Corp., Newell Rubbermaid Inc., Pentair Inc. and Watts Water Technologies Inc.

The graph assumes that $100 was invested on September 30, 2001 in each of the Company’s common stock, the S&P 500 Index and the Peer Group index, and that all dividends were reinvested into additional shares of the same class of equity securities at the frequency with which dividends are paid on such securities during the applicable fiscal year. The peer group weighs the returns of each constituent company according to its stock market capitalization at the beginning of each period for which a return is indicated.

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on September 30, 2001 with dividends reinvested

Source: Georgeson Inc.

	Year Ending September 30,
	Base Period
	2001	2002	2003	2004	2005	2006

Jacuzzi Brands, Inc.	$100	$102	$270	$404	$350	$434
S&P 500 Index	100	80	99	113	126	140
Peer Group	100	122	136	189	203	198

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm to examine the Company’s financial statements for fiscal 2007. Ernst & Young LLP was the Company’s independent registered public accounting firm for fiscal 2006. If the stockholders do not ratify such appointment, it will be reconsidered by the Audit Committee.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The aggregate fees billed by Ernst & Young LLP for fiscal 2006 and fiscal 2005 for professional services rendered for the audit of the Company’s annual financial statements and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or for services that are normally provided in connection with statutory and regulatory filings or engagement for those fiscal years were $4,812,680 and $5,293,160, respectively.

Audit Related Fees

The aggregate fees billed by Ernst & Young LLP for fiscal 2006 and fiscal 2005 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements other than those services reported under “Audit Fees” above for those fiscal years were $91,967 and $101,638, respectively.

Tax Fees

The aggregate fees billed by Ernst & Young LLP for fiscal 2006 and fiscal 2005 for professional services rendered for tax compliance, tax advice and tax planning were $441,689 and $1,242,192, respectively.

All Other Fees

The aggregate fees billed by Ernst & Young LLP for fiscal 2006 and fiscal 2005 for products and services provided by Ernst & Young, other than the services described above under “Audit Fees,” “Audit Related Fees” and “Tax Fees,” were $0 and $0, respectively. The Audit Committee has considered whether the provision of the services covered is compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval Policies and Procedures

The Board pre-approves a schedule of audit and non-audit services expected to be performed by Ernst & Young LLP in a given fiscal year. In addition, the Audit Committee delegates authority to its Chairman to pre-approve additional audit and non-audit services by Ernst & Young LLP (other than services that have been generally pre-approved by the Audit Committee) in the aggregate amounting to $50,000 or less since the previous meeting at which pre-approval decisions were reported. The Chairman must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.

All of services described above under “Audit Related Fees,” “Tax Fees” and “All Other fees” for fiscal 2006 and fiscal 2005 were pre-approved by the Audit Committee.

PROPOSAL 4
ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING

If we fail to receive a sufficient number of votes to adopt the merger agreement, we may propose to adjourn or postpone our 2007 Annual Meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to adopt the merger agreement. We currently do not intend to propose adjournment or postponement at the Annual Meeting if there are sufficient votes to adopt the merger agreement. If approval of the proposal to adjourn or postpone the Annual Meeting for the purpose of soliciting additional proxies is submitted to the Company’s stockholders for approval, such approval requires the affirmative vote of a majority of the votes cast at the Annual Meeting by holders of shares of the Company’s common stock present or represented by proxy and entitled to vote thereon.

FUTURE STOCKHOLDER PROPOSALS

If the merger is consummated, the Company will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the merger is not completed, the Company expects to hold its 2008 Annual Meeting of stockholders. If you intend to present a proposal for action at the 2008 Annual Meeting of Stockholders and wish to have such proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Exchange Act, you must submit the proposal in writing and the Company must receive it by September 6, 2007. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals. The Company’s by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board.

The Nominating and Corporate Governance Committee will also consider nominations that comply with the procedures set forth below. In general, notice of a stockholder proposal or a director nomination for an Annual Meeting must be received by the Company 120 days or more before the date of the anniversary of the Company’s last Annual Meeting and must contain specified information and conform to certain requirements, as set forth in the Company’s by-laws. Notice of a stockholder proposal or a director nomination for a special meeting must be received by the Company no later than the 15th day following the day on which notice of the date of a special meeting of stockholders was given. If the presiding officer at any stockholders’ meeting determines that a stockholder proposal or director nomination was not made in accordance with the by-laws, the Company may disregard such proposal or nomination.

In addition, if you submit a proposal outside of Rule 14a-8 for the 2008 Annual Meeting of Stockholders, and the proposal fails to comply with the advance notice procedure prescribed by the by-laws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal. Proposals and nominations should be addressed to Jacuzzi Brands, Inc., 777 S. Flagler Drive, Suite 1100 West, West Palm Beach, Florida 33401, Attention: Secretary.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no business that will be presented for consideration at the Annual Meeting other than the items specifically identified in the Notice of Annual Meeting. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Proxy Statement or Annual Report to you if you write or call the Company at the following address or phone number: Jacuzzi Brands, Inc., 777 S. Flagler Drive, Suite 1100 West, West Palm Beach, Florida 33401, Attention: Investor Relations, (561) 514-3850 or by e-mail at ir@jacuzzibrands.com. If you would like to receive separate copies of Annual Reports or Proxy Statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact the Company at the above address and phone number or e-mail.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The Company’s filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the year ended September 30, 2006, including consolidated financial statements and schedules thereto but not including exhibits, to each of the Company’s stockholders of record on December 11, 2006 and to each beneficial stockholder on that date upon written request made to Jacuzzi Brands, Inc., 777 S. Flagler Drive, Suite 1100 West, West Palm Beach, Florida 33401, Attention: Secretary. A reasonable fee will be charged for copies of requested exhibits.

Incorporation by Reference

The SEC allows us to incorporate by reference information into this Proxy Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this Proxy Statement is considered a part of this Proxy Statement, and information that we file later with the SEC, prior to the closing of the merger, will automatically update and supersede the previously filed information and be incorporated by reference into this proxy statement.

We incorporate by reference into this Proxy Statement the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting:

•	The Company’s Annual Report on Form 10-K filed on December 7, 2006.

The Company undertakes to provide, without charge, to each person to whom a copy of this Proxy Statement has been delivered, upon written or oral request and by first class mail or other equally prompt means, a copy of any and all documents incorporated by reference in this Proxy Statement (other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates). You may obtain documents incorporated by reference by requesting them in writing or in telephone at the following address and telephone number: Jacuzzi Brands, Inc., 777 S. Flagler Drive, Suite 1100 West, West Palm Beach, Florida 33401, Attention: Secretary, telephone number: (561) 514-3850.

No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. This Proxy Statement is dated January 5, 2007. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

This Proxy Statement contains a description of representations and warranties made in the merger agreement. This is intended to provide information about the terms of the merger. The terms and information in the merger agreement and the summary thereof should not be relied on as disclosures about the contracting parties without consideration of the entirety of public disclosure including this document, the merger agreement and all public reports filed by the Company with the SEC. The terms of the merger agreement (such as the representations and warranties) govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger. As such they may be subject to important limitations and qualifications agreed to by the contracting parties (including the Company, Parent and Merger Subsidiary) and may not be complete. In particular, the representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to shareholders under federal securities laws. Moreover, the representations and warranties made by the parties to each other in the merger agreement have been negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the merger should events or circumstances change or be different from those stated in the representations and warranties, and not to establish these matters as facts. As of the date of this Proxy Statement, the Company is not aware of the existence of any specific material facts that are required to be disclosed under federal securities laws and that contradict the representations or warranties contained in the merger agreement. The Company will provide additional disclosure in their public reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information (including the representations and warranties) contained in the merger agreement and will update such disclosure as required by federal securities laws.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the envelope provided. Giving your proxy now will not affect your right to vote in person if you attend the Annual Meeting.

If you have any questions about this Proxy Statement, the Annual Meeting or the merger or need assistance with the voting procedures, you should contact Georgeson Inc., our proxy solicitor toll-free at (866) 785-7397 (stockholders outside the U.S. please call collect at (212) 805-7144).

By Order of the Board of Directors,

Steven C. Barre
Secretary

ANNEX A

AGREEMENT AND PLAN OF MERGER
dated as of
October 11, 2006
among
JACUZZI BRANDS, INC.,
JUPITER ACQUISITION, LLC
and
JUPITER MERGER SUB, INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of October 11, 2006 among Jacuzzi Brands, Inc., a Delaware corporation (the “Company”), Jupiter Acquisition, LLC, a Delaware limited liability company (“Parent”), and Jupiter Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”).

WHEREAS, the respective Boards of Directors of the Company and Merger Subsidiary, and the Board of Managers of Parent, have approved this Agreement and the respective Boards of Directors of the Company and Merger Subsidiary deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Subsidiary with and into the Company on the terms and conditions set forth herein; and

WHEREAS, the Company, Parent and Merger Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with such merger.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

Definitions

Section 1.01.  Definitions.  (a) As used herein, the following terms have the following meanings:

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal, contract or inquiry relating to, or any Third Party indication of interest in, (A) any acquisition, exchange, transfer or purchase, direct or indirect, in one transaction or a series of transactions, of (i) 22.6% or more of the consolidated assets of the Company or over 22.6% of any class of equity or voting securities of (1) the Company or (2) any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 22.6% of the consolidated assets of the Company, (ii) the assets comprising all or substantially all of the bath products business of the Company and its Subsidiaries or (iii) the assets comprising all or substantially all of the plumbing products business of the Company and its Subsidiaries, (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party’s beneficially owning 22.6% or more of any class of equity or voting securities of (1) the Company or (2) any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 22.6% of the consolidated assets of the Company or (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving (1) the Company or (2) any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 22.6% of the consolidated assets of the Company.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

“Applicable Law” means, with respect to any Person, any federal, state, local or foreign law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of September 30, 2005 and the footnotes thereto set forth in the Company 10 K.

“Company Balance Sheet Date” means September 30, 2005.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to Parent contemporaneously with the execution and delivery of this Agreement.

“Company Intellectual Property Rights” means all Intellectual Property Rights owned by the Company or any of its Subsidiaries and used in the business of the Company and its Subsidiaries as currently conducted.

“Company Stock” means the common stock, $0.01 par value per share, of the Company.

“Company 10 K” means the Company’s annual report on Form 10 K for the fiscal year ended September 30, 2005.

“Delaware Law” means the General Corporation Law of the State of Delaware.

“Director Compensation Plan” means the Amended and Restated Non-Employee Deferred Compensation Plan.

“Environmental Law” means any Applicable Law relating to pollution or protection of the environment or natural resources, and human exposure to such pollution, including those relating to Releases, treatment, storage, transport or handling of hazardous substances.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“GAAP” means generally accepted accounting principles in the United States consistently applied.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental authority, department, court, agency or official, including any political subdivision thereof.

“Hazardous Materials” means all materials, wastes or substances defined by, or regulated under, any Environmental Laws as a hazardous waste, hazardous material, hazardous substance, extremely hazardous waste, restricted hazardous waste, contaminant, pollutant, toxic waste, or toxic substance, including petroleum and petroleum products, asbestos, radon, lead, toxic mold, radioactive materials and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property Right” means any trademark, service mark, trade name, patent, trade secret, copyright, mask work, domain name, know how (including any registrations or applications for registration of any of the foregoing) or any other similar proprietary intellectual property right.

“Knowledge of the Company” means the actual knowledge after due inquiry of the Persons listed on Schedule 1.01 of the Company Disclosure Schedule.

“Licensed Intellectual Property Rights” means all Intellectual Property Rights owned by a Third Party and licensed or sublicensed to either the Company or any of its Subsidiaries.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, deed of trust, option, right of first refusal or other adverse claim of any kind in respect of such property or asset.

“Material Adverse Effect” means any occurrence, condition, change, event or effect that has a material adverse effect on the (A) business, financial condition, assets, properties, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, provided, that none of the following shall be deemed to constitute a Material Adverse Effect: (i) changes in circumstances or conditions generally affecting the industry in which the Company and its Subsidiaries operate, except for such changes that have had a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared to other Persons in the industries in which the Company and its Subsidiaries operate; (ii) changes in general economic or business conditions or in markets in the United States or in the financial markets in which the Company and its Subsidiaries operate, except for such changes that have had a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared to other Persons in the industries in which the Company and its Subsidiaries operate; (iii) acts of war, armed hostilities, sabotage or terrorism, except for such acts that have had a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared to other Persons in the industries in which the Company and its Subsidiaries operate; (iv) changes in Applicable Laws or in GAAP, except for such changes that have had a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared to other Persons in the industries in which the Company and its Subsidiaries operate; (v) the negotiation, execution, announcement, pendency or performance of this Agreement or the transactions contemplated hereby; or (vi) any action required or expressly contemplated to be taken or any action not taken which is prohibited from being taken pursuant to this Agreement or (B) ability of the Company and its Subsidiaries to perform their respective obligations under this Agreement in all material respects or to consummate the Merger and the other transactions contemplated hereby.

“1933 Act” means the Securities Act of 1933.

“1934 Act” means the Securities Exchange Act of 1934.

“Parent Material Adverse Effect” means any occurrence, condition, change, event or effect that has a material adverse effect on the ability of Parent and Merger Subsidiary to perform their respective obligations under this Agreement in all material respects or to consummate the Merger and the other transactions contemplated hereby.

“Permitted Liens” means (i) Liens for Taxes and assessments that are not yet due and payable or not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, (ii) mechanics’, materialmen’s, carriers’, workers’, repairers’ and statutory liens and rights in rem and other similar Liens arising or incurred in the ordinary course of business consistent with past practice or that are not yet due and payable or are being contested in good faith, (iii) leases to third party tenants and similar use and/or occupancy agreements and (iv) other Liens that, individually or in the aggregate, do not materially impair the value or the continue use and operation of the assets to which they relate.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Release” means any release, spill, emission, discharge, leaking, pumping, pouring, dumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials into the environment (including ambient air, surface water, groundwater and surface or subsurface strata).

“Restricted Stock Award” means a restricted stock unit, phantom share, share of restricted Company Stock or any similar equity-based award granted by the Company pursuant to any equity or incentive compensation plan, agreement or arrangement of the Company or its Subsidiaries.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned or controlled by such Person.

“Superior Proposal” means any bona fide, unsolicited written Acquisition Proposal (i) for at least 75% of the voting power of the outstanding shares of Company Stock, (ii) on terms and conditions that the Board of Directors of the Company determines in good faith by a majority vote, after considering the advice of a financial advisor of nationally recognized reputation, are more favorable from financial point of view to the Company’s stockholders than as provided hereunder (taking into account any proposals by Parent to amend the terms of this Agreement in response thereto pursuant to 10.01(d)(i)), (iii) the conditions to the consummation of which are all reasonably expected to be satisfied without undue delay relative to the Merger (taking into account all regulatory, legal, regulatory and other aspects of such proposal) and (iv) that is fully financed or is, in the Board’s good faith judgment, reasonably likely to be fully financed by means of a commitment letter from a reputable Person capable of financing such deal. The Company acknowledges and agrees that each successive modification of the financial or other material terms of an Acquisition Proposal that is determined to be a Superior Proposal shall be deemed to constitute a new Superior Proposal.

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than the Company, Parent or any of their respective Affiliates.

“Type A Event” means (a) a type A event (as defined in the Clearance Guidance issued by the UK Pensions Regulator on Clearance Statements dated April 2005, but excluding any amendments made to such Guidance after September 20, 2006), other than any change or partial change in the control group structure (as that expression is used in such Guidance) of Jacuzzi UK Group plc as a result of the transactions contemplated by this Agreement, or (b) an act or failure to act where, the main purpose or one of the main purposes of the act or failure was (i) to prevent the recovery of the whole or any part of a debt which was due or would be reasonably likely to become due from the employer in relation to a Non-US Benefit Plan under Section 75 of the Pensions Act 1995 of the United Kingdom, or (ii) otherwise than in good faith, prevent such a debt becoming due, reduce the amount of such a debt or compromise or otherwise settle such a debt.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Adverse Recommendation Change	6.03
Agreement	Preamble
Certificates	2.03
Closing	2.03
Closing Date	2.03
Commitment Letters	5.07
Company	Preamble
Company Board Recommendation	4.02
Company Employee	7.02
Company ERISA Affiliate	4.17
Company Payment Event	11.04
Company Proxy Statement	4.09
Company SEC Documents	4.07
Company Securities	4.05
Company Stockholder Approval	4.02
Company Stockholder Meeting	6.02
Company Stock Option	2.05
Company Subsidiary Securities	4.06
Confidentiality Agreement	6.04
Consent Solicitation	8.08
Debt Commitment Letters	5.07
Debt Offer	8.08
Disclosed Conditions	5.07
Effective Time	2.01

Term	Section

Employee Plans	4.17
End Date	10.01
Equity Commitment Letter	5.07
Exchange Agent	2.03
Environmental Laws	4.19
Environmental Permits	4.19
Financing	5.07
Former Properties	4.19
Indemnified Person	7.01
Internal Controls	4.07
IRS	4.17
Material Contract	4.20
Merger	2.01
Merger Consideration	2.02
Merger Subsidiary	Preamble
Non-U.S. Benefit Plan	4.17
Notes	8.08
Offer Documents	8.08
Option Consideration	2.05
Owned Real Property	4.23
Parent	Preamble
Parent Expenses	11.04
PBGC	4.17
Permits	4.01
Pensions Act 2004	4.17
Prior Plan	7.02
Proceedings	4.13
Requested Consents	8.08
Specified Agreement	8.10
Successor Plan	7.02
Surviving Corporation	2.01
Tax	4.16
Taxing Authority	4.16
Tax Return	4.16
Uncertificated Shares	2.03
USIAH Transfer	6.06
WARN Act	4.25

Section 1.02.  Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this

Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement, instrument, contract or other document are to that agreement, instrument, contract or other document as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement, instrument, contract or other document listed on any schedule hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law.

ARTICLE 2

The Merger

Section 2.01.  The Merger.  (a) At the Effective Time, Merger Subsidiary shall be merged (the “Merger”) with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).

(b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger).

(c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

Section 2.02.  Conversion of Shares.  At the Effective Time, by virtue of the Merger and without any further action on the part of any party:

(a) except as otherwise provided in Section 2.04, each share of Company Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $12.50 in cash, without interest (the “Merger Consideration”). All such shares of Company Stock, when so converted, shall cease to be outstanding and shall automatically be cancelled and cease to exist;

(b) each share of Company Stock held by the Company as treasury stock or owned by any Subsidiary of the Company or by Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

(c) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.03.  Surrender and Payment.  (a) Prior to the Effective Time, Parent shall appoint an agent (the “Exchange Agent”) reasonably acceptable to the Company for the purpose of exchanging the (i) certificates representing shares of Company Stock (the “Certificates”) or (ii) uncertificated shares of Company Stock (the “Uncertificated Shares”) in each case for the aggregate Merger Consideration payable to each holder of shares of Company Stock. Prior to the Effective Time, Parent shall make available to the Exchange Agent the Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares; provided, however, that the portion of the aggregate Merger Consideration allocable to the dissenting shares shall not be required to be deposited with the Exchange Agent. The Exchange Agent shall invest the funds provided by Parent in the manner specified by Parent, and interest payable thereon shall be solely for the account of Parent or the Surviving Corporation. Not later than two Business Days after the date of consummation of the Merger and the other transactions contemplated hereby (the “Closing;” such date, the “Closing Date”), Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time (other than treasury shares or shares held by any Subsidiary of the Company or by Parent), a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange. All documents to be sent to the holders of Company Stock by the Exchange Agent shall be in a form reasonably agreed to by Parent and the Company.

(b) Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of the Company Stock represented by such Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d) After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(e) Any portion of the Merger Consideration (including any interest thereon) made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of shares of Company Stock six months after the Effective Time shall be returned to Parent by the Exchange Agent, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such shares without any interest thereon. Notwithstanding the foregoing, none of Parent, Merger Subsidiary, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.04.  Dissenting Shares.  Notwithstanding Section 2.02, shares of Company Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Delaware Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses the right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Merger Subsidiary prompt notice of any demands received by the Company for appraisal of shares of Company Stock, attempted withdrawals of such demands and any other instruments served pursuant to the Delaware Law that are received by the Company for appraisal of any shares of Company Stock, and Merger Subsidiary shall have the right to participate in and control all negotiations and proceedings with respect to such demands. Except with the prior written consent of Merger Subsidiary, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.05.  Stock Options; Restricted Stock Awards.  (a) At or immediately prior to the Effective Time, each option to purchase shares of Company Stock granted under any employee stock option or compensation plan or arrangement of the Company (a “Company Stock Option”) outstanding at the Effective Time, whether or not then vested or exercisable, shall be canceled, and Parent shall, or shall cause the Surviving Corporation to, pay to each holder of any Company Stock Option at or promptly after the Effective Time for each Company Stock Option an amount in cash (without interest) determined by multiplying (i) the excess, if any, of the Merger Consideration per share of Company Stock over the applicable exercise price of such Company Stock Option by (ii) the number of shares of Company Stock such holder could have purchased (assuming full vesting of such option) had such holder exercised such Company Stock Option in full immediately prior to the Effective Time (the “Option Consideration”).

(b) Effective as of the Effective Time, each Restricted Stock Award with respect to which shares of Company Stock remain unvested or awarded but unissued as of the Effective Time shall be canceled, and Parent shall, or shall cause the Surviving Corporation to, pay to each holder of any Restricted Stock Award at or promptly after the Effective Time for each share of Company Stock subject to such award, an amount equal to the Merger Consideration; provided, that no such payment shall be made as to any outstanding share of Company Stock for which payment is to be made pursuant to Section 2.02.

(c) Prior to the Effective Time, the Company shall (i) use its reasonable best efforts to obtain any consents from holders of Company Stock Options and (ii) make any amendments to the terms of any stock option or compensation plan or arrangement that, in the case of either clauses (i) or (ii), are necessary to give effect to the transactions contemplated by Section 2.05(a).

Section 2.06.  Adjustments.  If, during the period between the date hereof and the Effective Time, any change in the outstanding shares of Company Stock shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, but excluding any change that results from any exercise of Company Stock Options, the Merger Consideration shall be appropriately adjusted.

Section 2.07.  Withholding Rights.  Notwithstanding anything to the contrary herein, each of Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock, Company Stock Options or Restricted Stock Awards, as the case may be, in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

Section 2.08.  Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article 2.

ARTICLE 3

The Surviving Corporation

Section 3.01.  Certificate of Incorporation.  At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety in the form of Exhibit A hereto, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law.

Section 3.02.  Bylaws.  The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

Section 3.03.  Directors and Officers.  From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation. Notwithstanding the foregoing, the Company shall cause all directors of the Company to resign at or immediately prior to the Effective Time.

ARTICLE 4

Representations and Warranties of the Company

Except as set forth in the applicable section (or in any additional section where the applicability of such disclosure to such additional section is reasonably apparent on its face) of the Company Disclosure Schedule, the Company represents and warrants to Parent and Merger Subsidiary that:

Section 4.01.  Corporate Existence and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents, variances, exemptions, orders, franchises and approvals (collectively, the “Permits”) required to carry on its business as now conducted, except for those Permits the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has heretofore made available or delivered to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect.

Section 4.02.  Corporate Authorization.  (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for the required approval of the Company’s stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock (the “Company Stockholder Approval”) is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject (as to enforceability) to bankruptcy, insolvency, reorganization, moratorium and to general principles of equity.

(b) At a meeting duly called and held, the Company’s Board of Directors has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders and has declared this Agreement advisable, (ii) approved and adopted this Agreement, and the transactions contemplated hereby and (iii) resolved (subject to Section 6.03) to recommend approval and adoption of this Agreement by its stockholders (such recommendation, the “Company Board Recommendation”).

Section 4.03.  Governmental Authorization.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, or other approval from, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of applicable laws, rules and regulations in foreign jurisdictions governing antitrust or merger control matters, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable U.S. state or federal securities laws, and filings with the New York Stock Exchange, and (iv) any actions, filings or other approvals, the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.04.  Non-Contravention; No Defaults.  (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or violate the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, conflict with or violate any Applicable Law, (iii) assuming compliance with the matters referred to in Section 4.03, require any consent or other action by any Person under, constitute a default (with or without notice or lapse of time, or both) under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Company’s certificate of incorporation or bylaws, (ii) the comparable charter or organizational documents of any of the Company’s material Subsidiaries or (iii) the comparable charter or organizational documents of any of the Company’s other Subsidiaries except, in the case of clause (iii), for defaults or violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.05.  Capitalization.  (a) The authorized capital stock of the Company consists of: (i) 300,000,000 shares of Company Stock, of which 77,628,042 shares were issued and outstanding as of September 30, 2006, including 862,556 shares of restricted Company Stock issued pursuant to the Company’s equity incentive plans; and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share, of which (x) 2,000,000 shares are designated as Series A Junior Preferred Stock and (y) no shares are issued and outstanding. All outstanding shares of Company Stock have been, and all shares of Company Stock that may be issued upon the exercise of outstanding Company Stock Options will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights. No Subsidiary of the Company owns any shares of capital stock of the Company. As of September 30, 2006, (1) 2,018,112 shares of Company Stock were reserved for issuance pursuant to the Company’s equity incentive plans, of which 930,632 shares of Company Stock were subject to issuance upon exercise of outstanding Company Stock Options and (2) 205,940 restricted stock units had been granted pursuant to the Company’s equity incentive plans or the Director Compensation Plan. Schedule 4.05 of the Company Disclosure Schedule contains a complete and correct list of each Company Stock Option and restricted stock units outstanding as of the date hereof, including the holder and, to the extent applicable, the exercise price, vesting schedule and number of shares of Company Stock subject thereto.

(b) Except as set forth in this Section 4.05 and for changes since September 30, 2006 resulting from the exercise of Company Stock Options outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities (including voting debt securities) of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the

Company (the items in clauses (i), (ii), and (iii) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party, or by which any of them are bound, relating to the voting of any shares of Company Securities.

Section 4.06.  Subsidiaries.  (a) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate, partnership or similar powers and all Permits required to carry on its business as now conducted, except for those Permits the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Schedule 4.06 of the Company Disclosure Schedule lists each Subsidiary of the Company. The Company has heretofore made available or delivered to Parent true and complete copies of the organizational documents of each of its material Subsidiaries as currently in effect.

(b) All of the outstanding capital stock of, or other voting securities (including voting debt securities) or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Except for the ownership of the Subsidiaries of the Company, neither the Company nor any of its Subsidiaries, directly or indirectly, owns, or has agreed to purchase or otherwise acquire, the capital stock or other equity or voting interests of, or any interest convertible into or exchangeable for such capital stock or such equity or voting interests of, any Person.

Section 4.07.  SEC Filings and the Sarbanes-Oxley Act.  (a) The Company has heretofore made available or delivered to Parent a true and complete copy (including any amendments thereto) of (i) the Company’s annual reports on Form 10 K for its fiscal years ended September 30, 2003, 2004 and 2005, (ii) its quarterly reports on Form 10 Q for its fiscal quarters ending December 31, 2005, March 31, 2006 and June 30, 2006, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 2004 and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since September 30, 2005 (the documents referred to in this Section 4.07(a), collectively, the “Company SEC Documents”). The Company SEC Documents comply as to form in all material respects with the applicable requirements of the 1933 Act, 1934 Act and Sarbanes-Oxley Act and, in each case, the rules and regulations promulgated thereunder and did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (including any financial statements or other documentation incorporated by reference therein). None of the Company’s Subsidiaries is, or at any time since September 30, 2003 has been, subject to the reporting requirements of Section 13(a) and 15(d) of the 1934 Act.

(b) The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The management of the Company has, in material compliance with Rule 13a-15 under the 1934 Act, (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is promptly made known to the management of the Company by others within those entities, and (ii) disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s

Board of Directors (A) any significant deficiencies in the design or operation of internal control over financial reporting (“Internal Controls”) which would adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

Section 4.08.  Financial Statements.  Except as disclosed in the Company SEC Documents filed before the date hereof and where the applicability of such disclosure is reasonably apparent on its face, the audited consolidated financial statements (including all notes and schedules thereto) and the unaudited consolidated interim financial statements of the Company included in the Company SEC Documents fairly present, in all material respects, in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

Section 4.09.  Proxy Statement.  The proxy statement of the Company to be filed with the SEC in connection with the Merger (the “Company Proxy Statement”), any amendments or supplements thereto and any other document filed or to be filed with the SEC by the Company in connection therewith, will, when filed, comply in each case as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company by Parent or Merger Subsidiary specifically for inclusion or incorporation by reference therein.

Section 4.10.  Absence of Certain Changes.  Except as disclosed in the Company SEC Documents filed before the date hereof and where the applicability of such disclosure is reasonably apparent on its face, since the Company Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course of business consistent with past practice and there has not been:

(a) any event, occurrence, change, effect, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(b) any action taken by the Company or any of its Subsidiaries from the Company Balance Sheet Date through the date hereof that, if taken during the period from the date hereof through the Effective Time, would constitute a breach of Section 6.01 (other than actions described in clause (m), (o) or (p) of Section 6.01); provided that, for the purposes of this Section 4.10(b), references to “the date hereof” in clauses (a) through (q) of Section 6.01 shall be deemed to refer to the Company Balance Sheet Date.

Section 4.11.  No Undisclosed Material Liabilities.  Except as disclosed in the Company SEC Documents filed before the date hereof and where the applicability of such disclosure is reasonably apparent on its face, there are no liabilities of the Company or any of its Subsidiaries of any kind other than:

(a) liabilities disclosed and adequately provided for in the Company Balance Sheet or disclosed in the notes thereto or in any other balance sheet contained in any Quarterly Report on Form 10-Q filed by the Company after the Company Balance Sheet Date and prior to the date hereof;

(b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the balance sheet contained in the last Quarterly Report on Form 10-Q filed by the Company prior to the date hereof; and

(c) other undisclosed liabilities which are not, individually or in the aggregate, material.

Section 4.12.  Compliance with Laws and Court Orders.  The Company and each of its Subsidiaries (i) is, and since October 1, 2003 has been, in compliance with and, to the Knowledge of the Company, is not, and since October 1, 2003 has not been, under investigation with respect to and, since October 1, 2003 has not been, threatened to be charged with or given notice of any violation of, any Applicable Law, and (ii) is, and since October 1, 2003 has been, in compliance with the terms of the Permits, except, in the cases of clauses (i) and (ii), for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.13.  Litigation.  There is no action, suit, investigation, claim, arbitration, mediation or proceeding (collectively, “Proceedings”) pending against or affecting, or, to the Knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any officer or director of the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any other Governmental Authority, that (a) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (b) would prohibit or materially restrict the ability of the Company and its Subsidiaries to operate their businesses as they have historically. Neither the Company nor any of its Subsidiaries nor any of their respective properties or directors or officers is or are subject to any judgments, orders or decrees, except for those judgments, orders or decrees that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company, and except as set forth in the Company SEC Documents and where the applicability of such disclosure is reasonably apparent on its face, there are no products designed, manufactured, processed, sold or distributed by the Company, its Subsidiaries or its or their predecessors, or held in the inventory of the Company or its Subsidiaries prior to the date hereof, which are the subject of or would reasonably be expected to become the subject of Proceedings against or affecting the Company or its Subsidiaries which would be material to the Company and its Subsidiaries, taken as a whole.

Section 4.14.  Finders’ Fees.  Except for Lazard Frères & Co. LLC (the amounts owing to whom have been disclosed to Parent prior to the date hereof), there is no investment banker, broker, finder or similar intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

Section 4.15.  Opinion of Financial Advisor.  The Company has received the opinion of Lazard Frères & Co. LLC, financial advisor to the Company, to the effect that, as of the date hereof, the Merger Consideration is fair to the Company’s stockholders from a financial point of view.

Section 4.16.  Taxes.  (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect,

(i) all Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been timely filed, or will be timely filed prior to or as of the Effective Time in accordance with all Applicable Laws, and all such material Tax Returns are, or shall be at the time of filing, true, correct and complete;

(ii) the Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable (including quarterly estimated taxes), or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books;

(iii) there is no Proceeding or investigation now pending or, to the Knowledge of the Company, threatened against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax asset.

(b) During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(c) Neither the Company nor any of its Subsidiaries is a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code, or in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4.

(d) The Company has made available to Parent and Merger Subsidiary all material federal, state, local and foreign income Tax Returns and all other material Tax Returns of the Company or any of its Subsidiaries with respect to periods commencing on or after October 1, 2002.

(e) “Tax” means (i) any tax, escheat, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a “Taxing Authority”) responsible for the imposition of any such tax, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of having been before the Effective Time a member of an affiliated, consolidated, combined, unitary group or similar fiscal unity or by contract. “Tax Return” means any report, return, statement or form required to be supplied to any Taxing Authority with respect to Taxes.

Section 4.17.  Employee Benefit Plans.  (a) Schedule 4.17(a) of the Company Disclosure Schedule contains a list identifying each “employee benefit plan,” as defined in Section 3(3) of ERISA, each employment, severance or similar contract, plan, arrangement or policy and each material other plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, health or medical benefits, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any Affiliate or any person that, together with the Company or any of its Affiliates, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (a “Company ERISA Affiliate”) for the benefit of current or former employees, directors or consultants of the Company or any of its Subsidiaries. Such plans are referred to collectively herein as the “Employee Plans.” The Company has delivered or made available to Parent a true, correct and complete copy of (i) each Employee Plan (or, in the case of any unwritten Employee Plan, a description thereof) and related trust documents, and amendments thereto, (ii) the two most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Employee Plan and (iii) the most recent summary plan description for each Employee Plan.

(b) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code and each trust established in connection with any Employee Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service (the “IRS”), and the Company is not aware of any reason why any such determination letter should be revoked or not be reissued. The Company has delivered or made available to Parent a copy of the most recent IRS determination letter with respect to each such Employee Plan, as well as each pending application for a determination letter from the IRS, if any.

(c) Each Employee Plan has been maintained and administered in compliance with its terms and with Applicable Law, including ERISA and the Code to the extent applicable thereto, except for failures to comply that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) With respect to any Employee Plan, (i) no actions (other than routine claims for benefits in the ordinary course of business consistent with past practice) are pending, or to the Knowledge of the Company, threatened, except for those that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, to the Knowledge of the Company, no facts or circumstances exist that would give rise to any such actions, and (ii) no administrative investigation, audit or other administrative proceeding by any Governmental Authority is pending, in progress or, to the Knowledge of the Company, threatened, except for those that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All contributions (including all employer contributions and employee salary reduction contributions) required to have been timely made under any of the Employee Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof, in each case in all material respects.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to each Employee Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred that could result in any liability to any such plan, the Company, any of its Affiliates or any Company ERISA Affiliate, (iii) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (iv) as of the date hereof, no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries or any of its Company ERISA Affiliates, and (v) as of the date hereof, the PBGC has not instituted proceedings to terminate any such Employee Plan.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, during the six (6) year period prior to the date hereof, none of the Company, any of its Subsidiaries or any Company ERISA Affiliate have been a participating or contributing employer in any “multiemployer plan” (as defined in Section 3(37) of ERISA), nor has the Company, any of its Subsidiaries or any Company ERISA Affiliate incurred any withdrawal liability with respect to any multiemployer plan or any liability in connection with the termination or reorganization of any multiemployer plan.

(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to each Employee Plan, (i) there has not occurred any prohibited transaction in which the Company, any of its Subsidiaries or any of their respective employees, or, to the Knowledge of the Company, a trustee, administrator, fiduciary or agent of any Employee Plan or related trust, or any agent of the foregoing, has engaged that could reasonably be expected to subject the Company, any of its Subsidiaries or any of their respective employees, or, to the Knowledge of the Company, a trustee, administrator, fiduciary or agent of any Company Benefit Plan or related trust, or any agent of any of the foregoing, to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA or any similar tax, penalty or sanction under any other Applicable Law and (ii) none of the Company, any of its Subsidiaries, or any of their respective employees, or, to the Knowledge of the Company, any trustee, administrator or other fiduciary of any Employee Plan or related trust, nor any agent of any of the foregoing, has engaged in any transaction or acted in a manner that could reasonably be expected to, or failed to act so as to be reasonably expected to, subject the Company, any of its Subsidiaries or any of their respective employees or any such trustee, administrator, fiduciary or agent to any liability for breach of fiduciary duty under ERISA or any other Applicable Law.

(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each “nonqualified deferred compensation plan” (as defined in Section 409(A)(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and guidance issued thereunder.

(i) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to each Employee Plan that is not subject to United States Applicable Law (a “Non-U.S. Benefit Plan”): (i) all employer and employee contributions to each Non-U.S. Benefit Plan required by law or by the terms of such Non-U.S. Benefit Plan have been made, or, if applicable, accrued in accordance with GAAP, and a pro rata contribution for the period prior to and including the date of this Agreement has been made or accrued to the extent required under the terms of such Non-U.S. Benefit Plan or GAAP; (ii) the funded status of each funded Non-U.S. Benefit Plan, the liability of each insurer for any Non-U.S. Benefit Plan funded through insurance or the book reserve established for any Non-U.S. Benefit

Plan, together with any accrued contributions, as of the Balance Sheet Date is reflected on the Company Balance Sheet and in the Company 10-K in accordance with GAAP, and, to the Knowledge of the Company, there has not been any material adverse change in such funded status as of the date hereof (assuming no change in the valuation method and using the identical assumptions as those used as at the Balance Sheet Date and excluding any reductions in Plan asset values broadly in line with movements in the appropriate benchmark index for each of the asset classes in which the particular funded Plan’s assets are invested); (iii) each Non-U.S. Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities and, to the Knowledge of the Company, such registered status is not reasonably expected to be revoked; (iv) as of the date hereof no event has occurred and no circumstances have arisen with respect to any Non-U.S. Benefit Plan maintained, contributed to or sponsored by the Company or any of its Subsidiaries that provides benefits to employees in the United Kingdom and to which Sections 38 to 56 of the Pensions Act 2004 of the United Kingdom (the “Pensions Act 2004”) apply that would, or would reasonably be expected to, constitute a Type A Event since April 27, 2004; (v) since April 27, 2004 no event has occurred and no circumstances have arisen in respect of which the UK Pensions Regulator can lawfully exercise its power under Section 52 (Restoration order where transactions at an undervalue) of the Pensions Act 2004, in respect of any Non-US Benefit Plan, and, to the Knowledge of the Company, no such event and no such circumstance is reasonably expected to occur prior to the Closing Date; (vi) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any liability (contingent or otherwise) with respect to the pension and pension contribution obligations of Spear and Jackson, Inc., any of the Subsidiaries of Spear & Jackson Inc. or any of their respective successors in relation to the James Neill Pension Plan and the information relating to the Company and its Subsidiaries (but excluding Spear & Jackson, Inc. and its Subsidiaries) in the clearance application made by United Pacific Industries Limited as the “Primary Applicant” to the Pensions Regulator dated May 25, 2006 was complete and accurate; (vii) the Company has no knowledge of any Non-US Benefit Plan of Spear & Jackson Inc. or of any of the Subsidiaries of Spear & Jackson Inc. (apart from the James Neill Pension Plan) which falls within the scope of Sections 38 (Contribution notice where avoidance of employer debt), Section 43 (Financial support direction) or Section 52 (Restoration order where transactions at an undervalue) of the Pensions Act 2004; and (viii) to the Knowledge of the Company no event has occurred and no circumstance has arisen in respect of which the UK Pensions Regulator could reasonably be expected to exercise its power under Section 38 of the Pensions Act 2004 in respect of any Non-US Benefit Plan (but, for this purpose (A) in construing Section 38, the words “or might” in Section 38(5)(a)(i) shall be replaced with the words “or would be reasonably likely to become” and (B) none of the transactions contemplated by this Agreement shall, for the avoidance of doubt, be regarded as the occurrence of an event or the arising of a circumstance in respect of which the UK Pensions Regulator could reasonably be expected to exercise its power under Section 38 of the Pensions Act 2004).

(j) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, consultant, director or officer of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or as required by Applicable Law, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, consultant, director or officer, or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any of the Employee Plans, except as expressly provided in this Agreement.

(k) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the deduction of any amount payable pursuant to the terms of any Employee Plan shall not be subject to disallowance under Section 162(m) of the Code or any other Applicable Law (other than any disallowance under Section 280G with respect to any item listed on Schedule 4.17(j) of the Company Disclosure Schedule).

Section 4.18.  Intellectual Property.  (a) Schedule 4.18(a) of the Company Disclosure Schedule contains a true, correct and complete list of (i) all registrations and applications for registration included in the Company Intellectual Property Rights which are material to the business of the Company and its Subsidiaries as currently conducted and (ii) all material agreements (excluding licenses for commercial off the shelf computer software that are generally available on nondiscriminatory pricing terms) to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries obtains the right to use any Licensed Intellectual Property Rights. The Company or one of its Subsidiaries own all right, title and interest in and to, or possess valid licenses or other rights to use, all Company Intellectual Property Rights and own or has the right to use pursuant to license, sublicense, agreement or permission, all Licensed Intellectual Property Rights used in the operation of the business of the Company and any of its Subsidiaries, as presently conducted, and the Company and its Subsidiaries take and have taken commercially reasonable actions to maintain and preserve the material Company Intellectual Property, except, in each case, where the failure to have such rights or take such actions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) None of the Company Intellectual Property Rights are subject to any outstanding interim or final judgment, injunction, order, decree or agreement materially restricting the use thereof by the Company or any of its Subsidiaries.

(c) (i) None of the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated in any material respect any material Intellectual Property Right of any Third Party, (ii) the Company and its Affiliates have not received from any Person in the past three years any notice, charge, complaint, claim or other assertion of any present, impending or, to the Knowledge of the Company, threatened infringement or violation by or misappropriation of any material Intellectual Property Rights of any Person, (iii) there are no unresolved pending or, to the Knowledge of the Company, threatened material Proceedings that allege that the operations of the Company and its Subsidiaries, including the manufacture, use or sale of any product or the use of any process now used or offered by the Company or its Subsidiaries, infringes, violates or misappropriates Intellectual Property Rights of any Person in any material respect, (iv) there are no unresolved pending or, to the Knowledge of the Company, threatened material Proceedings that challenge or otherwise question the validity, enforceability or effectiveness of any Company Intellectual Property Rights and (v) there are no agreements, contracts, or interim or final judicial or administrative judgments, injunctions, orders or decrees that in any way limit or restrict any material Company Intellectual Property Rights.

(d) To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated in any material respect any Company Intellectual Property Right.

Section 4.19.  Environmental Matters.  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

(a) no notice, notification, demand, request for information, citation, summons, or order has been received, no complaint has been filed, no penalty has been assessed and no Proceeding or review is pending or, to the knowledge of the Company, threatened by any Governmental Authority or other Third Party with respect to any matters relating to the Company, any of its Subsidiaries or their predecessors and relating to or arising out of any Environmental Law;

(b) the Company and each of its Subsidiaries have all environmental permits, licenses, consents, approvals and authorizations necessary for their operations to comply with all applicable Environmental Laws (“Environmental Permits”), as listed on Schedule 4.19 of the Disclosure Schedule, are in compliance with the terms of such Environmental Permits, and have timely applied for any required renewals thereof;

(c) the operations of the Company and each of its Subsidiaries are, and have since October 1, 2003 been, in compliance with the terms of applicable Environmental Laws;

(d) there are no liabilities of or relating to the Company or any of its Subsidiaries, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law or Environmental Permit;

(e) the consummation of the transaction contemplated by this Agreement does not trigger any requirement by the Company for reporting, investigation or remedial action pursuant to any Environmental Law;

(f) there have been no Releases of Hazardous Materials at, on, to, under, or emanating from any Owned Real Property or material property currently leased by the Company or any of its Subsidiaries or, in each case, to the Knowledge of the Company, any property formerly owned or any material property formerly leased by the Company or its Subsidiaries (“Former Properties”), or any property to which Hazardous Materials from any Owned Real Property or material property leased by the Company or any of its Subsidiaries or Former Properties were transported for treatment, storage, handling or disposal, which has created or which would reasonably be expected to give rise to liability of the Company or the Subsidiaries under any Environmental Law;

(g) the Company has provided or made available to Parent all environmental, assessments, reports, investigations, audits, or studies in its possession relating to Owned Real Property or material property leased by the Company or any of its Subsidiaries;

(h) there are no currently outstanding financial assurance obligations under Environmental Laws pertaining to the operations of the Company or the Subsidiaries, except those listed on Schedule 4.19 of the Company Disclosure Schedule; and

(i) the Company does not own, lease or operate any real property, nor conduct any operations, in New Jersey or Connecticut.

Section 4.20.  Material Contracts.  (a) As of the date hereof, none of the Company or any of its Subsidiaries is a party to or bound to any contract or agreement: (i) that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC on the date hereof; (ii) involving annual expenditures or payments in excess of $1.5 million that is not cancelable without penalty by the Company or any of its Subsidiaries within one year; (iii) for the acquisition, sale, lease or license of material properties or assets of the Company or its Subsidiaries outside the ordinary course of business consistent with past practice (by merger, purchase or sale of assets or stock or otherwise) entered into since September 30, 2003; (iv) that purports to materially limit, curtail or restrict the ability of the Company or its Subsidiaries to engage or compete in any geographic area or material line of business; (v) evidencing indebtedness for borrowed money or extension of credit by the Company or it Subsidiaries in excess of $1 million, or any guaranty thereof; (vi) pursuant to which the Company or any of its Subsidiaries is subject to continuing indemnification, “earn-out,” or other contingent payment obligations (whether related to environmental matters or otherwise), in each case, that would reasonably be expected to result in payments by the Company or any of its Subsidiaries in excess of $1 million; (vii) for the lease of real property that is material to the Company and its Subsidiaries, taken as a whole; or (viii) committing or agreeing to enter into any of the foregoing (each, a “Material Contract”).

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Material Contract is (i) valid and binding on the Company or a Subsidiary of the Company and (ii) in full force and effect and enforceable against the Company or a Subsidiary of the Company in accordance with its terms, subject (as to enforceability) to bankruptcy, insolvency, reorganization, moratorium and to general principles of equity. There is no default under any Material Contract either by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, in each case, in which such default or event would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. A true, correct and complete copy of each Material Contract has been provided or made available to Parent on or prior to the date hereof.

Section 4.21.  Antitakeover Statutes and Rights Agreement.  (a) The Company has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from the restrictions on business combinations in Section 203 of Delaware Law, and, accordingly, neither such section nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions.

(b) The Company has taken all action necessary to render the rights issued pursuant to the terms of the Company’s Rights Agreement dated October 15, 1998 between the Company and the Chase Manhattan Bank inapplicable to the Merger, this Agreement and the transactions contemplated hereby.

Section 4.22.  Related Party Transactions.  There are no outstanding amounts payable to or receivable from, and neither the Company nor any of its Subsidiaries is otherwise a creditor or debtor to, or party to any contract, agreement or transaction with, any beneficial owner of 5% or more of the Company Stock or any director, officer or Affiliate (other than any wholly owned Subsidiaries of the Company) of the Company, or, to the Knowledge of the Company, any relative of any of the foregoing, except for employment or compensation agreements or arrangements with directors, officers or Affiliates made in the ordinary course of business consistent with past practice.

Section 4.23.  Real Property.  Schedule 4.23 of the Company Disclosure Schedule sets forth a true and complete list of all material real property owned by the Company or any of its Subsidiaries (collectively, the “Owned Real Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Company or one of its Subsidiaries have good and marketable fee simple title to all Owned Real Property, free and clear of all Liens, except Permitted Liens, and have valid leasehold estates in all material real property leased by the Company and its Subsidiaries and (b) none of the Owned Real Property or material real property leased by the Company and its Subsidiaries is subject to any lease, sublease, license or other agreement granting to any other Person any right to the use, occupancy or enjoyment of such Owned Real Property or material leased property.

Section 4.24.  Insurance.  Section 4.24 of the Company Disclosure Schedule sets forth (a) a list of all material insurance policies (other than historic occurrence-based policies) which provide or potentially provide coverage for liabilities of the Company and its Subsidiaries, (b) a list of all material historic occurrence-based insurance policies which provide or potentially provide, unless otherwise indicated, coverage for liabilities of Zurn Industries, Inc. or its specifically referenced Subsidiaries and (c) charts for Permutit Company, Jacuzzi Inc. and Selkirk, Inc. of historical insurance policies purchased by or on behalf of these three entities or their predecessors. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and subject to any settlements and commutations, all such insurance policies described in clause (a) above are in full force and effect, are valid and enforceable, and all premiums due thereunder have been paid, and, to the Company’s Knowledge, all such insurance policies described in clause (b) above, unless otherwise indicated in such charts, are valid. Notwithstanding the foregoing, Parent and Merger Subsidiary acknowledge and agree that no representation or warranty is being made as to the solvency of any historic insurance policies of the Company and its Subsidiaries.

Section 4.25.  Labor Matters.  (a) There are no labor unions or other organizations representing any employee of the Company or any of its Subsidiaries. There are no labor unions or other organizations which have filed a petition with the National Labor Relations Board or any other Governmental Authority seeking certification as the collective bargaining representative of any employee of the Company or any of its Subsidiaries, and to the Knowledge of the Company, no labor union or organization is engaged in any organizing activity with respect to any employee of the Company or any of its Subsidiaries. Except as would not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, in the three (3) years prior to the Closing Date there has not been, there is not presently pending or existing, and there is not threatened, (i) any strike, lockout, slowdown, picketing, or work stoppage with respect to the employees of the Company or any of its Subsidiaries or (ii) any unfair labor practice charge against the Company or any of its subsidiaries.

(b) Since October 1, 2003, neither the Company nor any of its subsidiaries has effectuated (i) a “plant closing” as defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §§ 2101 et seq. (the “WARN Act”) (or any similar state, local or foreign law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries or (ii) a “mass layoff” as defined in the WARN Act (or any similar state, local or foreign law) affecting any site of employment or facility of the Company or any of its Subsidiaries.

ARTICLE 5

Representations and Warranties of Parent and Merger Subsidiary

Each of Parent and Merger Subsidiary represents and warrants to the Company that:

Section 5.01.  Corporate Existence and Power.  Each of Parent and Merger Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate or limited liability powers and all Permits required to carry on its business as now conducted, except for those Permits the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Subsidiary has heretofore made available or delivered to the Company true and complete copies of its organizational documents as currently in effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby.

Section 5.02.  Corporate Authorization.  The execution, delivery and performance by each of Parent and Merger Subsidiary of this Agreement and the consummation by each of Parent and Merger Subsidiary of the transactions contemplated hereby are within its corporate or limited liability company powers and have been duly authorized by all necessary corporate or similar action. This Agreement has been duly executed and delivered by each of Parent and Merger Subsidiary and constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms, subject (as to enforceability) to bankruptcy, insolvency, reorganization, moratorium and to general principles of equity.

Section 5.03.  Governmental Authorization.  The execution, delivery and performance by each of Parent and Merger Subsidiary of this Agreement and the consummation by each of Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, or other approval from, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State, (ii) compliance with any applicable requirements of the HSR Act and of applicable laws, rules and regulations in foreign jurisdictions governing antitrust or merger control matters, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other U.S. state or federal securities laws, and filings with the New York Stock Exchange, and (iv) any actions, filings or approvals, the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.04.  Non-Contravention.  The execution, delivery and performance by each of Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) conflict with or violate the organizational documents of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, conflict with or violate any provision of any Applicable Law or (iii) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default (with or without notice or lapse of time, or both) under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or Merger Subsidiary is entitled under any provision of any agreement or other instrument binding upon Parent or Merger Subsidiary, with only such exceptions, in the case of clauses (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.05.  Proxy Statement.  None of the information provided by Parent or Merger Subsidiary for inclusion in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company or at the time the stockholders vote on adoption of the Agreement and the Merger, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 5.06.  Finders’ Fees.  There is no investment banker, broker, finder or similar intermediary that has been retained by or is authorized to act on behalf of Parent or Merger Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

Section 5.07.  Financing.  Parent has delivered to the Company true and complete copies of the Commitment Letter, dated as of the date hereof by and among Credit Suisse, Credit Suisse Securities (USA) LLC, Bank of America, N.A., Banc of America Securities LLC, UBS Loan Finance LLC and UBS Securities LLC, providing commitments for an aggregate of $710.0 million of credit facilities, and the Commitment Letter, dated as of the date hereof from Credit Suisse, Credit Suisse Securities (USA) LLC, Bank of America, N.A., Banc of America Securities LLC, UBS Loan Finance LLC and UBS Securities LLC, providing commitments for an aggregate of $450.0 million of credit facilities (collectively, the “Debt Commitment Letters”), and an equity commitment letter dated the date hereof from Apollo Management VI, L.P. (the “Equity Commitment Letter” and, together with the Debt Commitment Letters, the “Commitment Letters”). The aggregate proceeds of the financing to be provided (subject to the terms and conditions thereof) under the Commitment Letters (the “Financing”) are in an amount sufficient to consummate the transactions contemplated hereby, including to pay the Merger Consideration for all of the shares of Company Stock outstanding on a fully-diluted basis pursuant to this Agreement and to make all payments in respect of Company Stock Options and Restricted Stock Awards pursuant to this Agreement and to pay all related fees and expenses of Parent, Merger Subsidiary and their respective representatives pursuant to this Agreement. There is no material condition to the funding of the financings described in the Debt Commitment Letters other than the conditions precedent set forth in the Debt Commitment Letters delivered to the Company (the conditions so set forth, the “Disclosed Conditions”), and no Person has any right to impose, and neither any Borrower or the Sponsor (each as defined in any Debt Commitment Letter) has any obligation to accept, any condition precedent to such funding other than the Disclosed Conditions.

ARTICLE 6

Covenants of the Company

The Company agrees that:

Section 6.01.  Conduct of the Company.  From the date hereof until the Effective Time, except as set forth on Schedule 6.01 of the Company Disclosure Schedule, the Company shall, and shall cause its Subsidiaries to, conduct its and their business in the ordinary course consistent with past practice and shall, and shall cause its Subsidiaries to, use its and their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of its and their present officers and employees. Without limiting the generality of the foregoing, except with the prior written consent of Parent or as contemplated by this Agreement or as expressly set forth in Schedule 6.01 of the Company Disclosure Schedule, from the date hereof until the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to:

(a) amend its articles of incorporation or bylaws or similar organizational documents;

(b) (i) declare, set aside or pay any dividend or other distribution with respect to any share of its capital stock, other than dividends and other distributions paid by any Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company or (ii) split, combine or reclassify any capital stock of, or other equity interests in, the Company or any of its Subsidiaries;

(c) repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

(d) offer, issue, deliver, grant or sell any shares of Company Stock, or any securities convertible into shares of Company Stock, or any rights, warrants or options to acquire any shares of Company Stock, other than issuances pursuant to Company Stock Options that are outstanding on the date hereof;

(e) acquire (whether by merger, consolidation, acquisition of stock or assets or otherwise) any material amount of stock or assets of any other Person, except (i) pursuant to existing contracts,

commitments or plans disclosed on Schedule 6.01 of the Company Disclosure Schedule or (ii) the purchase of assets from suppliers and vendors in the ordinary course of business consistent with past practice;

(f) sell, lease, license, pledge, subject to any Lien or otherwise dispose of any of its material subsidiaries or any material amount of assets, securities or property, except (i) pursuant to existing contracts, commitments or plans disclosed on Schedule 6.01 of the Company Disclosure Schedule or (ii) the sale, lease or license of assets to customers in the ordinary course of business consistent with past practice;

(g) (x) incur, create or assume any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities or guarantee any debt securities, other than any indebtedness, guarantee or issuance (i) incurred in the ordinary course of business consistent with past practice under revolving lines of credit existing on the date hereof pursuant to the Company’s U.S. credit facilities and other revolving lines of credit existing on the date hereof or (ii) incurred between the Company and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries or (y) except (A) pursuant to Section 8.08 or (B) for the repayment of indebtedness under the Company’s existing revolving credit facility, voluntarily redeem, repurchase, prepay, defease or cancel any indebtedness for borrowed money or debt securities which would result in the payment by the Company or any of its Subsidiaries of a premium or penalty or amend or modify in any material respect the terms of any debt securities;

(h) except as required by Applicable Law, the terms of this Agreement or the terms of any existing Employee Plan disclosed on Schedule 4.17(a) of the Company Disclosure Schedule, (i) grant any severance or termination pay to (or amend any existing arrangement with) any current or former director, officer or employee of the Company or any of its Subsidiaries, (ii) enter into, amend or terminate any employment, severance, bonus, deferred compensation or other similar agreement with any current or former director, officer or employee of the Company or any of its Subsidiaries, (iii) establish, adopt, become obligated under or amend any collective bargaining agreement or any Employee Plan or (iv) increase the compensation, bonus or other benefits payable to any current or former director, officer or employee of the Company or any of its Subsidiaries, in each case, other than in the ordinary course of business consistent with past practice, and, with respect to any action described in clause (iv), subject to prior consent of Parent if any such actions shall increase the annual payroll cost of the Company and its Subsidiaries by in excess of 3.5% or shall increase the annual compensation of any officer of the Company or its Subsidiaries by in excess of 5% in accordance with the Company’s budget in effect as of the date hereof;

(i) adopt any change, other than as required by the SEC, GAAP or by Applicable Law, in its accounting policies, procedures or practices;

(j) pay, discharge or satisfy any material claims, liabilities or obligations, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities (i) reflected or reserved against in the financial statements of the Company and its consolidated Subsidiaries or (ii) incurred in the ordinary course of business consistent with past practice;

(k) adopt a plan of complete or partial liquidation or dissolution or restructuring, recapitalization or other reorganization;

(l) except in the ordinary course of business consistent with past practice, (i) make or rescind any material express or deemed election relating to Taxes (including any election for any joint venture, partnership, limited liability company or other investment where the Company has the capacity to make such binding election, but excluding any election that must be made periodically and is made consistent with past practice), (ii) settle or compromise any material Proceeding, audit or controversy relating to Taxes or (iii) change any material method of reporting income or deductions for income tax purposes from those employed in the preparation of its income Tax Returns that have been filed for prior taxable years;

(m) amend or modify in any manner materially adverse to the Company or any of its Subsidiaries any Material Contract;

(n) in relation to any Non-U.S. Benefit Plan maintained, contributed to or sponsored by the Company or any of its Subsidiaries that provides benefits to employees in the United Kingdom (i) make any change to such Non-U.S. Benefit Plan or to the benefits provided under it without Parent’s consent (such consent not to be unreasonably withheld or delayed), or (ii) take any action or fail to take any action where such action or inaction would, or would reasonably be expected to constitute a Type A Event;

(o) authorize or make capital expenditures other than in the ordinary course consistent with past practice in accordance with the Company’s budget in effect as of the date hereof;

(p) terminate or permit any material insurance policy to be cancelled or amended or modified in any material respect, other than in the ordinary course of business consistent with past practices; or

(q) authorize, propose, agree or commit to do any of the foregoing.

Section 6.02.  Stockholder Meeting; Proxy Material.  The Company shall cause a meeting of its stockholders (the “Company Stockholder Meeting”) to be duly called and held as promptly as practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. Subject to Section 6.03(c), the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company’s stockholders. In connection with such meeting, the Company shall (i) promptly prepare and file with the SEC, use its reasonable best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) use its reasonable best efforts to obtain the Company Stockholder Approval and (iii) otherwise comply with all legal requirements applicable to such meeting. Each of the Company and Parent shall cooperate with each other in the preparation of the Company Proxy Statement (including the preliminary Company Proxy Statement) and any amendment or supplement thereto. Notwithstanding the foregoing, the Company shall promptly furnish such preliminary Company Proxy Statement and the definitive Company Proxy Statement, and any amendments or supplements thereto, to Parent and give Parent and its legal counsel a reasonable opportunity to review and comment on such preliminary Company Proxy Statement prior to filing with the SEC, and the Company shall consider in good faith all reasonable comments of Parent in connection therewith. The Company shall promptly notify Parent of the receipt of any comments of the SEC staff with respect to the preliminary Company Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall promptly provide to Parent copies of all written correspondence between the Company or any representative of the Company and the SEC with respect to the Company Proxy Statement. Parent shall promptly provide the Company with such information as may be required to be included in the Company Proxy Statement or as may be reasonably required to respond to any comment of the SEC staff.

Section 6.03.  No Solicitation; Other Offers.  (a) Subject to Section 6.03(c), neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents, representatives or advisors to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage the submission of any inquiries, offers or proposals relating to an Acquisition Proposal, (ii) initiate, enter into or participate in any discussions or negotiations with or furnish or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, personnel, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that would reasonably be expected to make, or has made, an Acquisition Proposal, (iii) approve, endorse or recommend, or determine to approve, endorse or recommend, an Acquisition Proposal or fail to make, withdraw or modify in a manner adverse to Parent or Merger Subsidiary the Company Board Recommendation (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”) or (iv) approve, endorse or recommend, or determine to approve, endorse or recommend, or enter into any agreement in principle, understanding, letter of intent, term sheet or other similar instrument relating to, an Acquisition Proposal.

(b) The Company will promptly notify Parent, orally and in writing, after receipt by the Company or any of its Subsidiaries (including through a notification by its representatives) of any (i) Acquisition Proposal, (ii) inquiry or request for nonpublic information relating to, or access to the business, properties, assets, personnel, books or records of the Company or any of its Subsidiaries by any Third Party who would reasonably be expected to make, or has made, an Acquisition Proposal or (iii) request for discussions or negotiations regarding, or which would be reasonably expected to lead to, an Acquisition Proposal. The Company shall (A) promptly provide to Parent a copy of any such proposal, offer or request and any written materials submitted in connection therewith (or if such proposal, offer or request was not in writing, a description of the material terms thereof), (B) keep Parent reasonably informed on a prompt basis of the status of any such proposal, offer or request, and any discussions or communications related thereto (including with respect to any changes in the financial or other material terms of any such proposal, offer or request and whether such proposal, offer or request has been withdrawn), (C) provide Parent promptly with copies of all material correspondence between the Company, its Subsidiaries or their respective directors, employees, agents or representatives and any Third Party or its directors, employees, agents or representatives in connection with any such offer, proposal or request and (D) promptly provide any material information to Parent provided by it to any Third Party pursuant to this Section 6.03 that has not previously been provided or otherwise made available to Parent. The Company agrees that it shall not, and shall cause its Subsidiaries not to, (1) enter into any confidentiality agreement with any Third Party after the date hereof that prohibits the Company or any of its Subsidiaries from providing such information to Parent or (2) subject to Section 8.01, terminate, waive, amend or modify in any material respect any provision of any existing standstill or confidentiality agreement to which it or any of its Subsidiaries is a party, and the Company shall, and shall cause its Subsidiaries to, enforce the provisions of any such agreement.

(c) Notwithstanding the foregoing, prior to receipt of the Company Stockholder Approval, the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may (i) engage in negotiations or discussions with any Third Party that, subject to the Company’s compliance with Section 6.03(a), has made an unsolicited bona fide Acquisition Proposal that constitutes or would reasonably be expected to lead to a Superior Proposal, (ii) thereafter furnish to such Third Party nonpublic information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than the Confidentiality Agreement and (iii) make an Adverse Recommendation Change, but in each case referred to in the foregoing clauses (i) through (iii) only if the Board of Directors of the Company determines in good faith by a majority vote, after considering advice from outside legal counsel to the Company, that the failure to take such action would be inconsistent with its fiduciary duties to the Company’s stockholders under Applicable Law. The Board of Directors of the Company shall not take any of the actions referred to in clauses (i) through (iii) of the preceding sentence unless prior to taking such action the Company shall have delivered to Parent written notice advising Parent that it intends to take such action. The Company shall, and shall cause its Subsidiaries and the advisors, employees and other agents of the Company and any of its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted on or prior to the date hereof with respect to any Acquisition Proposal or any proposal or discussion that would reasonably be expected to lead to an Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the Persons referred to in the first sentence of Section 6.03(a) of the terms of this Section 6.03.

(d) Notwithstanding the foregoing, the Board of Directors of the Company shall be permitted to take any action necessary to comply with Rule 14d-9 or Rule 14e-2(a) under the 1934 Act with regard to an Acquisition Proposal and to make any disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors of the Company, after considering advice from outside legal counsel to the Company, failure so to disclose would be inconsistent with its obligations under Applicable Law; provided, however, that the fact that a disclosure or other action may be deemed permissible by virtue of this sentence does not in and of itself mean that any such disclosure or other action constitutes an Adverse Recommendation Change.

Section 6.04.  Access to Information.  From the date hereof until the Effective Time, and subject to Applicable Law and the Confidentiality Agreement dated as of July 20, 2006, between the Company and Parent (the “Confidentiality Agreement”) and the terms of this Agreement, the Company shall (i) give

Parent, its counsel, financial advisors, auditors, lenders and other authorized representatives reasonable access, subject to Parent’s and the Company’s compliance with Applicable Law, to the offices, properties, books and records of the Company and the Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors, lenders and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and its Subsidiaries to cooperate with all reasonable requests of Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section shall be conducted during normal business hours in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries and shall not include any invasive environmental testing. No information or knowledge obtained by Parent, Merger Subsidiary or any of its or their representatives in any investigation pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty made by the Company hereunder. In addition, the Company shall, and shall cause its Subsidiaries and its and their officers, employees and other representatives to, provide Parent with all cooperation reasonably requested in connection with the identification of the assets (real and personal, tangible and intangible), personnel and liabilities comprising each of the bath products division and the plumbing products division of the Company and its Subsidiaries.

Section 6.05.  Stockholder Litigation.  The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company or its directors relating to the Merger or the other transactions contemplated hereby; provided, that no such settlement shall be agreed to without Parent’s consent, which consent shall not be unreasonably withheld.

Section 6.06.  Tax Matters.  The Company shall use commercially reasonable efforts (a) to obtain all applicable regulatory approvals and clearances that are necessary to permit the purchase by the Company of the stock of USI American Holdings, Inc. from JBI Holdings, Ltd. (the “USIAH Transfer”) to occur as a tax-free transaction for United Kingdom income tax purposes, (b) upon receipt, and subject to the terms, of such regulatory approvals, to cause the USIAH Transfer to occur as a tax-free transaction for United Kingdom income tax purposes and (c) to keep Parent informed of any material developments with respect to, or correspondence relating to, the USIAH Transfer.

ARTICLE 7

Covenants of Parent and Merger Subsidiary

Parent and Merger Subsidiary agree that:

Section 7.01.  Director and Officer Liability.  Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

(a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time (including acts or omissions in connection with this Agreement and the consummation of the transactions contemplated hereby) to the fullest extent permitted by Delaware Law or any other Applicable Law or provided under the Company’s certificate of incorporation and bylaws in effect on the date hereof.

(b) For six years after the Effective Time, the Surviving Corporation shall provide officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that if such a policy cannot reasonably be procured for an annual premium of 300% of the premium paid by the Company in respect of the current year as of the date hereof, then the Surviving Corporation shall provide insurance with the greatest coverage and amount reasonably procurable for such a premium. Without limiting the generality of the foregoing (and notwithstanding any other provision of this Agreement), prior to the Effective Time and without the consent of any other Person, the Company shall be entitled to obtain prepaid insurance policies providing for the coverage contemplated by this Section. If such prepaid policies have been obtained prior to the Effective Time, Parent shall not cancel such policies or permit such policies to be canceled.

(c) If Parent, Merger Subsidiary, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made prior to such transaction so that the successors and assigns of Parent, Merger Subsidiary or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.01.

(d) The certificate of incorporation and bylaws of the Surviving Corporation shall include provisions for exculpation of director and officer liability and indemnification on the same basis as set forth in the Company’s certificate of incorporation and bylaws in effect on the date hereof. For six years after the Effective Time, the Surviving Corporation shall maintain in effect the provisions in its certificate of incorporation and bylaws providing for indemnification of Indemnified Persons with respect to the facts or circumstances occurring at or prior to the Effective Time to the fullest extent permitted from time to time under Delaware Law, which provisions shall not be amended except as required by changes in Applicable Law or except to make changes permitted by applicable law that would enlarge the scope of the Indemnified Persons’ indemnification rights thereunder.

(e) The Surviving Corporation shall pay all reasonable and documented expenses, including reasonable fees and expenses of counsel, that an Indemnified Person may incur in enforcing the indemnity and other obligations provided for in this Section 7.01. The Indemnified Person shall be entitled to control the defense of any Proceeding with counsel of its own choosing reasonably acceptable to the Surviving Corporation and the Surviving Corporation shall cooperate in the defense thereof; provided that, for each separate Proceeding, the Surviving Corporation shall not be liable for the fees of more than one counsel for all Indemnified Persons, other than local counsel, unless a conflict of interest shall be caused thereby; and provided further that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

(f) The Surviving Corporation shall pay on an as-incurred basis the reasonable and documented fees and expenses of such Indemnified Person (including the reasonable fees and expenses of counsel) in advance of the final disposition of any Proceeding that is the subject of the right to indemnification; provided that such Person shall undertake to reimburse the Surviving Corporation for all amounts so advanced if a court of competent jurisdiction determines, by a final, nonappealable order, that such Person is not entitled to indemnification.

(g) The rights of each Indemnified Person under this Section 7.01 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under Delaware Law or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. All such rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person against the Surviving Corporation.

Section 7.02.  Employee Benefits.  (a) For 12 months following the Effective Time, Parent shall, or shall cause its Subsidiaries (including the Surviving Corporation) to, provide each employee of the Company or any of its Subsidiaries (a “Company Employee”) with compensation and benefits that are substantially comparable in the aggregate to the compensation and benefits provided to such employee immediately prior to the Effective Time; provided, that in determining such compensation and benefits provided to such employee immediately prior to the Effective Time, the following types of compensation and benefits shall be excluded: (i) pension benefits provided under any defined benefit and similar plans; (ii) equity-based and other long-term incentive plans and awards (other than the Company’s annual incentive plan which shall be included); and (iii) retiree welfare benefits.

(b) For 12 months following the Effective Time, Parent shall continue, without any change adverse to the Company Employees, each severance plan, program or agreement identified on Schedule 7.02(b) of the Company Disclosure Schedule.

(c) Parent agrees to honor, or shall cause the Surviving Corporation and its Subsidiaries to honor, the obligations of the Surviving Corporation and its Subsidiaries under the provisions of each Employee Plan, including all change in control plans and agreements. Notwithstanding the foregoing, subject to Applicable Law and except as explicitly provided for herein, nothing is intended to prevent Parent from amending or terminating any such Employee Plan in accordance with its terms.

(d) Each Company Employee will receive service credit for all periods of employment with the Company or any of its Subsidiaries or any predecessor thereof prior to the Effective Time for purposes of vesting, eligibility and benefit levels under any employee benefit plan in which such employee participates after the Effective Time, to the extent that such service was recognized under any analogous plan of the Company or its Subsidiaries in effect immediately prior to the Effective Time; provided that no such service credit shall be given for purposes of benefit accruals under any defined benefit pension plan.

(e) If on or after the Effective Time any Company Employee becomes covered under any benefit plan providing medical, dental, health, pharmaceutical or vision benefits (a “Successor Plan”), other than the plan in which he or she participated immediately prior to the Effective Time (a “Prior Plan”), any such Successor Plan shall not include any restrictions or limitations with respect to any pre-existing condition exclusions and actively-at-work requirements (except to the extent such exclusions or requirements were applicable under the corresponding Prior Plan), and any eligible expenses incurred by such Company Employee and his or her covered dependents during the calendar year in which the Company Employee becomes covered under any Successor Plan shall be taken into account under any such Successor Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and/or his or her covered dependents for that year, to the extent that such expenses were incurred during a period in which the Company Employee or covered dependent was covered under a corresponding Prior Plan.

(f) No Company Employee shall have any third party beneficiary rights or rights to any specific levels of compensation or benefits as a result of the application of this Section 7.02 and nothing contained in this Section 7.02 shall be treated as an amendment to any Employee Plan.

(g) Prior to the first to occur of the Effective Time or the occurrence of a “Change in Control” (as such term is defined in the Company Group Welfare & Flexible Benefits Plan), the Company shall amend the Company Group Welfare & Flexible Benefits Plan to delete Article IV thereof in its entirety so that the Company will have no obligation under such Article IV (and the Company’s rights with respect to such plan shall otherwise not be limited by the provisions of such Article IV that would otherwise take effect upon the occurrence of such a “Change in Control”), and no participant in such plan shall have any right under such Article IV, from and after the Effective Time.

(h) If and to the extent that under Part III of the Pensions Act 2004 the Company has the power to do so, the Company shall use reasonable best efforts to obtain an agreement with any applicable plan trustees as to any updated contribution schedules required under Part III of the Pensions Act 2004 or under the applicable plan rules for any Non-U.S. Benefit Plan maintained, contributed to or sponsored by the Company or any of its Subsidiaries that provides benefits to employees in the United Kingdom and, if requested by Parent, shall collaborate with Parent in connection with such efforts, such collaboration to include (i) providing the Parent with access (subject only to the trustees’ consent) to all meetings of or with the trustees and (ii) if Parent so elects and the Company agrees (such agreement not to be unreasonably withheld or delayed) permitting Parent (and such of its Affiliates and such of its or their officers, directors and employees as Parent may elect) be a party to any application by the Company or any of its Affiliates to the UK Pensions Regulator for clearance in respect of the transactions contemplated by this Agreement and if Parent is a party to such application, for Parent to agree to the terms of any such joint application, such agreement not to be unreasonably withheld or delayed.

Section 7.03.  Obligations of Merger Subsidiary.  Subject to the terms and conditions of this Agreement, Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

ARTICLE 8

Covenants of Parent, Merger Subsidiary and the Company

The parties hereto agree that:

Section 8.01.  Reasonable Best Efforts.  (a) Subject to the terms and conditions of this Agreement, the Company, Parent and Merger Subsidiary shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten Business Days after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all commercially reasonable actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act.

Section 8.02.  Certain Filings.  The Company and Parent shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 8.03.  Public Announcements.  Parent and the Company shall consult with each other before issuing, and will provide each other the opportunity to review and comment on, any press release, making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby and, except as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association (in which case such party will promptly inform the other parties hereto of such compelled disclosure), shall not issue any such press release, make any such other public statement or schedule any such press conference or conference call before such consultation, if practicable.

Section 8.04.  Further Assurances.  At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 8.05.  Notices of Certain Events.  Each of the Company and Merger Subsidiary shall promptly notify the other of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(c) any Proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date hereof, would have been required to have been disclosed pursuant to Articles 4 or 5, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement.

Section 8.06.  Confidentiality.  Prior to the Effective Time and after any termination of this Agreement, each of Parent, Merger Subsidiary and the Company shall hold, and shall use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by Applicable Law, all confidential documents and information concerning the other party furnished to it or its Affiliates in connection with the transactions contemplated by this Agreement, all in accordance with the terms of the Confidentiality Agreement.

Section 8.07.  Financing Assistance.  (a) From the date hereof until the Effective Time, the Company shall, and shall request its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, provide all cooperation reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries) in connection with the arrangement of the Debt Financing, including using reasonable best efforts to (i) cause appropriate officers and employees to be available, on a customary basis and upon reasonable advance notice, to meet with prospective lenders and investors in meetings, presentations, road shows and due diligence sessions, (ii) assist with the preparation of disclosure documents in connection therewith (including a customary high yield offering memorandum and a ’bank book’ covering each of the bath products division and the plumbing products division), (iii) use reasonable best efforts to cause its independent accountants to provide reasonable assistance to Parent, at Parent’s expense, including requesting its independent accountants to provide consent to Parent to prepare and use their audit reports and SAS 100 reviews relating to the Company and its Subsidiaries and to provide any necessary “comfort letters”, (iv) use reasonable best efforts to cause its attorneys to provide reasonable assistance to Parent, at Parent’s expense, including requesting its attorneys to provide any necessary and customary legal opinions, (v) use reasonable best efforts to obtain landlord waivers, mortgagee waivers, bailee acknowledgements and other similar third party documents required by the financiers providing the Debt Financing and (vi) execute and deliver any commitment letters, underwriting or placement agreements, registration statements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency or other matters; provided, that none of the letters, agreements, registration statements, documents and certificates referenced in the immediately preceding clause (vi) shall be executed and delivered except in connection with the Closing (and the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing) and shall impose no personal liability on the officers or employees involved. Parent and Merger Subsidiary recognize and agree that the Company cannot “require” its accountants, attorneys or officers to provide or execute any documents and any failure by such accountants, attorneys or officers to provide such consents or opinions does not affect the obligations of Parent and Merger Subsidiary hereunder.

(b) The Company shall use reasonable best efforts to make available to Parent and Merger Subsidiary or their representatives, at Parent’s expense, as promptly as reasonably practicable: (i) the audited combined balance sheet of the plumbing products division of the Company as of September 30, 2006, 2005 and 2004, and the audited combined statements of income, cash flows and shareholders’ equity of such division for each of the fiscal years ended September 30, 2006, 2005 and 2004, together with the related notes thereto, accompanied by the reports thereon of the Company’s accountants, (ii) the audited combined balance sheet of the bath products division of the Company as of September 30, 2006, 2005 and 2004, and the audited combined statements of income, cash flows and shareholders’ equity of such division for each of the fiscal years ended September 30, 2006, 2005 and 2004, together with the related notes thereto, accompanied by the reports thereon of the Company’s accountants, (iii) following the end of each fiscal month ending on or after September 30, 2006, the unaudited consolidating balance sheet of the Company reflecting the plumbing products division and the bath products division of the Company as of the last day of such fiscal month, and the consolidating statements of income of each such division for such fiscal month and (iv) the unaudited combined income statement of the plumbing products division of the Company for (A) the twelve months ended March 31, 2006 and (B) the six months ended September 30, 2006 and September 30, 2005. Parent understands and agrees that in the event of any conflict (including with respect to allocation of management time or other resources) between the preparation of the financial statements required to be prepared pursuant to this Section 8.07(b) and the preparation of the Company’s annual report on Form 10-K for its fiscal year ended September 30, 2006, the preparation of such Form 10-K shall take precedent.

(c) shall (i) use its reasonable best efforts to comply with all of its covenants, agreements, representations and warranties contained in any of the Debt Commitment Letters, (ii) not take any action specifically prohibited pursuant to the terms of the Debt Commitment Letters or agree to amend the Debt Commitment Letters in a manner adverse to the Company and (iii) if any of the Debt Commitment Letters expire or are terminated prior to the Closing, use its reasonable best efforts to promptly arrange for alternative debt financing (upon terms and subject to conditions no less favorable to the Company in any material respect than those contained in the Debt Commitment Letters).

Section 8.08.  Debt Tender.  (a) On such date designated by Parent (which shall be at least three Business Days after the date on which the Company received such notice from Parent), the Company shall commence a tender offer and Consent Solicitation (the “Debt Offer”) for all of the outstanding 9 5/8% Senior Secured Notes due 2010 of the Company (the “Notes”) upon the terms and conditions set forth in Schedule 8.08 of the Company Disclosure Schedule, and otherwise in compliance with Applicable Law and SEC rules and regulations, and Parent and Merger Subsidiary shall assist the Company in connection therewith.

(b) Promptly after the date of this Agreement, Parent shall prepare all necessary and appropriate documentation in connection with the Debt Offer, including the offer to purchase, related letters of transmittal and other related documents (collectively, the “Offer Documents”). Parent and the Company shall cooperate with each other in the preparation of the Offer Documents. All mailings to the holders of the Notes in connection with the Debt Offer shall be subject to the prior review and comment by each of the Company and Parent and shall be reasonably acceptable to each of them. The Company, Parent and Merger Subsidiary shall cooperate in connection with the Debt Offer in order to cause the consent date under the Consent Solicitation and initial settlement of the Debt Offer to occur simultaneously with the Closing. The Company shall, and shall cause its applicable Subsidiaries to, waive any of the conditions to the Debt Offer (other than that the conditions to the consummation of the Merger shall have been satisfied or waived and that there shall be no order or injunction prohibiting consummation of the Debt Offer) as may be reasonably requested by Parent and shall not, without the consent of Parent, waive any condition to the Debt Offer or make any changes to the terms and conditions of the Debt Offer other than as agreed between Parent and the Company. Notwithstanding the immediately preceding sentence, the Company need not make any change to the terms and conditions of the Debt Offer requested by Parent that decreases the price per Note payable in the Debt Offer or imposes conditions to the Debt Offer in addition to those set forth in Schedule 8.08 of the Company Disclosure Schedule that are materially adverse to holders of the Notes, unless such change is approved by the Company in writing. If, at any time prior to the completion of the Debt Offer, any information in the Offer Documents should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Offer Documents, so that the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be disseminated by the Company to the holders of the Notes. Notwithstanding anything to the contrary in this Section 8.08(b), the Company shall comply with the requirements of Rule 14e-l under the 1934 Act and any other Applicable Law to the extent such laws are applicable in connection with the Debt Offer. To the extent that the provisions of any Applicable Law conflict with this Section 8.08(b), the Company shall comply with the Applicable Law and shall not be deemed to have breached its obligations hereunder by such compliance.

(c) Promptly upon the receipt of the Requested Consents with respect to the indenture for the Notes, the Company shall enter into a supplemental indenture reflecting the amendments to such indenture approved by such Requested Consents and will use its reasonable best efforts to cause the indenture trustee to promptly enter into such supplemental indenture; provided, that the amendments contained in such supplemental indenture shall become operative upon the acceptance of the Debt Offer. The closing of the Debt Offer shall be conditioned on the simultaneous occurrence of the Closing. Simultaneously with the Closing and in accordance with the terms of the Debt Offer, Parent shall provide to the Company the funds necessary to consummate the Debt Offer and Consent Solicitation (including the payment of all applicable premiums, consent fees and all related fees and expenses) and the Company shall accept for purchase and use such funds to purchase the Notes tendered in the Debt Offer.

(d) If requested by Parent, the Company shall enter into one or more dealer manager agreements with such Persons as Parent shall reasonably request. Parent shall pay the reasonable fees and expenses of any dealer manager, information agent, depositary or other agent retained in connection with the Debt Offer.

(e) For purposes of this Agreement, “Consent Solicitation” shall mean a solicitation of the Requested Consents from the holders of the Notes; and “Requested Consents” shall mean the consents of holders of a majority in principal amount of the Notes to the amendments to the indenture in respect of the Notes described in Schedule 8.08 of the Company Disclosure Schedule.

(f) Parent shall promptly reimburse the Company and any dealer-manager under any dealer-manager agreement for any out-of-pocket costs, fees. and expenses incurred by the Company in connection with the Debt Offer. Parent and Merger Subsidiary shall, on a joint and several basis, indemnify and hold harmless the Company and its Subsidiaries and their respective officers and directors, any dealer-manager and each Person, if any, who controls the Company within the meaning of Section 20 of the 1934 Act for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Debt Offer and the Offer Documents; provided, however, that neither Parent nor Merger Subsidiary shall have any obligation to indemnify and hold harmless any such Person to the extent that any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred arises from disclosure provided by the Company or any of its Subsidiaries (including disclosures incorporated by reference in the Offer Documents) that is determined to have contained a material misstatement or omission.

Section 8.09.  Conveyance Taxes.  The Company and Parent will (a) cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the Transactions, (b) cooperate in the preparation, execution and filing of all applications or other documents regarding any applicable exemptions to any such Tax or fee and (c) each pay any such Tax or fee which becomes payable by it on or before the due date therefor.

Section 8.10.  Certain Agreements.  From the date hereof until the date on which the Company Stockholder Approval is obtained, the Company (i) upon becoming aware of any actual or threatened breach of any agreement set forth on Schedule 8.10 of the Company Disclosure Schedule (each, a “Specified Agreement”), shall promptly notify Parent of such breach and (ii) shall not, without the prior written consent of Parent, consent or otherwise agree to or permit any amendment, waiver, modification or assignment of, any Specified Agreement.

ARTICLE 9

Conditions to the Merger

Section 9.01.  Conditions to the Obligations of Each Party.  The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

(a) the Company Stockholder Approval shall have been obtained in accordance with Delaware law;

(b) no Applicable Law shall prohibit the consummation of the Merger;

(c) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated; and

(d) all actions or approvals by or in respect of, or filings with, any Governmental Authority, required to permit the consummation of the Merger shall have been taken, made or obtained.

Section 9.02.  Conditions to the Obligations of Parent and Merger Subsidiary.  The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions: (a) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (b) the representations and warranties of the Company contained in (i) Section 4.05 shall be true and correct in all respects (disregarding all restricted stock units awarded on or prior to date hereof and issued after the date hereof pursuant to the Director Compensation Plan and consistent with the schedule of director’s fees and retainers in effect as of the date hereof) at and as of the Effective Time as if made at and as of such time (or, if given as of a specific date, at and as of such date) with only such exceptions as would not, individually or in the aggregate, result in the payment of additional amounts under Sections 2.02 and 2.05 in excess of $100,000 and (ii) this Agreement (other than Section 4.05) (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true at and as of the Effective Time as if made at and as of such time (or, if given as of a specific date, at and as of such date) with only such exceptions as have not had and would not reasonably be expected to have a Material Adverse Effect; (c) Parent shall have received a certificate signed by an executive officer of the Company to the effect of the foregoing clauses (a) and (b); (d) there shall not have occurred after the date of this Agreement any event, change, effect or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (e) Parent shall have received the proceeds of the financings described in the Debt Commitment Letters, or alternative financing sufficient, when taken together with the proceeds of the Equity Commitment Letters, to pay the aggregate Merger Consideration and the aggregate Option Consideration pursuant to Sections 2.02 and 2.05 as provided in Section 5.07 shall have been obtained.

Section 9.03.  Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions: (a) each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (b) the representations and warranties of each of Parent and Merger Subsidiary contained in this Agreement (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true at and as of the Effective Time as if made at and as of such time (or, if given as of a specific date, at and as of such date) with only such exceptions as would not reasonably be expected to have a Material Adverse Effect on Parent or Merger Subsidiary, as applicable; and (c) the Company shall have received a certificate signed by an executive officer of each of Parent and of Merger Subsidiary to the foregoing effect.

ARTICLE 10

Termination

Section 10.01.  Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) by mutual written agreement of the Company and Parent; or

(b) by either the Company or Parent, if:

(i) the Merger has not been consummated on or before February 15, 2007 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement has been a principal cause of or resulted in the failure of the Merger to be consummated by such time;

(ii) consummation of the Merger would violate any nonappealable final order, decree or judgment (which the parties hereto shall have used their reasonable best efforts to resist, resolve or lift) of any Governmental Authority having competent jurisdiction; or

(iii) at the Company Stockholder Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained upon a vote taken thereon; or

(c) by Parent, if:

(i) an Adverse Recommendation Change shall have occurred;

(ii) the Company shall have entered into a definitive agreement or an agreement in principle with respect to a Superior Proposal or the Company or the Board of Directors of the Company shall have publicly announced its intention to do so;

(iii) the Company shall have materially breached its obligations under Section 6.02 and Section 6.03; or

(iv) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in either Section 9.02(a), (b) or (e) not to be satisfied, and such condition is incapable of being satisfied by the End Date; provided, that Parent is not then in material breach of any of its covenants or agreements hereunder; or

(d) by the Company, if:

(i) prior to receipt of the Company Stockholder Approval, the Board of Directors of the Company approves and authorizes the Company, subject to complying with the terms of this Agreement, to enter into a written agreement to effect a Superior Proposal; provided, that (A) at least four Business Days prior to such termination, the Company notifies Parent in writing of the Company’s intention to terminate this Agreement and to enter into a binding written agreement concerning an Acquisition Proposal that constitutes a Superior Proposal, attaching the most current version of such definitive agreement (including any amendments, supplements or modifications) and a description of the material terms and conditions thereof, and (B) Parent does not, within four Business Days of receipt of such notice, make an irrevocable unconditional offer to adjust the terms and conditions of this Agreement such that the terms and conditions of the Merger, as so modified, would be at least as favorable to the stockholders of the Company as such Superior Proposal, it being understood that the Company shall not enter into any such binding agreement during such four Business Days; or

(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred that would cause the condition set forth in either Section 9.03(a) or (b) not to be satisfied, and such condition is incapable of being satisfied by the End Date; provided, that the Company is not then in material breach of any of its covenants or agreements hereunder.

(e) The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination, and the specific basis therefor, to the other party.

Section 10.02.  Effect of Termination.  (a) If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect (except as otherwise provided in this Section 10.02) without liability of any party (or any director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the willful and intentional failure of either party to (i) fulfill a condition to the performance of the obligations of the other party, (ii) consummate the Merger if all conditions thereto are satisfied or waived or (iii) perform in all material respects a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure.

(b) The provisions of this Section 10.02 and Sections 8.06, 11.04, 11.05, 11.06, 11.07, 11.08 and 11.10 shall survive any termination hereof pursuant to Section 10.01.

ARTICLE 11

Miscellaneous

Section 11.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Parent or Merger Subsidiary, to:

Jupiter Acquisition, LLC
Jupiter Merger Sub, Inc.
c/o Apollo Management VI, L.P.
10250 Constellation Blvd.
Suite 2900
Los Angeles, CA 90067
Attention: Laurence Berg
Facsimile No.: 310-843-1933

with a copy to:

O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036
Attention: John M. Scott
Facsimile No.: 212-326-2061

if to the Company, to:

Jacuzzi Brands, Inc.
777 S. Flagler Dr., Ste. 1100 West
West Palm Beach, FL 33401
Attention: Steven C. Barre
Facsimile No.: 561-514-3866

with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
Attention: John A. Bick
Facsimile No.: 212-450-4800

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 11.02.  Survival of Representations and Warranties.  The representations, warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for the agreements set forth in Section 7.01 or Section 7.02 and any other agreement that contemplates performance after the Effective Time.

Section 11.03.  Amendments and Waivers.  (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the Company Stockholder Approval and without the further approval of the stockholders of the Company, no such amendment or waiver shall reduce the amount or change the kind of consideration to be paid or received pursuant to Section 2.02, Section 2.03 or Section 2.05 through Section 2.08.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 11.04.  Expenses.  (a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b) If a Company Payment Event occurs, the Company shall pay Parent (by wire transfer of immediately available funds), if, pursuant to clause (A) of the definition of Company Payment Event below, simultaneously with the occurrence of such Company Payment Event or, if pursuant to clauses (B) through (F) of the definition of Company Payment Event below, within two Business Days following such Company Payment Event, a fee of (i) $25 million minus (ii) the amount of any Parent Expenses reimbursed by the Company pursuant to clause (c) below.

“Company Payment Event” means the termination of this Agreement:

(A) pursuant to Section 10.01(d)(i);

(B) pursuant to Section 10.01(c)(i) or 10.01(c)(ii);

(C) pursuant to Section 10.01(c)(iii) but only, if within 12 months following the date of such termination, the Company enters into a definitive agreement with respect to or consummates an Acquisition Proposal with any Third Party;

(D) pursuant to Section 10.01(c)(iv) because the Company shall have failed to perform in any material respect any covenant or agreement set forth in Section 8.07 or Section 8.08 and, within 12 months following the date of such termination, the Company enters into a definitive agreement with respect to or consummates an Acquisition Proposal with any Third Party;

(E) pursuant to Section 10.01(b)(iii) but only if, prior to such Company Stockholder Meeting, an Acquisition Proposal shall have been made and, within 12 months following the date of such termination, the Company enters into a definitive agreement with respect to or consummates an Acquisition Proposal with any Third Party; or

(F) pursuant to Section 10.01(b)(i) but only if, prior to such termination, an Acquisition Proposal shall have been made and, within 12 months following the date of such termination, the Company enters into a definitive agreement with respect to or consummates an Acquisition Proposal with any Third Party.

(c) The Company shall promptly reimburse Parent for the Parent Expenses if the Agreement is terminated pursuant to Section 10.01(b)(iii) but only if, prior to termination, each of Parent and Merger Subsidiary was in compliance in all material respects with its obligations hereunder. “Parent Expenses” means the reasonable and documented out-of-pocket fees and expenses (including the reasonable legal fees and expenses) actually incurred by Parent, Merger Subsidiary and their Affiliates and representatives and advisors on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement up to a maximum amount not exceed $6 million.

(d) The Company acknowledges that the fee provided for in this Section 11.04 is an integral part of the transactions contemplated by this Agreement and shall not be asserted by it to be or be construed as a penalty, and that, without such fee, Parent and Merger Subsidiary would not enter into this Agreement.

Section 11.05.  Binding Effect; Third Party Beneficiaries; Assignment.  (a) The provisions of this Agreement shall be binding upon and, except as provided in Section 7.01, shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 7.01, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of their Affiliates at any time, (ii) any financing source at any time and (iii) after the Effective Time, to any Person; provided that no such transfer or assignment shall relieve Parent or Merger Subsidiary from any of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Subsidiary.

Section 11.06.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 11.07.  Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

Section 11.08.  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 11.09.  Entire Agreement.  This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Notwithstanding the provisions of Article 4 or any other provision contained in this Agreement to the contrary, Parent understands and agrees that the Company is not making any representation or warranty with respect to (a) the restructuring of the bath and plumbing businesses of the Company and its Subsidiaries to be effected by Parent at or after consummation of the Merger or (b) the Financing and the transactions contemplated thereby.

Section 11.10.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.11.  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

Section 11.12.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JACUZZI BRANDS, INC.

By:	/s/ Steven C. Barre
Name: Steven C. Barre

Title:	Senior Vice President, General Counsel and Secretary

JUPITER MERGER SUB, INC.

By:	/s/ Steven Martinez
Name: Steven Martinez

Title:	Vice President

JUPITER ACQUISITION, LLC

By:	/s/ Steven Martinez
Name: Steven Martinez

Title:	Authorized Person

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
JACUZZI BRANDS, INC.

ARTICLE I

NAME

The name of the corporation (herein called the “Corporation”) is “Jacuzzi Brands, Inc.”

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, City of Dover, County of Kent 19904. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000,000 shares, all of which shall be of one class, shall be designated Common Stock and shall have a par value of $0.01 per share.

ARTICLE V

DIRECTORS

The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-laws of the Corporation. The election of directors of the Corporation need not be by ballot unless the By-laws so require.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VI

MANAGEMENT OF THE CORPORATION

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

(a) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the Corporation is expressly authorized and empowered:

(i) to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation; and

(ii) without the assent or vote of the stockholders, to authorize and issue securities and obligations of the Corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the board of directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property.

In addition to the powers and authorities herein or by statute expressly conferred upon it, the board of directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-laws of the Corporation.

(b) Any director or any officer elected or appointed by the stockholders or by the board of directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

(c) From time to time any of the provisions of this Certificate of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this paragraph (c).

ARTICLE VII

CREDITORS MEETINGS

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of the DGCL, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

ARTICLE IX

INTERESTED TRANSACTIONS

The Corporation elects not to be governed by Section 203 of the DGCL.

ARTICLE X

CORPORATE OPPORTUNITY

The Corporation hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which any of Apollo Management, L.P., Apollo Investment Fund IV, L.P, Apollo Investment Fund V, L.P., Apollo Investment Fund VI, L.P., or any of their respective members, directors, employees or other affiliates (it being acknowledged that the term “affiliates” does not include any director employed by the Corporation) (the “Apollo Group”) participates or desires or seeks to participate in and that involves any aspect of the bath and plumbing products business or industry (each, a “Business Opportunity”) other than a Business Opportunity that (a) is presented to an Apollo Group member solely in such person’s capacity as a director of the Corporation and with respect to which no other member of the Apollo Group independently receives notice or otherwise identifies such Business Opportunity or (b) is identified by the Apollo Group solely through the disclosure of information by or on behalf of the Corporation (each Business Opportunity other than those referred to in clause (a) or (b) is referred to as a “Renounced Business Opportunity”). No member of the Apollo Group shall have any obligation to communicate or offer any Renounced Business Opportunity to the Corporation, and any Member of the Apollo Group may pursue any Renounced Business Opportunity.

ARTICLE XI

INDEMNIFICATION

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to the limits created by the DGCL and applicable decisional law, with respect to actions for breach of duty to the Corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection of a director, officer, agent, of other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

* * * * *

ANNEX B

OPINION OF LAZARD FRÈRES & CO. LLC

October 11, 2006
The Board of Directors
Jacuzzi Brands, Inc.
777 South Flagler Drive
West Palm Beach, Florida 33401

Dear Members of the Board:

We understand that Jacuzzi Brands, Inc., a Delaware corporation (the “Company”), Jupiter Acquisition, LLC (“Buyer”), a Delaware corporation and affiliate of Apollo Management VI, L.P., and Jupiter Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Buyer (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of October 11, 2006 (the “Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Buyer. Pursuant to the Agreement, at the effective time of the Merger each share of common stock, par value $0.01 per share (“Company Common Stock”), of the Company issued and outstanding immediately prior to the Merger (other than shares held by the Company, any of its subsidiaries or Buyer or any shares for which appraisal rights are perfected under Delaware law) will be converted into the right to receive $12.50 in cash, without interest (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to the holders of Company Common Stock of the Merger Consideration to be paid to such holders in the Merger. In connection with this opinion, we have:

(i) Reviewed the financial terms and conditions of the Agreement;

(ii) Analyzed certain historical business and financial information relating to the Company;

(iii) Reviewed various financial forecasts and other data provided to us by the Company relating to its businesses;

(iv) Held discussions with members of the senior management of the Company with respect to the businesses, prospects and strategic objectives of the Company;

(v) Reviewed public information with respect to certain other companies in lines of business we believe to be generally comparable to the businesses of the Company;

(vi) Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally comparable to those of the Company, and in other industries generally;

(vii) Reviewed the historical stock prices and trading volumes of Company Common Stock; and

(viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or concerning the solvency or fair value of the Company. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance and results of operations of the Company. At your direction, in rendering our opinion we relied upon the financial forecasts provided to us on September 22, 2006. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.

B-1

Lazard

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for advising any person of any change in any matter affecting this opinion or for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Merger. We do not express any opinion as to any tax or other consequences that might result from the Merger, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver, amendment or modification of any material terms or conditions of the Agreement and the timely receipt of the necessary regulatory approvals for the Merger.

Lazard Frères & Co. LLC (“Lazard”) is acting as investment banker to the Company in connection with the Merger and will receive a fee for our services, which is contingent upon the closing of the Merger. Also, we have in the past provided investment banking services to the Company, for which we have received customary fees. In addition, in the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity owned in large part by managing directors of Lazard) may actively trade securities of the Company for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Our engagement and the opinion expressed herein are for the benefit of the Company’s Board of Directors in connection with its consideration of the Merger. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger or the relative merits of the Merger as compared to other business strategies or transactions that might be available to the Company. We express no opinion or recommendation as to how the holders of Company Common Stock should vote at any stockholders meeting to be held in connection with the Merger. It is understood that this letter may not be disclosed or otherwise referred to, in whole or in part, without our prior consent, except that this letter in its entirety may be sent to the stockholders of the Company in connection with any stockholders meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion that as of the date hereof the Merger Consideration to be paid to the holders of Company Common Stock in the Merger is fair to such holders, from a financial point of view.

Very truly yours,

LAZARD FRERES & CO. LLC

By:	/s/ Donald N. Fawcett
Name: Donald N. Fawcett

Title:	Managing Director

B-2

ANNEX C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Section 262.  APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT, FOR THE NOMINEES FOR THE BOARD LISTED BELOW, FOR THE RATIFICATION OF THE APPOINTMENT LISTED BELOW AND FOR THE ADJOURNMENT OR POSTPONEMENT OF THE MEETING IF NECESSARY OR APPROPRIATE

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1.	Proposal to approve Agreement and Plan of Merger, dated as of October 11, 2006 by and among Jacuzzi Brands, Inc., Jupiter Acquisition LLC and Jupiter Merger Sub, Inc. pursuant to which each stockholder of Jacuzzi Brands, Inc. will be entitled to receive $12.50 in cash, without interest, for each share of Jacuzzi Brands, Inc. common stock owned by it at the effective time of the Merger	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Election of Directors:	FOR ALL NOMINEES (except as marked to the contrary*)	☐	TO WITHHOLD AUTHORITY (for all nominees listed)	☐
Nominees:

01 Alex P. Marini	—	Class III	* INSTRUCTION: To withhold authority to
02 Claudia E. Morf	—	Class III	vote for any individual nominee, strike a
03 Robert R. Womack	—	Class III	line through the nominee’s name.

3.	Ratify appointment of Ernst & Young, LLP as independent registered public accounting firm for fiscal 2007	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Proposal to approve adjournments or postponements of the 2007 Annual Meeting, if necessary or appropriate, to permit the further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the merger agreement	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN ACCOMPANYING ENVELOPE.

P R O X Y
JACUZZI BRANDS, INC.
This Proxy is Solicited on Behalf of the Board of Directors of Jacuzzi Brands, Inc.
Annual Meeting of Stockholders — January 25, 2007

     The undersigned hereby appoints THOMAS B. WALDIN and STEVEN C. BARRE as proxies (each with power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Jacuzzi Brands, Inc. to be held on January 25, 2007, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.
     Your vote for adoption of the Merger Agreement, the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for directors into Class III are: Marini, Morf and Womack.
     IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT; “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR; “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007; “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE MEETING IF NECESSARY OR APPROPRIATE.

(SPECIFY CHOICES AND SIGN ON THE REVERSE SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT, FOR THE NOMINEES FOR THE BOARD LISTED BELOW, FOR THE RATIFICATION OF THE APPOINTMENT LISTED BELOW AND FOR THE ADJOURNMENT OR POSTPONEMENT OF THE MEETING IF NECESSARY OR APPROPRIATE

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

U.K. Stockholder Election to Receive GBP
	Stockholders who have a registered address in the United Kingdom who elect to receive the merger consideration in Great Britain pounds sterling please mark here.	☐

1.	Proposal to approve Agreement and Plan of Merger, dated as of October 11, 2006 by and among Jacuzzi Brands, Inc., Jupiter Acquisition LLC and Jupiter Merger Sub, Inc. pursuant to which each stockholder of Jacuzzi Brands, Inc. will be entitled to receive $12.50 in cash, without interest, for each share of Jacuzzi Brands, Inc. common stock owned by it at the effective time of the Merger	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Election of Directors:	FOR ALL NOMINEES (except as marked to the contrary*)	☐	TO WITHHOLD AUTHORITY (for all nominees listed)	☐
Nominees:

01 Alex P. Marini	—	Class III	* INSTRUCTION: To withhold authority to
02 Claudia E. Morf	—	Class III	vote for any individual nominee, strike a
03 Robert R. Womack	—	Class III	line through the nominee’s name.

3.	Ratify appointment of Ernst & Young, LLP as independent registered public accounting firm for fiscal 2007	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Proposal to approve adjournments or postponements of the 2007 Annual Meeting, if necessary or appropriate, to permit the further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the merger agreement	FOR ☐	AGAINST ☐	ABSTAIN ☐

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign, date and return this card.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN ACCOMPANYING ENVELOPE.
Attention UK Stockholders
Important Information Pertaining to Proposed Merger
As a UK resident, you are eligible to be paid the merger consideration in pounds sterling IF you indicate that preference by checking the box on the card above and IF you return the proxy card, signed and marked, in time to be tallied at the Annual Meeting.
You are urged to care for this as soon as possible. All stockholders, including UK residents, who have not indicated a pounds sterling preference on a signed and marked proxy card, received in time to be counted at the annual meeting, will be paid the merger consideration in U.S. Dollars.

P R O X Y
JACUZZI BRANDS, INC.
This Proxy is Solicited on Behalf of the Board of Directors of Jacuzzi Brands, Inc.
Annual Meeting of Stockholders — January 25, 2007

The undersigned hereby appoints THOMAS B. WALDIN and STEVEN C. BARRE as proxies (each with power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Jacuzzi Brands, Inc. to be held on January 25, 2007, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.
Your vote for adoption of the Merger Agreement, the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for directors into Class III are: Marini, Morf and Womack.
     IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT; “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR; “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007; “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE MEETING IF NECESSARY OR APPROPRIATE.

(SPECIFY CHOICES AND SIGN ON THE REVERSE SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT, FOR THE NOMINEES FOR THE BOARD LISTED BELOW, FOR THE RATIFICATION OF THE APPOINTMENT LISTED BELOW AND FOR THE ADJOURNMENT OR POSTPONEMENT OF THE MEETING IF NECESSARY OR APPROPRIATE

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1.	Proposal to approve Agreement and Plan of Merger, dated as of October 11, 2006 by and among Jacuzzi Brands, Inc., Jupiter Acquisition LLC and Jupiter Merger Sub, Inc. pursuant to which each stockholder of Jacuzzi Brands, Inc. will be entitled to receive $12.50 in cash, without interest, for each share of Jacuzzi Brands, Inc. common stock owned by it at the effective time of the Merger	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Election of Directors:	FOR ALL NOMINEES (except as marked to the contrary*)	☐	TO WITHHOLD AUTHORITY (for all nominees listed)	☐
Nominees:

01 Alex P. Marini	—	Class III	* INSTRUCTION: To withhold authority to
02 Claudia E. Morf	—	Class III	vote for any individual nominee, strike a
03 Robert R. Womack	—	Class III	line through the nominee’s name.

3.	Ratify appointment of Ernst & Young, LLP as independent registered public accounting firm for fiscal 2007	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Proposal to approve adjournments or postponements of the 2007 Annual Meeting, if necessary or appropriate, to permit the further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the merger agreement	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN ACCOMPANYING ENVELOPE.

P  R  O  X  Y
JACUZZI BRANDS, INC.
RETIREMENT SAVINGS AND INVESTMENT PLAN

     Reliance Trust Company (the “Trustee”) is hereby instructed to vote (in person by limited or general power of attorney or by proxy) all the shares or fractional shares thereof of Common Stock of Jacuzzi Brands, Inc. which are allocated to the undersigned’s Retirement Savings and Investment Plan account and held of record by the Trustee on December 11, 2006, at the Annual Meeting of the stockholders to be held on January 25, 2007, or any adjournment or postponement thereof.
     Voting rights will be exercised by the Trustee as directed, provided instructions are received by the Trustee by January 22, 2007.
     THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED AS DIRECTED BY THE PARTICIPANT (OR DESIGNATED BENEFICIARY OF DECEASED PARTICIPANT). IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED VOTING INSTRUCTION CARD IS RETURNED, SUCH SHARES WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT; “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR; “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007; “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE MEETING IF NECESSARY OR APPROPRIATE.
(SPECIFY CHOICES AND SIGN ON THE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲